                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               The Scotts Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[THE SCOTTS COMPANY LOGO]

THE SCOTTS COMPANY
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                                               December 21, 2001

Dear Fellow Shareholders:

     The Annual Meeting of Shareholders of The Scotts Company will be held at 10:00 a.m., local time, on Friday, January 25, 2002, at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement contain detailed information about the business to be transacted at the Annual Meeting.

     The Board of Directors has nominated four directors, each for a term to expire at the 2005 Annual Meeting. The Board of Directors recommends that you vote FOR each of the nominees.

     You are also being asked to consider and act upon the shareholder proposal described in the Proxy Statement, if such proposal is presented at the Annual Meeting. The Board of Directors recommends that you vote AGAINST the shareholder proposal.

     On behalf of the Board of Directors and management, we cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please record your vote on the enclosed proxy card and return it promptly in the enclosed postage-paid envelope or, alternatively, vote your common shares electronically via the Internet or telephonically in accordance with the instructions on your proxy card.

                                          Sincerely,

                                          /s/ James Hagedorn
                                          JAMES HAGEDORN
                                          President and Chief Executive Officer

                                          /s/ Charles M. Berger
                                          CHARLES M. BERGER
                                          Chairman of the Board

                           [THE SCOTTS COMPANY LOGO]
                               THE SCOTTS COMPANY
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD FRIDAY, JANUARY 25, 2002
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of The Scotts Company will be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Friday, January 25, 2002, at 10:00 a.m., local time, for the following purposes:

        1. To elect four directors, each for a term of three years to expire at the 2005 Annual Meeting;

        2. To consider and act upon the shareholder proposal described in the Proxy Statement, if such proposal is presented at the Annual Meeting; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     The close of business on November 27, 2001, has been fixed by the Board of Directors of the Company as the record date for determining the shareholders entitled to receive notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, you may ensure your common shares are voted at the Annual Meeting by submitting your instructions electronically via the Internet or telephonically. Please see the Proxy Statement and proxy card for details about electronic voting. Voting your common shares by the enclosed proxy card, or electronically through the Internet or by telephone, does not affect your right to vote in person if you attend the Annual Meeting.

                                        By Order of the Board of Directors,

                                        /s/ David M. Aronowitz
                                        DAVID M. ARONOWITZ
                                        Executive Vice President, General
                                        Counsel and Corporate Secretary

14111 Scottslawn Road
Marysville, Ohio 43041
December 21, 2001

                           [THE SCOTTS COMPANY LOGO]

                               THE SCOTTS COMPANY
                             14111 SCOTTSLAWN ROAD
                             MARYSVILLE, OHIO 43041

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF SHAREHOLDERS
                            FRIDAY, JANUARY 25, 2002

     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of The Scotts Company of proxies for use at the Annual Meeting of Shareholders to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio, on Friday, January 25, 2002, at 10:00 a.m., local time, or any adjournment. This Proxy Statement and the accompanying proxy were first sent or given to shareholders on or about December 21, 2001. Only holders of record of the Company's common shares on November 27, 2001 will be entitled to vote at the Annual Meeting. As of November 27, 2001, there were 28,999,727 common shares outstanding. Each common share entitles the holder thereof to one vote. There is no cumulative voting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     A proxy card for use at the Annual Meeting is enclosed. You may ensure your representation by completing, signing, dating and promptly returning the enclosed proxy card. A return envelope, which requires no postage if mailed in the United States, has been provided for your use. Alternatively, shareholders holding common shares registered directly with the Company's transfer agent, National City Bank, may transmit their voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., local time in Columbus, Ohio, on January 24, 2002. The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been properly recorded. Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that will be borne by such shareholders. Shareholders holding common shares in "street name" with a broker, bank or other holder of record should review the information provided to them by such holder of record. This information will set forth the procedures to be followed in instructing the holder of record how to vote the "street name" common shares and how to revoke previously given instructions.

     Those common shares represented by properly executed proxies, or properly authenticated votes recorded electronically through the Internet or by telephone, that are received prior to the Annual Meeting and not revoked, will be voted as directed by the shareholder. All valid proxies received prior to the Annual Meeting which do not specify how common shares should be voted will be voted FOR the election as directors of the nominees listed below under "PROPOSAL NO. 1 -- ELECTION OF DIRECTORS" and AGAINST the shareholder proposal described in this Proxy Statement if that proposal is presented for consideration at the Annual Meeting.

     You may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and returning to the Company a later-dated proxy card, by voting in person at the Annual Meeting (but only if you are the registered shareholder), or by submitting a later-dated electronic vote through the Internet or by telephone. Attending the Annual Meeting does not, in itself, revoke a previously appointed proxy.

     Solicitation of proxies may be made by mail, personal interview, telephone, facsimile or telegraph by directors, officers and regular employees of the Company, none of whom will receive additional compensation for such solicitation activities. Other than the Internet access and telephone usage charges described above, all proxy solicitation costs will be borne by the Company. The Company will reimburse its transfer agent, banks, brokers and other custodians, nominees and fiduciaries for their reasonable costs in sending proxy materials to shareholders.

     If a shareholder is a participant in The Scotts Company Retirement Savings Plan (the "RSP") and common share units have been allocated to such individual's account in the RSP, the shareholder is entitled to instruct the trustee of the RSP how to vote the common shares represented by those units. These shareholders may receive their proxy cards separately. If no instructions are given by a participant to the trustee of the RSP, the trustee will not vote those common shares.

     The results of shareholder voting will be tabulated by the inspectors of election appointed for the Annual Meeting. Common shares represented by properly executed proxies returned to the Company prior to the Annual Meeting or represented by properly authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting even though they are marked "ABSTAIN" or "AGAINST" or to withhold authority on one or more or all matters or are not marked at all. Broker/dealers who hold common shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such common shares and may vote such common shares on routine matters, such as the election of directors, but broker/dealers may not vote such common shares on non-routine matters, such as the shareholder proposal, without specific instructions from the customer who owns such common shares. Proxies that are signed and submitted by broker/dealers that have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Broker non-votes count toward the establishment of a quorum for the Annual Meeting.

               BENEFICIAL OWNERSHIP OF SECURITIES OF THE COMPANY

     The common shares are the Company's only outstanding class of voting securities. The following table furnishes, as of November 27, 2001 (except as otherwise noted), certain information as to the common shares beneficially owned by each of the directors of the Company, by each of the individuals named in the Summary Compensation Table and by all current directors and executive officers of the Company as a group, as well as by the only persons known to the Company to beneficially own more than 5% of the outstanding common shares.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                             --------------------------------------------------------------------------------
                                                               COMMON SHARES WHICH
                                                                 CAN BE ACQUIRED
                                                                UPON EXERCISE OF
                                                               OPTIONS OR WARRANTS
                             COMMON SHARES     COMMON SHARE        EXERCISABLE                    PERCENT OF
 NAME OF BENEFICIAL OWNER    PRESENTLY HELD   EQUIVALENTS(2)     WITHIN 60 DAYS        TOTAL      CLASS(2)(3)
 ------------------------    --------------   --------------   -------------------   ----------   -----------
Charles M. Berger(4).......        13,980(5)      22,443              500,000           536,423       1.74%
Arnold W. Donald...........         1,000            378                7,000             8,378        (6)
Joseph P. Flannery.........         2,000              0               43,000            45,000        (6)
James Hagedorn(4)..........     9,891,171(7)       1,956            3,240,000(8)     13,133,127      40.73%
Albert E. Harris...........         2,000(9)         715               24,000            26,715        (6)
Michael P. Kelty,
  Ph.D.(4).................        42,209(10)          0               85,000           127,209        (6)
John Kenlon................       145,000              0              188,142(11)       333,142       1.14%
Hadia Lefavre(4)...........             0              0               60,000            60,000        (6)
Katherine Hagedorn
  Littlefield..............     9,854,351(12)          0            3,005,500(13)    12,859,851      40.18%
G. Robert Lucas(4).........         4,859(14)          0              108,000           112,859        (6)
Karen G. Mills.............         5,000              0               40,000            45,000        (6)
Patrick J. Norton(4).......         5,100(15)          0               36,000            41,100        (6)
John M. Sullivan...........         1,500              0               41,000            42,500        (6)
L. Jack Van Fossen.........         1,200            715               43,000            44,915        (6)
John Walker, Ph.D..........         1,100              0               19,500            20,600        (6)
All current directors and
  executive officers as a
  group (17 persons).......     9,968,680(16)     29,336            4,372,500        14,370,516      42.97%
Hagedorn Partnership,
  L.P......................     9,854,351(17)          0            3,000,000(17)    12,854,351      40.17%
  800 Port Washington Blvd.
  Port Washington, NY 11050

---------------

 (1) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power as to all common shares reflected in the table. All fractional common shares have been rounded to the nearest whole common share. The mailing address of each of the current executive officers and directors of the Company is 14111 Scottslawn Road, Marysville, Ohio 43041.

 (2) "Common Share Equivalents" figures include common shares attributable to the named executive officer's account relating to common share units under The Scotts Company Executive Retirement Plan (the "Executive Retirement Plan"), and to the named director's account holding common share units received in lieu of the director's annual retainer under the Company's 1996 Stock Option Plan, although under the terms of those plans, the named individual has no voting or dispositive power with respect to the portion of his account attributed to common shares of the Company. For this reason, these common share units are not included in the computation of the "Percent of Class" figures in the table.

 (3) The "Percent of Class" computation is based upon the sum of (i) 28,999,727 common shares outstanding on November 27, 2001, and (ii) the number of common shares as to which the named person has the right to acquire beneficial ownership upon the exercise of options or warrants exercisable within 60 days after November 27, 2001.

 (4) Individual named in the Summary Compensation Table.

 (5) Includes 2,680 common share units allocated to Mr. Berger's account and held by the trustee under the RSP.

 (6) Represents ownership of less than 1% of the outstanding common shares of the Company.

 (7) Mr. Hagedorn is a general partner of Hagedorn Partnership, L.P., a Delaware limited partnership (the "Hagedorn Partnership"), and has shared voting and dispositive power with respect to the common shares held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (17) below. He holds 27,700 common shares directly and 9,120 common share units are allocated to his account and held by the trustee under the RSP.

 (8) Mr. Hagedorn holds currently exercisable options to purchase 240,000 common shares. As a general partner of the Hagedorn Partnership, he has shared voting and dispositive power with respect to the warrants held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (17) below.

 (9) Includes 1,000 common shares owned by Mr. Harris' spouse.

(10) Includes 7,727 common shares owned by Dr. Kelty's spouse.

(11) Mr. Kenlon owns warrants to purchase 6,642 common shares. Each of Mr. Kenlon's four children beneficially owns warrants to purchase an additional 15,000 common shares, for which Mr. Kenlon disclaims beneficial ownership. The Hagedorn Partnership has the right to vote, and a right of first refusal with respect to, the Company's securities received by Mr. Kenlon and his children pursuant to the Merger Agreement described in note (17) below (145,000 common shares presently held by Mr. Kenlon and warrants to purchase an aggregate of 66,642 common shares). Mr. Kenlon also holds currently exercisable options to purchase 121,500 common shares.

(12) Ms. Littlefield is a general partner of the Hagedorn Partnership and has shared voting and dispositive power with respect to the common shares held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (17) below.

(13) Ms. Littlefield holds currently exercisable options to purchase 5,500 common shares. As a general partner of the Hagedorn Partnership, she has shared voting and dispositive power with respect to the warrants held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. See note (17) below.

(14) Includes 200 common shares owned by Mr. Lucas' spouse and 3,367 common shares held in a broker retirement account on behalf of Mr. Lucas.

(15) Includes 100 common shares owned by Mr. Norton's spouse.

(16) See notes (5), (7) through (13) and (15) above and note (17) below. Also includes common shares held by the current executive officers other than the individuals named in the Summary Compensation Table; and common share units allocated to their respective accounts and held by the trustee under the RSP.

(17) The Hagedorn Partnership owns 9,709,351 common shares and warrants to purchase 2,933,358 common shares, and has the right to vote, and a right of first refusal with respect to, the Company's securities received by Mr. Kenlon and his children pursuant to the Merger Agreement described below. Also see note (11) above. Mr. James Hagedorn, Ms. Katherine Hagedorn Littlefield, Mr. Paul Hagedorn, Mr. Peter Hagedorn, Mr. Robert Hagedorn and Ms. Susan Hagedorn, are siblings, general partners of the Hagedorn Partnership and former shareholders of Stern's Miracle-Gro Products, Inc. ("Miracle-Gro Products"). The general partners share voting and dispositive power with respect to the securities held by the Hagedorn Partnership and those subject to the right to vote and right of first refusal in favor of the Hagedorn Partnership. Mr. James Hagedorn and Ms. Katherine Hagedorn Littlefield are directors of the Company. Community Funds, Inc., a New York not-for-profit corporation ("Community Funds"), is a limited partner of the Hagedorn Partnership.

     The Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1995 (the "Merger Agreement"), among the Company, ZYX Corporation, Miracle-Gro Products, Stern's Nurseries, Inc.,

     Miracle-Gro Lawn Products Inc., Miracle-Gro Products Limited, the Hagedorn Partnership, the general partners of the Hagedorn Partnership, Horace Hagedorn, Community Funds and John Kenlon, as amended by the First Amendment to Amended and Restated Agreement and Plan of Merger, dated as of October 1, 1999 (the "First Amendment"), limits the ability of the Hagedorn Partnership, Community Funds, Horace Hagedorn and John Kenlon (the "Miracle-Gro Shareholders") to acquire additional voting securities of the Company. See "-- The Merger Agreement and the First Amendment" below.

THE MERGER AGREEMENT AND THE FIRST AMENDMENT

     Under the terms of the First Amendment, the Miracle-Gro Shareholders may not collectively acquire, directly or indirectly, beneficial ownership of Voting Stock (defined in the Merger Agreement as amended by the First Amendment to mean the common shares and any other securities issued by the Company which are entitled to vote generally for the election of directors of the Company) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of the Company other than the Miracle-Gro Shareholders and their affiliates and associates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     In his Form 5 for the fiscal year ended September 30, 2001 (the "2001 fiscal year"), Thomas A. Feusse, a former executive officer of the Company, reported an option held on the date he became an executive officer of the Company which had been inadvertently omitted from his Form 3.

     During the 2001 fiscal year, the Company was notified that the Hagedorn Partnership and certain of its general partners inadvertently made a number of late filings, as follows:

        1. The Hagedorn Partnership was late in filing a Form 4, in which it reported three transactions.

        2. Paul Hagedorn made late filings of a Form 3 and of four Form 4's on which he reported an aggregate of 13 transactions.

        3. Peter Hagedorn made late filings of a Form 3 and of four Form 4's on which he reported an aggregate of 14 transactions.

        4. Robert Hagedorn and Susan Hagedorn each made a late filing of a Form 3 and of three Form 4's in which they each reported an aggregate of 10 transactions.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Pursuant to the Code of Regulations of the Company, the Board of Directors has set the authorized number of directors at 12, divided into three classes with regular three-year staggered terms. The election of each class of directors is a separate election. The four Class I directors hold office for terms expiring at the Annual Meeting, the four Class II directors hold office for terms expiring in 2003, and the four Class III directors hold office for terms expiring in 2004.

     The Board of Directors proposes that the four nominees identified below be elected to Class I for a new term to expire at the Annual Meeting of Shareholders to be held in 2005 and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The Board of Directors has no reason to believe that the nominees will not serve if elected. If a nominee who would otherwise receive the required number of votes becomes unavailable or unable to serve as a director, the individuals designated as proxy holders reserve full discretion to vote the common shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee designated by the Board of Directors.

     The following information, as of November 27, 2001, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years, has been furnished to the Company by each director. Except where indicated, each director has had the same principal occupation for the last five years.

          NOMINEES STANDING FOR RE-ELECTION TO THE BOARD OF DIRECTORS

                CLASS I -- TERMS TO EXPIRE AT THE 2005 ANNUAL MEETING

[CHARLES M. BERGER       Charles M. Berger, age 65, Chairman of the Board of the
PHOTO]                   Company since 1996
                              Mr. Berger was elected Chairman of the Board of the Company in August 1996. From August 1996 to May 2001, he was also
                              Chief Executive Officer of the Company, and from August
                              1996 until April 2000, he was also President of the
                              Company. Mr. Berger came to the Company from H.J. Heinz
                              Company. During his 32-year career at Heinz, he held
                              the positions of Chairman and Chief Executive Officer
                              of Heinz India Pvt. Ltd. (Bombay); Chairman, President
                              and Chief Executive Officer of Weight Watchers
                              International, a Heinz affiliate; Managing Director and
                              Chief Executive Officer of Heinz-Italy (Milan), the
                              largest Heinz profit center in Europe; General Manager,
                              Marketing, for all Heinz U.S. grocery products;
                              Marketing Director for Heinz U.K. (London); and
                              Director of Corporate Planning at Heinz World
                              Headquarters. He is also a former director of
                              Miracle-Gro Products.
                              Committee Membership: Nominating and Board Governance

[JAMES HAGEDORN PHOTO]   James Hagedorn, age 46, Chief Executive Officer of the
                         Company since May 2001, President of the Company since
                         April 2000, and Director of the Company since 1995
                              Mr. Hagedorn was named President and Chief Executive Officer of the Company in May 2001. He served as President and Chief
                              Operating Officer of the Company from April 2000 to May
                              2001, and as President, Scotts North America, of the
                              Company from December 1998 to April 2000. He was
                              previously Executive Vice President, U.S. Business
                              Groups, of the Company from October 1996 to December
                              1998. Mr. Hagedorn is the son of Horace Hagedorn,
                              Director Emeritus of the Company, and the brother of
                              Katherine Hagedorn Littlefield, a director of the
                              Company.
                              Committee Membership: None at this time

[KAREN G. MILLS PHOTO]   Karen G. Mills, age 48, Director of the Company since 1994
                              Since June 1999, Ms. Mills has been Managing Director and
                              Founder of Solera Capital, a private equity firm based in
                              New York. Prior to that, beginning in January 1993, she
                              was President of MMP Group, Inc., an advisory company
                              serving leveraged buy-out firms, company owners and
                              chief executive officers. Ms. Mills is currently a
                              director of Arrow Electronics, Inc., The Guardian Life
                              Insurance Company and Dry Bulk Shipping Inc., a
                              privately-held company.
                              Committee Memberships: Finance; Nominating and Board
                              Governance (Chairman)

[JOHN WALKER PHOTO]      John Walker, Ph.D., age 61, Director of the Company since
                         1998
                              Since September 1994, Dr. Walker has been Chairman of Advent
                              International plc, a private equity management company based in Boston, Massachusetts which manages over $3 billion
                              on a global basis.
                              Committee Memberships: Finance (Chairman); Nominating
                              and Board Governance

                           DIRECTORS CONTINUING IN OFFICE

               CLASS II -- TERMS TO EXPIRE AT THE 2003 ANNUAL MEETING

[ARNOLD W. DONALD PHOTO] Arnold W. Donald, age 46, Director of the Company since 2000
                              Mr. Donald was elected by the Board in October 2000 to fill the vacancy created by the retirement of Dr. James B. Beard.
                              Since March 2000, Mr. Donald has been Chairman and
                              Chief Executive Officer of Merisant Company, whose
                              products include leading global tabletop sweetener
                              brands Equal(R) and Canderel(R). From January 1998 to
                              March 2000, he was Senior Vice President of Monsanto
                              Company (n/k/a Pharmacia Corporation), with
                              responsibility for growth, globalization and technology
                              initiatives. From February 1997 to January 1998, he was
                              Co-President, Agriculture Sector, of Monsanto. From
                              January 1995 to February 1997, he was President, Crop
                              Protection Unit, of Monsanto. He serves as a director
                              of Crown Cork & Seal Company, Belden, Inc., Oil-Dri
                              Corporation of America, GenAmerica Financial, and
                              Carnival Corporation. In 1998, he was appointed by
                              President Clinton to serve on the President's Export
                              Council for international trade. He is also a member of
                              the Executive Leadership Council.
                              Committee Membership: Compensation and Organization

[JOHN KENLON PHOTO]      John Kenlon, age 70, Director of the Company since 1995
                              Mr. Kenlon retired as an officer of the Company effective
                              December 31, 1999. He was Senior Vice President, Consumer
                              Gardens Group, of the Company from May 1999 to December
                              1999, and President, Consumer Gardens Group, of the
                              Company from December 1996 until May 1999. He was
                              previously President and Chief Operating Officer of
                              Scotts Miracle-Gro Products, Inc. from May 1995 to
                              December 1999. Mr. Kenlon began his association with
                              the Miracle-Gro companies in 1960.
                              Committee Membership: None at this time

[JOHN M. SULLIVAN PHOTO] John M. Sullivan, age 66, Director of the Company since 1994
                              Mr. Sullivan served as Chairman, President and Chief
                              Executive Officer of Prince Holdings, Inc., a corporation
                              which, through its subsidiaries, manufactures sporting
                              goods, from 1987 until his retirement in 1994. He is
                              currently on the board of directors of Atlas Copco
                              N.A., a company traded on the Stockholm Stock Exchange.
                              Committee Memberships: Audit; Compensation and
                              Organization

[L. JACK VAN FOSSEN      L. Jack Van Fossen, age 64, Director of the Company since
PHOTO]                   1993
                              Mr. Van Fossen was Chief Executive Officer and President of
                              Red Roof Inns, Inc., an owner and operator of motels, from
                              1991 until 1995. Since July 1988, Mr. Van Fossen has
                              served as President of Nessoff Corporation, a
                              privately-held investment company.
                              Committee Memberships: Audit (Chairman); Finance

               CLASS III -- TERMS TO EXPIRE AT THE 2004 ANNUAL MEETING

[JOSEPH P. FLANNERY      Joseph P. Flannery, age 69, Director of the Company since
PHOTO]                   1987
                              Mr. Flannery has been President, Chief Executive Officer and
                              Chairman of the Board of Directors of Uniroyal Holding,
                              Inc., a manufacturer of tires, since 1986. Mr. Flannery
                              is also a director of Ingersoll-Rand Company, Kmart
                              Corporation, Newmont Mining Corporation and
                              ArvinMeritor Industries, Inc.
                              Committee Membership: Compensation and Organization
                              (Chairman)

[ALBERT E. HARRIS PHOTO] Albert E. Harris, age 69, Director of the Company since 1997
                              Mr. Harris is co-founder and, effective July 1997, the
                              retired President of EDBH, Inc., a privately-held company
                              which develops international optical businesses. From
                              1988 until July 1997, he served as either Chairman or
                              President of that company, which established a chain of
                              approximately 200 superoptical stores, operating under
                              the "Vision Express" name and located primarily in the
                              United Kingdom. From 1992 until September 2001, Mr.
                              Harris was also a trustee of Fifth Third Funds
                              (previously named Fountain Square Funds), a mutual fund
                              family established by The Fifth Third Bank, and also
                              served as the Chairman of that group of funds. Fifth
                              Third Funds is registered as an investment company
                              under the Investment Company Act of 1940.
                              Committee Memberships: Audit; Compensation and
                              Organization

[KATHERINE HAGEDORN      Katherine Hagedorn Littlefield, age 46, Director of the
LITTLEFIELD PHOTO]       Company since 2000
                              Ms. Littlefield was elected by the Board in July 2000 to
                              fill the vacancy created by the retirement of her father
                              Horace Hagedorn, who founded Miracle-Gro Products in
                              1950 and had served as a director of the Company since
                              1995. Ms. Littlefield is the sister of James Hagedorn.
                              She is also the Chairman of the Hagedorn Partnership.
                              Committee Membership: Finance

[PATRICK J. NORTON       Patrick J. Norton, age 51, Executive Vice President and
PHOTO]                   Chief Financial Officer of the Company since 2000, and
                         Director of the Company since 1998
                              Mr. Norton was named Executive Vice President and Chief
                              Financial Officer of the Company in May 2000, having served as interim Chief Financial Officer since February 2000.
                              From 1983 until February 1997, Mr. Norton was the
                              President, Chief Executive Officer and a director of
                              Barefoot Inc., the second largest lawn care company in
                              the United States prior to its acquisition in February
                              1997 by ServiceMaster. Mr. Norton serves as an
                              independent director for various privately-held
                              companies and partnerships, including Svoboda Collins
                              LLC, In The Swim, Inc. and Baird Capital Partners.
                              Committee Membership: Finance

RECOMMENDATION AND VOTE

     Under Ohio law and the Company's Code of Regulations, the four nominees for election in Class I receiving the greatest number of votes will be elected. Common shares represented by properly executed and returned proxies will be voted FOR the election of the above-named nominees unless authority to vote for one or more nominees is withheld. Common shares as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-NAMED CLASS I DIRECTOR NOMINEES.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors held nine regularly scheduled or special meetings during the 2001 fiscal year. The Board of Directors has four significant standing committees: the Audit Committee; the Compensation and Organization Committee; the Finance Committee; and the Nominating and Board Governance Committee. Each current member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the committees on which he or she served during the 2001 fiscal year.

     Audit Committee. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for assisting the Board of Directors in fulfilling its financial and accounting oversight functions. Specifically, the Audit Committee, on behalf of the Board, monitors and evaluates the Company's consolidated financial statements and the financial reporting process, the system of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company's consolidated financial statements. The Audit Committee also provides an avenue for communication among internal auditors, the independent auditors and the Board of Directors. The Audit Committee makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of independent auditors. Each member of the Audit Committee qualifies as independent under the corporate governance standards of the New York Stock Exchange (the "NYSE"). The Audit Committee met eight times during the 2001 fiscal year. The Audit Committee's report relating to the Company's 2001 fiscal year appears on pages 21 and 22.

     Compensation and Organization Committee. The Compensation and Organization Committee reviews, considers and acts upon matters concerning salary and other compensation and benefits of all executive officers and certain other employees of the Company. In addition, this Committee acts upon all matters concerning, and exercises such authority as is delegated to it under the provisions of, any benefit, retirement or pension plan maintained by the Company. This Committee also advises the Board of Directors regarding executive officer organizational issues and succession plans and serves as the administrator for the Company's 1992 Long Term Incentive Plan and 1996 Stock Option Plan. The Compensation and Organization Committee met six times during the 2001 fiscal year. The Compensation and Organization Committee's report on executive compensation appears on pages 17 through 20.

     Finance Committee. The Finance Committee provides oversight of the financial plans and policies of the Company and its subsidiaries by reviewing annual business plans; operating performance goals; investment, dividend payment and stock repurchase programs; financial forecasts; and general corporate financing matters. The Finance Committee met three times during the 2001 fiscal year.

     Nominating and Board Governance Committee. The Nominating and Board Governance Committee recommends policies on the composition of the Board of Directors and nominees for membership on the Board. This Committee has not established a procedure for shareholders to recommend nominees to the Board for consideration at the Annual Meeting. Rather, it conducts its own search for available, qualified nominees. The Nominating and Board Governance Committee met five times during the 2001 fiscal year.

COMPENSATION OF DIRECTORS

     Each director of the Company who is not an employee of the Company (the "Non-Employee Directors") receives a $30,000 annual retainer for Board and committee meetings plus reimbursement of all reasonable travel and other expenses of attending such meetings. Non-Employee Directors may elect to receive all or a portion, in 25% increments, of their annual retainer in cash or in common share units. If common share units are elected, the Non-Employee Director receives a number of common share units determined by dividing the chosen dollar amount by the fair market value of the Company's common shares on the first business day following the date of the Annual Meeting of Shareholders. Final distributions are made in cash or common shares upon the date that the Non-Employee Director ceases to be a member of the Board, or upon a "Change in Control" (as defined in the Company's 1996 Stock Option Plan), whichever is earlier. Distributions may be made either in a lump sum or in installments over a period of up to ten years, as elected by the Non-Employee Director.

     Non-Employee Directors also receive an annual grant, on the first business day following the date of each Annual Meeting of Shareholders, of options to purchase 5,000 common shares at an exercise price equal to the fair market value of the common shares on the grant date. Non-Employee Directors who are members of one or more Board committees receive options to purchase an additional 500 common shares for each committee on which they serve (with committee chairs receiving options to purchase a total of an additional 1,500 common shares for each committee they chair). Options granted to a Non-Employee Director become exercisable six months after the grant date and remain exercisable until the earlier to occur of (i) the tenth anniversary of the grant date, or (ii) the first anniversary of the date the Non-Employee Director ceases to be a member of the Company's Board of Directors. However, if the Non-Employee Director ceases to be a member of the Board after (a) having been convicted of, or pled guilty or nolo contendere to, a felony, his or her options will be canceled on the date he or she ceases to be a director, or (b) having retired, any outstanding options (whether or not then exercisable) may be exercised in full at any time prior to the expiration of the term of the options or within five years following retirement, whichever period is shorter.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table shows, for the fiscal years ended September 30, 2001, 2000 and 1999, the cash compensation and other benefits paid or provided by the Company to each individual who served as Chief Executive Officer during the 2001 fiscal year, and the four other most highly compensated executive officers of the Company, listed by title.

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM COMPENSATION
                                                                   -------------------------------
                                                                      AWARDS
                                                                   -------------
                                         ANNUAL COMPENSATION        SECURITIES         PAYOUTS
NAME AND PRINCIPAL POSITION  FISCAL   --------------------------    UNDERLYING     ---------------      ALL OTHER
DURING 2001 FISCAL YEAR       YEAR    SALARY($)(1)   BONUS($)(1)   OPTIONS(#)(2)   LTIP PAYOUTS($)   COMPENSATION($)
---------------------------  ------   ------------   -----------   -------------   ---------------   ---------------
Charles M. Berger..........   2001      $512,900      $ 85,000              0         $      0           $48,417(4)
  Chairman of the Board(3)    2000      $512,900      $598,015              0         $      0           $26,038
                              1999      $512,855      $634,605        150,000         $      0           $20,674

James Hagedorn.............   2001      $519,826      $ 64,650         60,000         $      0           $39,173(4)
  President and Chief         2000      $415,542      $343,598              0         $      0           $17,861
  Executive Officer(5)        1999      $369,000      $421,254         80,000         $      0           $16,258

Michael P. Kelty, Ph.D.....   2001      $321,000      $ 66,818         24,000         $106,667(6)        $52,439(4)
  Vice Chairman and           2000      $294,558      $217,950              0         $      0           $36,100
  Executive Vice President    1999      $248,457      $126,342         15,000         $      0           $19,508

Hadia Lefavre..............   2001      $286,667      $ 25,875         20,000         $100,000(6)        $22,051(4)
  Executive Vice President,   2000      $288,102      $174,371              0         $      0           $23,528
  Human Resources             1999      $134,745      $110,252         80,000         $      0           $ 9,274
  Worldwide

G. Robert Lucas............   2001      $324,460      $ 30,000         18,000         $106,667(6)        $32,628(4)
  Executive Vice President,   2000      $309,460      $235,796              0         $      0           $32,257
  General Counsel and         1999      $277,749      $255,469         15,000         $      0           $15,263
  Corporate Secretary(7)

Patrick J. Norton..........   2001      $324,060      $ 31,200         15,000         $      0           $11,356(4)
  Executive Vice President    2000      $134,454      $143,911(9)     105,500(10)     $      0           $ 3,238
  and Chief Financial         1999            --            --             --         $      0                --
  Officer(8)

---------------

 (1) Includes compensation which may be deferred under the RSP and the Executive Retirement Plan.

 (2) These numbers represent options granted under the Company's 1996 Stock Option Plan.

 (3) Mr. Berger was named Chairman of the Board of the Company in August 1996. From August 1996 until May 2001, he also served as Chief Executive Officer of the Company, and from August 1996 until April 2000, he also served as President of the Company.

 (4) This number represents aggregate contributions made by the Company to the RSP and the Executive Retirement Plan. For Dr. Kelty, this number also includes transitional contributions in the aggregate amount of $22,275 made by the Company to the RSP and the Executive Retirement Plan as a result of his participation in the Pension Plan and the Excess Benefit Plan as described below in " -- Pension Plans."

 (5) Mr. Hagedorn was named President and Chief Executive Officer of the Company in May 2001. He served as President and Chief Operating Officer of the Company from April 2000 to May 2001, and as President, Scotts North America, of the Company from December 1998 to April 2000.

 (6) Reflects payments made in December 2000 under the Scotts Millennium Growth Plan which was terminated in November 2000. This number represents a pro-rated payment based on the Company's cumulative earnings per share for the period from October 1, 1999 through September 30, 2000 and one-third the number of cash performance units originally granted to the named individual. The Compensation and Organization Committee determined that the Company's cumulative earnings per share for that period satisfied the threshold for payment of the maximum award. The number of cash performance units originally granted to Dr. Kelty, Ms. Lefavre and Mr. Lucas were 1,600 units, 1,500 units and 1,600 units, respectively.

 (7) Mr. Lucas retired as an executive officer of the Company effective September 30, 2001. He served as Executive Vice President of the Company from February 1999 to September 2001 and as General Counsel and Corporate Secretary of the Company from May 1997 to September 2001. He was a Senior Vice President of the Company from May 1997 to February 1999.

 (8) Mr. Norton was named Executive Vice President and Chief Financial Officer of the Company in May 2000, having served as interim Chief Financial Officer since February 2000.

 (9) This number includes $18,750, which represents the pro-rated amount of the annual retainer Mr. Norton received for the period during the 2000 fiscal year he served as a Non-Employee Director. See " -- Employment Agreements and Termination of Employment and Change-in-Control Arrangements" below.

(10) On February 16, 2000, Mr. Norton received an automatic annual grant of options to purchase 5,500 common shares in his capacity at that time as a Non-Employee Director. That grant is included in the number shown.

GRANTS OF OPTIONS IN 2001 FISCAL YEAR

     The following table summarizes information concerning individual grants of non-qualified stock options made during the 2001 fiscal year to each of the individuals named in the Summary Compensation Table. All of these grants were made under the Company's 1996 Stock Option Plan. The Company has never granted stock appreciation rights.

                                                                                       POTENTIAL REALIZABLE VALUE
                                NUMBER OF      % OF TOTAL                              AT ASSUMED ANNUAL RATES OF
                               SECURITIES       OPTIONS                               STOCK PRICE APPRECIATION FOR
                               UNDERLYING      GRANTED TO    EXERCISE                        OPTION TERM(2)
                                 OPTIONS      EMPLOYEES IN     PRICE     EXPIRATION   -----------------------------
NAME                          GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)      DATE          5%($)          10%($)
----                          -------------   ------------   ---------   ----------   -------------   -------------
Charles M. Berger...........          0             --            --            --             --              --
James Hagedorn..............     60,000(3)        7.56%       $30.25      10/15/10     $1,142,400      $2,894,400
Michael P. Kelty, Ph.D......     24,000(3)        3.02%       $30.25      10/15/10     $  456,960      $1,157,760
Hadia Lefavre...............     20,000(3)        2.52%       $30.25      10/15/10     $  380,800      $  964,800
G. Robert Lucas.............     18,000(4)        2.27%       $30.25      09/29/06     $  185,220      $  420,300
Patrick J. Norton...........     15,000(3)        1.89%       $30.25      10/15/10     $  285,600      $  723,600

---------------

(1) In the event of a "Change in Control" (as defined in the 1996 Stock Option
    Plan), each optionee will be permitted, in the optionee's discretion, to surrender any option or portion thereof in exchange for a payment in cash of an amount equal to the excess of the highest price paid for common shares of the Company during the preceding 30-trading day period or offered in conjunction with the Change in Control transaction, over the exercise price for such option. Notwithstanding the foregoing, if the Compensation and Organization Committee determines that the optionee will receive a new award (or have the option honored or assumed) in a manner which preserves its value and eliminates the risk that the value of the award will be forfeited due to involuntary termination, no cash payment will be made as a result of a Change in Control. If any cash payment is to be made with respect to options granted within six months of the date on which a Change in Control occurs, the cash payment will not occur unless and until the cash payment may be made without subjecting the optionee to potential liability under
    Section 16(b) of the Securities Exchange Act of 1934 by reason of such cash payment. In the event of termination of employment by reason of retirement, long-term disability or death, the options may thereafter be exercised in full for a period of five years, subject to the stated terms of the options. The options are forfeited if the optionee's employment is terminated for cause. If an optionee's employment is terminated for any reason other than retirement, long-term disability, death or for cause, any exercisable options held by the optionee at the date of termination may be exercised for a period of 90 days, subject to the stated terms of the options.

(2) The dollar amounts reflected in this table are the result of calculations at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission (the "SEC") for illustrative purposes, and assume the options are held until their expiration date. Such dollar amounts are not intended to forecast future financial performance or possible future appreciation in the price of the Company's common shares. Shareholders are therefore cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from the option grants shown if the price of the Company's common shares appreciates.

(3) These options were granted on October 18, 2000 and will become exercisable on October 18, 2003.

(4) These options were granted on October 18, 2000 and became exercisable on October 1, 2001, as a result of Mr. Lucas' retirement as an executive officer of the Company.

OPTION EXERCISES IN 2001 FISCAL YEAR AND OPTION VALUES AT END OF 2001 FISCAL
YEAR

     The following table summarizes information concerning options exercised during the 2001 fiscal year and unexercised options held as of the end of the 2001 fiscal year by each of the individuals named in the Summary Compensation Table.

                                                           NUMBER OF SECURITIES
                            NUMBER OF                     UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                           SECURITIES                        OPTIONS AT FISCAL           MONEY OPTIONS AT FISCAL
                           UNDERLYING                           YEAR-END(#)                  YEAR-END($)(1)
                             OPTIONS         VALUE      ---------------------------   -----------------------------
NAME                        EXERCISED     REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      -------------   -----------   -----------   -------------   ------------   --------------
Charles M. Berger.......          0             N/A       550,000              0       $5,263,125            N/A
James Hagedorn..........          0             N/A       240,000        140,000       $2,708,250       $231,000
Michael P. Kelty,
  Ph.D..................     38,547        $949,503        85,000         39,000       $1,004,125       $ 92,400
Hadia Lefavre...........          0             N/A        60,000         40,000       $       --       $ 77,000
G. Robert Lucas.........     10,000        $167,020        85,000         33,000(2)    $  530,625       $ 69,300(2)
Patrick J. Norton.......          0             N/A        36,000(3)      90,000       $   61,875       $ 57,750

---------------

(1) "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based upon the fair market value of the Company's common shares on September 30, 2001 ($34.10) less the exercise price of in-the-money options at the end of the 2001 fiscal year.

(2) These options became exercisable on October 1, 2001, as a result of Mr. Lucas' retirement as an executive officer of the Company.

(3) This number includes options covering an aggregate of 11,000 common shares, which were granted to Mr. Norton in his capacity as a Non-Employee Director.

PENSION PLANS

     The Company maintains a tax-qualified, non-contributory defined benefit pension plan (the "Pension Plan"). Eligibility for and accruals under the Pension Plan were frozen as of December 31, 1997.

     Monthly benefits under the Pension Plan upon normal retirement (age 65) are determined under the following formula:

        (a) (i) 1.5% of the individual's highest average annual compensation for 60 consecutive months during the ten-year period ending December 31, 1997; times

           (ii) years of benefit service through December 31, 1997; reduced by

        (b) (i) 1.25% of the individual's primary Social Security benefit (as of December 31, 1997); times

           (ii) years of benefit service through December 31, 1997.

     Compensation includes all earnings plus 401(k) contributions and salary reduction contributions for welfare benefits, but does not include earnings in connection with foreign service, the value of a company car or separation or other special allowances. An individual's primary Social Security benefit is based on the

Social Security Act as in effect on December 31, 1997, and assumes constant compensation through age 65 and that the individual will not retire earlier than age 65. No more than 40 years of benefit service are taken into account. The Pension Plan includes additional provisions for early retirement.

     Benefits under the Pension Plan are supplemented by benefits under The O.M. Scott & Sons Company Excess Benefit Plan (the "Excess Benefit Plan"). The Excess Benefit Plan was established October 1, 1993 and was frozen as of December 31, 1997. The Excess Benefit Plan provides additional benefits to participants in the Pension Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986 (the "Internal Revenue Code"). Under the Excess Benefit Plan, executive officers and certain key employees will receive, at the time and in the same form as benefits are paid under the Pension Plan, additional monthly benefits in an amount which, when added to the benefits paid to each participant under the Pension Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Internal Revenue Code.

     The estimated annual benefits under the Pension Plan and the Excess Benefit Plan payable upon retirement at normal retirement age for each of the individuals named in the Summary Compensation Table are:

                                      YEARS OF BENEFIT SERVICE    TOTAL BENEFIT
                                      ------------------------    -------------
Charles M. Berger...................            0.333               $  134.01
James Hagedorn......................           9.9167               $4,011.60
Michael P. Kelty, Ph.D..............             17.5               $1,663.76
Hadia Lefavre.......................              N/A                     N/A
G. Robert Lucas.....................              N/A                     N/A
Patrick J. Norton...................              N/A                     N/A

     Associates participate in the RSP, formerly known as "The Scotts Company Profit Sharing and Savings Plan." The RSP, as amended and restated effective as of December 31, 1997, consolidated various defined contribution retirement plans in effect at the Company and its domestic subsidiaries. The RSP permits 401(k) contributions, employee after-tax contributions, Company matching contributions, Company retirement contributions, and, between 1998 and 2002 for participants whose benefits were frozen under the Pension Plan (including Dr. Kelty) and the Scotts-Sierra Horticultural Products Company Retirement Plan for Salaried Employees, certain transitional contributions based on age and service.

     The Executive Retirement Plan is a nonqualified deferred compensation plan for the benefit of certain officers and highly paid employees, including the individuals named in the Summary Compensation Table. The Executive Retirement Plan allows participants to make and have made on their behalf contributions which could have been made under the terms of the RSP but for the limitations imposed by the Internal Revenue Code on qualified defined compensation plans. The Executive Retirement Plan also provides participants with the opportunity to defer all or any part of bonus payments received pursuant to the Executive Annual Incentive Plan (the "Executive Incentive Plan").

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Charles M. Berger, Chairman of the Board, entered into an employment agreement with the Company, dated as of August 7, 1998 (as amended, the "Berger Agreement"), which ended on September 30, 2001. Mr. Berger also served as Chief Executive Officer until May 2001, and as President until April 2000. Under a letter agreement, dated September 25, 2001, Mr. Berger will continue to serve as Chairman of the Board of the Company from October 1, 2001 through the date of the Company's 2003 Annual Meeting of Shareholders.

     The Berger Agreement provided Mr. Berger with an annual base salary of $500,000. In addition, he was entitled to participate in the Company's Executive Incentive Plan at a target bonus opportunity of 65% of his base salary for the 1999 fiscal year, 75% of his base salary for the 2000 fiscal year and 85% of his base salary for the 2001 fiscal year, and to receive certain employee benefits. He also received grants of options under the

Company's 1996 Stock Option Plan on September 23, 1998, October 21, 1998 and September 24, 1999, each for 75,000 common shares with an exercise price equal to the closing price of common shares on the grant date.

     Under the September 25, 2001 letter agreement, Mr. Berger will be paid an annual base salary of $120,000 from October 1, 2001 through the Company's 2003 Annual Meeting date, and will be entitled to all benefits available to the Company's executive officers other than incentive compensation and option grants. As an award for prior service, Mr. Berger will also receive an aggregate amount of $611,036.63, payable in monthly installments of $31,666.67 from October 2001 through April 2003, with a final payment of $9,369.90 in May 2003. It is expected that Mr. Berger will resign as Chairman of the Board and retire at the Company's 2003 Annual Meeting of Shareholders. After his retirement, Mr. Berger will continue to be paid monthly, at the rate of $120,000 per year, through May 9, 2003, with no additional benefits other than those to which he is entitled as a retiree. If Mr. Berger dies or becomes totally disabled or there is a change in control of the Company, in each case before May 9, 2003, the balance of any payments due to Mr. Berger through May 9, 2003 will be paid to Mr. Berger or his estate or beneficiaries, as appropriate, in a lump sum within 90 days of Mr. Berger's death or total disability or the effective date of the change in control.

     In connection with the transactions contemplated by the Merger Agreement, the Company entered into an employment agreement with Mr. James Hagedorn (the "Hagedorn Agreement"). The Hagedorn Agreement had an original term of three years, and is automatically renewed for an additional year each subsequent year, unless either party notifies the other party of his/its desire not to renew. The Hagedorn Agreement provides for a minimum annual base salary of $200,000 for Mr. Hagedorn and participation in the various benefit plans available to senior executive officers of the Company. In addition, pursuant to the Hagedorn Agreement, the Company granted to Mr. Hagedorn options to acquire 24,000 common shares. Upon certain types of termination of employment (e.g., a termination by the Company for any reason other than "cause" (as defined in the Hagedorn Agreement) or a termination by Mr. Hagedorn constituting "good reason" (also as defined)), he will become entitled to receive certain severance benefits including a payment equal to three times the sum of his base salary then in effect plus his highest annual bonus in any of the three preceding years. Upon termination of employment for any other reason, Mr. Hagedorn or his beneficiary will be entitled to receive all unpaid amounts of base salary and benefits under the executive benefit plans in which he participated. The Hagedorn Agreement also contains confidentiality and noncompetition provisions which prevent Mr. Hagedorn from disclosing confidential information about the Company and from competing with the Company during his employment therewith and for an additional three years thereafter.

     At its meeting in September 2001, the Compensation and Organization Committee of the Board of Directors of the Company agreed to certain employment, severance and change in control agreements relating to Michael P. Kelty, Ph.D., Vice Chairman and Executive Vice President of the Company. Dr. Kelty's annual salary was increased to $350,000 effective October 1, 2001; and his target bonus opportunity remained at 50% of base salary. It was also agreed that he would continue to be entitled to participate in the various benefit programs available to senior executive officers of the Company. If Dr. Kelty's employment is terminated within 18 months following a change in control of the Company (as defined in the Company's 1996 Stock Option Plan), Dr. Kelty will be entitled to receive a lump sum payment equal to two times his base salary plus two times his target bonus opportunity. If Dr. Kelty's employment is terminated other than as a result of a change in control and other than for cause, he will be entitled to receive two times his base salary in effect at the date of termination in a lump sum within 90 days after termination. As of December 14, 2001, these agreements had not been reduced to writing.

     G. Robert Lucas retired from the Company effective September 30, 2001. Pursuant to the terms of his retirement, the Company agreed to pay Mr. Lucas an award for past services of $535,800 payable in equal monthly installments from October 2001 through and including September 2002, and his payout under the 2001 Executive Incentive Plan and to immediately vest all options.

     Hadia Lefavre entered into a letter agreement with the Company, dated October 14, 2001, under which Ms. Lefavre agreed to continue as Executive Vice President, Human Resources until retirement on September 30, 2002, following which she will receive an aggregate amount, payable in 12 equal monthly installments, equal to her current annual base salary plus her target bonus opportunity in effect on

September 30, 2002. If Ms. Lefavre dies or becomes totally disabled, her employment is terminated by the Company without cause or there is a change in control of the Company, in each case before September 30, 2002, those monthly payments will be made to Ms. Lefavre or her estate or beneficiaries, as appropriate, following her termination date or the effective date of the change in control. For purposes of the Company's 1996 Stock Option Plan, if any of the events described above occurs, Ms. Lefavre will be considered a retiree, and in respect of options granted after October 14, 2001, will have the choice of retaining the options or having them redeemed by the Company based on the Black-Scholes value of the options on the grant date.

     Patrick J. Norton entered into a letter agreement with the Company, dated June 8, 2000, providing for the employment of Mr. Norton as Executive Vice President and Chief Financial Officer of the Company from May 18, 2000 until December 31, 2002. Mr. Norton's initial annual base salary was set at $300,000 with a target bonus opportunity under the Executive Incentive Plan of 50% of his base salary, in each case to be reviewed annually. Mr. Norton also received an option grant under the Company's 1996 Stock Option Plan on May 18, 2000, covering 75,000 common shares with an exercise price equal to the closing price of the common shares on the grant date. The annual retainer Mr. Norton was to receive as a Non-Employee Director for the 2000 fiscal year was pro-rated to reflect the time he served as a Non-Employee Director. There will be a similar pro-ration of the annual retainer at such time as Mr. Norton resumes the status of a Non-Employee Director.

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE ON EXECUTIVE COMPENSATION

ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     The Compensation and Organization Committee (the "Compensation Committee") is made up of four members of the Board of Directors who are neither current nor former employees of the Company. The Compensation Committee reviews the Company's organizational structure, succession planning and ongoing functions of the executive officers. It is also responsible for the Company's executive compensation policies and programs. The Compensation Committee reviews and recommends to the Board all compensation payments to the CEO and executive officers of the Company and the aggregate incentive payments to the participants in the Executive Incentive Plan.

     In reaching compensation decisions, the Compensation Committee reviews information from a variety of sources, which include proxy statement surveys and industry surveys. In addition, the Compensation Committee has retained external compensation consultants and legal counsel.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The Compensation Committee's primary objective is the establishment of compensation programs for the Company's executive officers who are in a position to maximize long-term shareholder value. The executive compensation program is designed with a performance orientation, with a large portion of executive compensation being "at risk". In pursuing this objective, the Compensation Committee believes that the Company's executive compensation program must:

     - Emphasize pay for performance, motivating both long-term and short-term performance for the benefit of the Company's shareholders;

     - Place greater emphasis on variable incentive compensation versus fixed or base pay;

     - Through its incentive plans, encourage and reward decision-making that emphasizes long-term shareholder value;

     - Provide a total compensation program competitive with those companies with which the Company competes for top management talent on a global basis; and

     - Ensure the Company's continued growth and performance by attracting, retaining and motivating talented executives and employees necessary to meet the Company's strategic goals.

     The Compensation Committee sets compensation levels which are designed to be competitive with a comparison group of consumer products companies of similar size and complexity (the "Comparison Group"). This comparative data may not include the compensation paid by all of the companies that are included in the S&P 500 Household Index which is used for comparative purposes in the performance graph on page 21. Base salary and annual incentive opportunities are targeted at the median of the Comparison Group companies, while long-term incentives are targeted at the 50th percentile. The Company's competitive compensation structure has enabled it to attract executives who, as key members of the top management team, have been instrumental in improving the performance of the Company.

     The Compensation Committee does not have a policy that requires the Company's executive compensation programs to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The design and administration of the Company's 1996 Stock Option Plan qualifies under Section 162(m) of the Internal Revenue Code as performance-based compensation. In all cases, the Compensation Committee will continue to carefully consider the net cost and value to the shareholders of its compensation policies.

OVERVIEW OF EXECUTIVE COMPENSATION AND 2001 FISCAL YEAR COMPENSATION COMMITTEE ACTIONS

     The Company's executive compensation program presently consists of three principal components:

     - Base Salary;

     - Executive Incentive Plan; and

     - 1996 Stock Option Plan

At the beginning of the 2001 fiscal year, all executive officers were eligible to participate in the Scotts Millennium Growth Plan, which provided long-term incentive compensation opportunities based on specified performance measures related to the financial performance of the Company. The Scotts Millennium Growth Plan was terminated in November 2000. Executive officers participating in this plan received a pro-rated payment based on cumulative earnings per share achieved for the period from October 1, 1999 through September 30, 2000.

BASE SALARY

     The base salaries of the Company's executive officers and subsequent adjustments to base salaries are determined relative to the following factors:
(1) the strategic importance to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry compensation practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual.

EXECUTIVE INCENTIVE PLAN

     All executive officers are eligible to participate in the Executive Incentive Plan, which provides annual incentive compensation opportunities based on various performance measures related to the financial performance of the Company and the achievement of individual goals and objectives for the fiscal year.

     The Compensation Committee oversees the operation of the Executive Incentive Plan by evaluating and approving the plan's design as well as the targets and objectives to be met by the Company and its executive officers and the amount of incentive payable for specified attainment of those targets and objectives. At the end of each fiscal year, the Compensation Committee determines the extent to which the targets and objectives have been met and awards incentive payments accordingly.

     Incentives for executive officers in the corporate group are based on the Company's net income and average debt reduction (80%) as well as on individual goals (20%). Bonuses for executive officers in the Company's business groups are typically based on the Company's net income and average debt reduction

(30%), the earnings before income tax and amortization of their particular business group (50%) and individual goals (20%).

1996 STOCK OPTION PLAN

     For the 2001 fiscal year, the Compensation Committee targeted long-term incentive programs for executive officers at the 50th percentile of total long-term incentive pay at Comparison Group companies. The Compensation Committee uses the Black-Scholes method to calculate the long-term incentive value of option grants and uses the Comparison Group companies as a benchmark.

     For the 2001 fiscal year, the Compensation Committee targeted grants under the 1996 Stock Option Plan at a level which achieved its desired long-term incentive target. The Compensation Committee has on occasion further adjusted annual option grants for certain recipients, based on corporate or individual performance.

     The 1996 Stock Option Plan enables the Compensation Committee to grant both incentive stock options and non-qualified stock options, although no incentive stock options have been granted to date. Options granted typically have a three-year cliff vesting provision; however, this provision is sometimes modified for grants made to associates outside of North America.

COMPENSATION OF THE CEO

     The Compensation Committee, in conjunction with the CEO, establishes the CEO's annual goals and objectives and evaluates his performance against these goals and objectives annually in executive session.

     On May 10, 2001, the Board of Directors elected a new CEO & President, Mr. James Hagedorn. The Compensation Committee approved the employment terms of the new CEO. The Company's executive compensation program is designed with a performance orientation, with a large portion of executive compensation being "at risk". Consistent with the overall goal of the executive compensation program, Mr. Hagedorn's annual base salary was set below the median level at $600,000. Mr. Hagedorn was granted a slightly above median stock option award covering 125,000 common shares as of October 23, 2001. Mr. Hagedorn's target incentive opportunity under the Executive Incentive Plan was set at 70% of his salary for the 2001 fiscal year. In Mr. Hagedorn's position, 80% of his target incentive is directly attributable to corporate performance (net income and average debt reduction) with a performance modifier of 0 to 250%. The Compensation Committee considered the remaining 20% of the target incentive, with a performance modifier of 0 to 200%, to include individual accountabilities for Mr. Hagedorn as follows:

     - Corporate growth and operational excellence;

     - Organizational development;

     - Optimization of the Company's international business;

     - Investor relations; and

     - Corporate strategic planning.

In consideration of Mr. Hagedorn's performance with respect to his personal goals during the 2001 fiscal year, he earned an incentive payment of $64,650. No payment was earned in respect of the corporate performance portion.

     With the election of Mr. Hagedorn to CEO, Mr. Berger continued his role as Chairman of the Board of the Company. The Compensation Committee approved new terms of employment for Mr. Berger on September 25, 2001 that are detailed above in "-- Employment Agreements and Termination of Employment and Change-in-Control Arrangements". Previously, Mr. Berger's employment had been governed by his employment agreement, dated as of August 7, 1998, which extended through September 2001. His annual base salary was frozen at $500,000, while his target incentive opportunity under the Executive Incentive Plan increased from 65% in 1999, to 75% in 2000, and to 85% in 2001. In his position, 80% of Mr. Berger's target incentive was directly attributable to corporate performance (net income and average debt reduction) with a performance modifier of 0 to 250%. With respect to the remaining 20% of the target incentive, with a performance modifier of 0 to 200%, the Compensation Committee considered Mr. Berger's individual accountabilities, including:

     - Corporate strategic planning;

     - Organizational development, with a global focus;

     - Corporate growth and operational excellence;

     - Capital investment optimization; and

     - Investor relations.

In consideration of Mr. Berger's performance with respect to his personal goals during the 2001 fiscal year, he earned an incentive payment of $85,000. No payment was earned in respect of the corporate performance portion.

SUBMITTED BY THE COMPENSATION AND ORGANIZATION COMMITTEE OF THE COMPANY:

                                     JOSEPH P. FLANNERY, CHAIRMAN
                                     ALBERT E. HARRIS
                                     JOHN M. SULLIVAN
                                     ARNOLD W. DONALD (FROM MAY 10, 2001)

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the Company's cumulative total shareholder return (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the Company's common shares at the end and the beginning of the measurement period; by (ii) the price of the Company's common shares at the beginning of the measurement period) against the cumulative return of (a) Standard & Poor's 500 Consumer Household Non-Durable Products Index ("S&P 500 Household Index"); and
(b) the Russell 2000 (the "Russell 2000"); each for the period from September 30, 1996 to September 30, 2001. The comparison assumes $100 was invested on September 30, 1996 in the Company's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

                       [TOTAL SHAREHOLDER RETURNS GRAPH]

                                       9/96      9/97      9/98      9/99      9/00      9/01
                                      -------   -------   -------   -------   -------   -------
              The Scotts Company      $100.00   $136.36   $159.09   $179.87   $174.03   $177.14
              S&P 500
                Household Index       $100.00   $140.17   $138.49   $178.22   $151.67   $171.15
              Russell 2000            $100.00   $133.19   $107.86   $126.79   $154.69   $120.13

                            AUDIT COMMITTEE MATTERS

     In accordance with the SEC's regulations, the Audit Committee has issued the following report:

REPORT OF THE AUDIT COMMITTEE FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001

ROLE OF THE AUDIT COMMITTEE, INDEPENDENT AUDITORS AND MANAGEMENT

     The Audit Committee consists of three independent directors and operates under a written charter adopted by the Board of Directors. Annually, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors. PricewaterhouseCoopers LLP was selected as the Company's independent auditors for the 2001 fiscal year.

     Management has the responsibility for the consolidated financial statements and the financial reporting process, including the systems of internal accounting and financial controls. The Company's independent auditors are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing their report thereon. The Audit Committee's responsibility is to provide independent, objective oversight of these processes.

     Pursuant to this responsibility, the Audit Committee met with management and the independent auditors throughout the year. The Audit Committee reviewed the audit plan and scope with the independent auditors, and discussed the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also met with the independent auditors, without management present, to discuss the results of their audit work, their evaluation of the Company's system of internal controls and the quality of the Company's financial reporting.

     In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

MANAGEMENT'S REPRESENTATIONS AND AUDIT COMMITTEE RECOMMENDATIONS

     Management has represented to the Audit Committee that the Company's consolidated financial statements as of and for the year ended September 30, 2001, were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Based on the Audit Committee's discussions with management and the independent auditors and its review of the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001 to be filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY:

                                            L. JACK VAN FOSSEN, CHAIRMAN
                                            ALBERT E. HARRIS (FROM MAY 10, 2001)
                                            JOHN M. SULLIVAN

FEES OF INDEPENDENT AUDITORS

AUDIT FEES

     PricewaterhouseCoopers LLP has billed the Company $1,111,394 for professional services rendered for the audit of the Company's annual consolidated financial statements for the 2001 fiscal year and the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the 2001 fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers LLP rendered no professional services to the Company or its subsidiaries during the 2001 fiscal year in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     PricewaterhouseCoopers LLP has billed the Company $353,679, in the aggregate, for services (other than those covered under the heading "-- Audit Fees") rendered during the 2001 fiscal year. These other fees include fees for tax compliance and consulting services, acquisition related services and retirement plan audits.

     The Audit Committee has considered whether the provision of the services covered under the heading "-- All Other Fees" is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the 2002 fiscal year. PricewaterhouseCoopers LLP, a certified public accounting firm, has served as the Company's independent auditors since 1986.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he/she may desire.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     James Hagedorn is the President and Treasurer and owns 83% of the shares of Hagedorn Aviation, a company which owns the aircraft used for certain business travel by James Hagedorn and, on occasion, certain members of senior management of the Company. Horace Hagedorn is the Vice President of Hagedorn Aviation and owns the remaining 17% equity interest. The Company pays charges by Hagedorn Aviation for flight time at the rate of $150 per hour of flight. The charges cover the cost to operate and maintain the aircraft. During the 2001 fiscal year, the Company paid a total of approximately $25,530 to Hagedorn Aviation for such service, which constituted more than five percent of Hagedorn Aviation's consolidated gross revenues for its last full fiscal year.

     Paul Hagedorn, who, along with his brother, James Hagedorn, and his sister, Katherine Hagedorn Littlefield, is a general partner of the Hagedorn Partnership, is employed by the Company as a graphics design specialist. During the 2001 fiscal year, Paul Hagedorn received salary and bonus totaling $108,137 and employment benefits and reimbursement for travel expenses consistent with those offered to other associates of the Company. In the 2001 fiscal year, the Company paid aggregate rent and utility expenses of $8,728 for an office in Atlanta, Georgia for Paul Hagedorn.

     The Company subleases a portion of a building to the Hagedorn Partnership at a rent of $1,437 per month plus payment for communication services. The Hagedorn Partnership provides personnel, equipment and supplies to support the Company's activities at that office. Under these arrangements, during fiscal year 2001, the Company paid $94,656 to the Hagedorn Partnership and was paid $11,867.

                                 PROPOSAL NO. 2

                              SHAREHOLDER PROPOSAL

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

     John C. Harrington, P.O. Box 6108, Napa, California 94581-1108, claiming ownership of 100 common shares of the Company for more than one year and stating that he will continue to hold the same through the date of the Annual Meeting, has given notice that he intends to present for action at the Annual Meeting the following resolution (the "Shareholder Proposal"):

                 "Genetic Engineering Shareholder Resolution to
                              The Scott's Company

         WHEREAS: Some international markets for genetically engineered (GE) seeds are threatened by extensive resistance, such as:

         -- Countries around the world including Brazil, Greece and Thailand, have instituted moratoriums or banned importation of GE seeds and crops.(1)

         -- Once in effect, the Biosafety Protocol, approved by representatives of more than 130 countries, will require that GE seeds be subject to the Advanced Informed Agreement, allowing countries to decide whether to import GE seeds based on scientific assessments.

         WHEREAS: There is some scientific concern that genetically engineered agricultural products may be harmful to humans, animals or the environment, for example:

         -- Turf genetically engineered to be resistant to herbicides could lead to increased pesticide use and increased exposure of children to potentially hazardous chemicals.(2)

         -- The American Society of Landscape Architects, with more than 14,000 members, are concerned that the use of GE grasses could potentially affect the entire ecosystem of native plants.(3)

         -- Research has shown that cross pollination with naturalized and native populations of cross-compatible perennial relatives and native species could lead to new weeds that are difficult to manage.(4)

         -- The lawn and turf seed industry is second only to that of hybrid corn seed. There is little scientific data available on the potential risks from the sale and large-scale production of lawn and turf seed.(5)

         THEREFORE, BE IT RESOLVED: Shareholders request that the Board of Directors review our Company's products which are genetically engineered or altered and report to shareholders by August 2002 (at reasonable cost and omitting proprietary information). This report would identify all financial and legal risks, financial costs and benefits, and environmental impacts of the continued use of genetically engineered seeds, organisms, or products thereof sold under the company's brand names.
---------------

(1)THIRD WORLD NETWORK INFORMATION SERVICE ON BIOSAFETY, 16 May 2001, www.twnside.org.sg.

(2)The vast majority of Scotts' field trial applications for GE plants are for herbicide resistance -- ie you can spray Roundup on them (or glufosinate) and it won't kill them.
 Source: http://www.nbiap.vt.edu/cfdocs/fieldtest3.cfm.

(3)New York Times, July 9, 2000. "Suburban Genetics: Scientists Searching for a Perfect Lawn."

(4)Diversity, a News Journal for the International Genetic Resources Community, Volume 16, Nos. 1 & 2, 2000.

(5)Ibid."

BOARD'S RECOMMENDATION

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE SHAREHOLDER PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY OR ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS VOTE AGAINST THE SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

     The Company (A) has never sold, and does not now sell, genetically engineered or altered products ("GE Products"); and (B) has never permitted, and does not now permit, GE Products to be sold under the Company's brand names.

     The Board of Directors believes that the Company's development and commercialization of innovative products is an important key to the Company's continued success. The Company has a long history of dedication to responsible research in search of better, more effective and easier to use products. Today, one aspect of that research is research into GE Products.

     Before a GE Product may be sold in the United States, it must be "deregulated" by appropriate governmental agencies. The Company has not submitted a petition for deregulation with regard to any GE Product; however, the Company intends to submit a petition for deregulation of a GE turfgrass product in the near future. There can be no assurance that, if the Company submits a petition for deregulation of this GE turfgrass product or any other GE Product, the petition will be approved, or that if approved and commercially introduced by the Company, any GE Product will generate any revenues for the Company or contribute to the Company's earnings. As with all products commercially introduced by the Company, any GE Product will meet and may exceed all legally required testing and safety standards prior to introduction.

     Deregulation involves compliance with the rules and regulations of and cooperation with the United States Department of Agriculture ("USDA"), the Environmental Protection Agency ("EPA") and/or the Food and Drug Administration (the "FDA"). More specifically, as part of the deregulation process for any GE turfgrass or GE ornamental plant product, the Company would be required to present evidence to the

USDA in the form of scientifically rigorous studies showing that such GE Product is not substantially different from non-GE plants of the same species. The Company would also be required to satisfy other agencies, such as the EPA or the FDA, as to their appropriate areas of regulatory authority. As such, in addition to the Company's own dedication to and standards of safety, any GE Product for which the Company seeks commercialization to the point of submitting a petition for deregulation will be subjected to rigorous and thorough regulatory review.

     The Board of Directors believes that it would be an inappropriate and wasteful misuse of the Company's resources, financial and otherwise, to identify and analyze risks, costs, benefits and environmental impacts associated with products that the Company has never sold in the past, does not sell now and is not reasonably certain to sell in the near future.

VOTE REQUIRED

     Approval of the Shareholder Proposal requires the affirmative vote of a majority of the common shares present in person, or by proxy, at the Annual Meeting. Broker non-votes and abstentions will have the same effect as votes against the Shareholder Proposal.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Secretary of the Company no later than August 23, 2002, to be included in the Company's proxy, notice of meeting and proxy statement relating to that meeting. Upon receipt of a shareholder proposal, the Company will determine whether or not to include the proposal in the proxy materials in accordance with applicable rules and regulations promulgated by the SEC.

     The SEC has promulgated rules relating to the exercise of discretionary voting authority pursuant to proxies solicited by the Board of Directors. If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders and does not notify the Secretary of the Company of the proposal by November 6, 2002, the proxies solicited by the Board of Directors for use at the 2003 Annual Meeting may be voted on the proposal, without discussion of the proposal in the Company's proxy statement for that Annual Meeting.

     In each case, written notice must be given to the Company's Secretary, at the following address: The Scotts Company, 14111 Scottslawn Road, Marysville, Ohio 43041, Attn: Secretary.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors knows of no matter that will be presented for action at the Annual Meeting other than those discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting, the persons acting under the proxies solicited by the Board of Directors will vote and act according to their best judgments in light of the conditions then prevailing.

                           ANNUAL REPORT ON FORM 10-K

     Audited consolidated financial statements for the Company and its subsidiaries for the 2001 fiscal year are included in the Company's 2001 Financial Statements and Other Information booklet which is being delivered with this Proxy Statement. Additional copies of the Company's 2001 Financial Statements and Other Information booklet, the Company's 2001 Summary Annual Report and the Company's Annual Report on Form 10-K for the year ended September 30, 2001 (excluding exhibits, unless such exhibits have been specifically incorporated by reference therein) may be obtained, without charge, from the Company's Investor Relations Department at 14111 Scottslawn Road, Marysville, Ohio 43041. The Form 10-K is also on file with the SEC, Washington, D.C. 20549.

                    HOUSEHOLDING OF ANNUAL MEETING MATERIALS

     Earlier this year, the SEC approved a new rule concerning the delivery of annual reports and proxy statements. It permits the Company to send a single set of these documents to any household at which two or more shareholders reside if the Company believes such shareholders are members of the same family or otherwise share the same address. Each shareholder will continue to receive a separate notice of the meeting and proxy card. This procedure, referred to as householding, reduces the volume of duplicate information you receive and reduces the Company's expenses. The Company plans to institute this procedure for all relevant accounts for the 2003 proxy season. If you agree to householding, you will help reduce printing and mailing costs for the Company. A notice is being sent with this Proxy Statement to shareholders who will be affected by householding.

     This year, a limited number of brokerage firms have instituted householding. If your family has multiple accounts holding common shares of the Company, you may have received householding notification from your broker earlier this year. Please contact your broker directly if you have questions, require additional copies of the Proxy Statement, the 2001 Financial Statements and Other Information or the 2001 Summary Annual Report or wish to revoke your decision to household, and thereby receive multiple copies. These options are available to you at any time.

                                          By Order of the Board of Directors,

                                          /s/ James Hagedorn
                                          JAMES HAGEDORN
                                          President and Chief Executive Officer

                                          /s/ Charles M. Berger
                                          CHARLES M. BERGER
                                          Chairman of the Board

                               THE SCOTTS COMPANY

                      2002 ANNUAL MEETING OF SHAREHOLDERS

                           The Berger Learning Center
                             14111 Scottslawn Road
                             Marysville, Ohio 43041
                                  937-644-0011
                                Fax 937-644-7568

                   JANUARY 25, 2002 AT 10:00 A.M., LOCAL TIME

                            [MAP TO ANNUAL MEETING]

                                   DIRECTIONS

From Port Columbus to The Scotts Company North American Headquarters, The Berger Learning Center.

Leaving Port Columbus, follow signs to I-270 North. Take I-270 around the city to Dublin. Exit Route 33 to Marysville (northwest) approximately 15 miles.

Take the Scottslawn Road exit. Make a left and cross over highway. The Scotts Company North American Headquarters -- Horace Hagedorn Building is the first left. Follow signs for entry into The Berger Learning Center.

                                    VOTE BY INTERNET - www.proxyvote.com
                                    Use the Internet to transmit your voting
                                    instructions up until 11:59 P.M. Eastern
THE SCOTTS COMPANY                  Time the day before the meeting date. Have
C/O PROXY SERVICES                  your proxy card in hand when you access the
P.O. BOX 9142                       web site. You will be prompted to enter your
FARMINGDALE, NY 11735               12-digit Control Number which is located
                                    below to obtain your records and to create an electronic proxy voting instruction form.

                                    VOTE BY PHONE -1-800-690-6903
                                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                    VOTE BY MAIL
                                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Scotts Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                     SCOTTS            KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                 DETACH AND RETURN THIS PORTION ONLY
                                         THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

------------------------------------------------------------------------------------------------------------------------------------
THE SCOTTS COMPANY

VOTE ON DIRECTORS
(YOUR BOARD RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES)
                                                            FOR   WITHHOLD   FOR ALL    To withhold authority to vote for any
1. Election of four directors, each for a term of three     ALL      ALL     EXCEPT     individual nominee, mark "For All Except"
   years to expire at the 2005 Annual Meeting:                                          and write the nominee's number on the line
                                                                                        below.
   Nominees:      01) Charles M. Berger                     [ ]      [ ]      [ ]       ____________________________________________
                  02) James Hagedorn
                  03) Karen G. Mills
                  04) John Walker, Ph.D.
                                                                                                              For   Against  Abstain
VOTE ON SHAREHOLDER PROPOSAL
(YOUR BOARD RECOMMENDS THAT YOU VOTE AGAINST THE SHAREHOLDER PROPOSAL)

2. Adoption of the shareholder proposal relating to genetically engineered products.                          [ ]     [ ]      [ ]

TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT.


Please sign exactly as your name is stenciled hereon.

Note: Please fill in, sign, date and return this Proxy in the enclosed envelope. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title as such. If holder is a corporation, please sign the full corporate name by authorized officer.
Joint Owners should each sign individually. (Please note any change of address on this proxy card).


__________________________________________________________              __________________________________________________________
Signature [PLEASE SIGN WITHIN BOX]             Date                     Signature (Joint Owners)                Date

--------------------------------------------------------------------------------

                               THE SCOTTS COMPANY
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JANUARY 25, 2002

The undersigned holder(s) of common shares of The Scotts Company (the "Company") hereby appoints James Hagedorn and David M. Aronowitz, and each of them, the Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at The Berger Learning Center, 14111 Scottslawn Road, Marysville, Ohio 43041, on Friday, January 25, 2002, at 10:00 a.m., local time in Marysville, Ohio, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or any adjournment.

WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 AS DIRECTORS OF THE COMPANY AND "AGAINST" PROPOSAL NO.2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

IF COMMON SHARE UNITS ARE ALLOCATED TO THE ACCOUNT OF THE UNDERSIGNED UNDER THE SCOTTS COMPANY RETIREMENT SAVINGS PLAN (THE "RSP"), THEN THE UNDERSIGNED HEREBY DIRECTS THE TRUSTEE OF THE RSP TO VOTE ALL COMMON SHARES OF THE COMPANY REPRESENTED BY THE UNITS ALLOCATED TO THE UNDERSIGNED'S ACCOUNT UNDER THE RSP IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN, AT THE COMPANY ANNUAL MEETING AND AT ANY ADJOURNMENT, ON THE MATTERS SET FORTH ON THE REVERSE SIDE. IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL NOT BE VOTED BY THE TRUSTEE OF THE RSP.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and the related Proxy Statement, the Company's 2001 Summary Annual Report and the Company's 2001 Financial Statements and Other Information. Any proxy heretofore given to vote the common shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF THE SCOTTS COMPANY


    (This Proxy continues and must be signed and dated on the reverse side)

--------------------------------------------------------------------------------

THE SCOTTS COMPANY
     2001 FINANCIAL STATEMENTS AND OTHER INFORMATION































                                 [COVER PHOTO]

                               THE SCOTTS COMPANY

                           2001 FINANCIAL STATEMENTS
                             AND OTHER INFORMATION

                          MESSAGE TO OUR SHAREHOLDERS

     This 2001 Financial Statements and Other Information booklet contains our audited consolidated financial statements and all of the information that the regulations of the Securities and Exchange Commission (the "SEC") require be presented in an Annual Report to Shareholders. For legal purposes, this is The Scotts Company's 2001 Annual Report to Shareholders. This booklet does not contain all of the information included in The Scotts Company's 2001 Annual Report on Form 10-K. HOWEVER, THE 2001 ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, UNLESS SUCH EXHIBITS HAVE BEEN SPECIFICALLY INCORPORATED BY REFERENCE THEREIN), WILL BE PROVIDED TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO THE SCOTTS COMPANY, INVESTOR RELATIONS DEPARTMENT, 14111 SCOTTSLAWN ROAD, MARYSVILLE, OHIO 43041.
                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Message to Our Shareholders.................................     1
A Brief Description of Our Business.........................     2
Selected Financial Data.....................................     4
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     5
Quantitative and Qualitative Disclosures About Market
  Risk......................................................    18
Index to Consolidated Financial Statements..................    19
Stock Price and Dividend Information........................    63
Officers & Directors of The Scotts Company..................    64

                      A BRIEF DESCRIPTION OF OUR BUSINESS

     The Scotts Company (together with its subsidiaries, "Scotts" or the "Company") is one of the most widely recognized marketers and manufacturers of products for lawns, gardens, professional turf and horticulture. We believe that our market leadership is driven by our leading brands, consumer-focused marketing, product performance and extensive relationships with major U.S. retailers. Our portfolio of consumer brands that we believe hold a top one or two leading market share position in their respective U.S. markets includes the following:

     - Hyponex(R)
     - Miracle-Gro(R)
     - Ortho(R)
     - Osmocote(R)
     - Roundup(R)*
     - Scotts(R)
     - Turf Builder(R)

     Our portfolio of European Union brands includes the following:

     - Celaflor(R)
     - Fertiligene(R)
     - KB(R)
     - Levington(R)
     - Miracle-Gro(R)
     - Nexa-Lotte(R)
     - Shamrock(R)
     - Substral(R)
     - Weedol(R)

     We divide our business into three reporting segments:

     - North American Consumer;
     - Global Professional; and
     - International Consumer.

NORTH AMERICAN CONSUMER

     In our North American Consumer segment, we manufacture and market products and offer services that provide fast, easy and effective assistance to homeowners who seek to nurture beautiful and weed and pest-free lawns, gardens and indoor plants. These products and services are sold under brand names that people know and trust, and that incorporate many of the best technologies available to us. These products and services include:

    TURF BUILDER(R). We sell a complete line of granular lawn fertilizer, weed control, pest control and combination products under the Scotts Turf Builder(R) brand name. The Turf Builder(R) line of products is designed to make it easy for do-it-yourself consumers to select and properly apply the right product in the right quantity for their lawns.

    MIRACLE-GRO(R). We sell a complete line of water-soluble plant foods under the Miracle-Gro(R) brand name. These products are designed to be dissolved in water, creating a diluted nutrient solution which is poured over plants or sprayed through an applicator and rapidly absorbed by a plant's roots and leaves.

     Miracle-Gro(R) products are specially formulated to give different kinds of plants the right kind of nutrition. While Miracle-Gro(R) All-Purpose Water-Soluble Plant food is the leading product in the Miracle-Gro(R) line by market share, the Miracle-Gro(R) line includes other products such as Miracle-Gro(R) Rose Plant Food, Miracle-Gro(R) Tomato Plant Food, Miracle-Gro(R) Lawn Food and Miracle-Gro Bloom Booster(R). Miracle-Gro continues to look for ways to improve the convenience of its products for the consumer. The Miracle-Gro(R) Garden Feeder provides consumers with an easy, fast and effective way to feed all the plants in their garden. We are also introducing a high quality, slow release line of Miracle-Gro(R) plant foods for extended feeding convenience.

---------------
* Roundup(R) is a registered trademark of Monsanto Technology LLC (an affiliate of Monsanto Company (now known as Pharmacia Corporation)). We market and distribute consumer Roundup(R) products for Monsanto under a long-term marketing agreement. For additional information, please see the discussion under the heading "-- North American Consumer - Roundup(R)".

                                      ----

    ORTHO(R). We sell a broad line of weed control, indoor and outdoor pest control and plant disease control products under the Ortho(R) brand name. Ortho(R) products are available in aerosol, liquid ready-to-use, concentrated, granular and dust forms.

     Ortho(R) products include Weed-B-Gon(R) to control weeds, Brush-B-Gon(R) to control brush, and Bug-B-Gon(R), RosePride(R), Ortho-Klor(R), Ant-Stop(R), Orthene(R) Fire Ant control, Ortho(R) Home Defense(R) and Flea-B-Gon(R) to control pests.

    GROWING MEDIA. We sell a complete line of growing media products for indoor and outdoor uses under the Miracle-Gro(R), Scotts(R), Hyponex(R) and EarthGro(R) brand names, as well as other labels. These products include retail potting soils, garden soils, topsoil, manures, sphagnum peat and decorative barks and mulches. The addition of Miracle-Gro(R) fertilizers to potting soils and garden soils have turned low-margin commodity products into value-added brand leaders.

    SCOTTS LAWNSERVICE(R). In addition to our products, we provide residential lawn care, tree and shrub care and external pest control services through our Scotts LawnService(R) business. These services consist primarily of fertilizer, weed control, pest control and disease control applications.

    ROUNDUP(R). In 1998, we entered into a long-term marketing agreement with Monsanto and became Monsanto's exclusive agent for the marketing and distribution of consumer Roundup(R) non-selective herbicide products in the consumer lawn and garden market within the United States and certain other specified countries, including Australia, Austria, Canada, France, Germany and the United Kingdom.

    OTHER PRODUCTS. We manufacture and market three lines of high quality lawn spreaders under the Scotts(R) brand name: SpeedyGreen(R) rotary spreaders, AccuGreen(R) drop spreaders and Handy Green(R) II lawn spreaders. We sell a line of hose-end applicators for water-soluble plant foods like Miracle-Gro(R) products, and lines of applicators under the Ortho(R), Dial 'n Spray(R), Whirlybird(R) and Pull 'N Spray(R) trademarks for the application of certain insect control products. We also sell numerous varieties and blends of high quality grass seed, many of them proprietary, designed for different conditions and geographies. These consumer grass seed products are sold under the Scotts Pure Premium(R), Scotts Turf Builder(R), Scotts(R) and PatchMaster(R) brands.

    LICENSED PRODUCTS. We have granted several royalty-bearing licenses to use the Scotts(R) trademark, including: a license to Union Tools, Inc. for use on garden tools; a license to Home Depot U.S.A., Inc. under which Home Depot markets a line of motorized, walk-behind lawn mowers and tillers; and a license under which Home Depot markets a line of high quality, riding/tractor lawn mowers currently manufactured by Deere & Company.

GLOBAL PROFESSIONAL

     Through our Global Professional segment, we sell professional products to commercial nurseries, greenhouses, landscape service providers and specialty crop growers in North America and internationally in many locations including Africa, Australia, the Caribbean, the European Union, Japan, Latin America, the Middle East, New Zealand and Southeast Asia.

     We also sell a broad line of sophisticated controlled-release fertilizers, water-soluble fertilizers, pesticide products, wetting agents and growing media products to international professional customers under brand names that include Banrot(R), Metro-Mix(R), Miracle-Gro(R), Osmocote(R), Peters(R), Poly-S(R), Rout(R), ScottKote(R), Shamrock(R) and Sierra(R).

INTERNATIONAL CONSUMER

     In our International Consumer segment, we sell consumer lawn and garden products in over 25 countries outside of North America. Our International Consumer segment also manages and markets the consumer Roundup(R) business with Monsanto outside of North America under a long-term marketing agreement.

     Our international consumer products and brand names vary from country to country depending upon the market conditions, brand name strength and the nature of our strategic relationships in a given country. In the United Kingdom, we sell Miracle-Gro(R) plant fertilizers, Weedol(R) and Pathclear(R) herbicides, EverGreen(R) lawn fertilizer and Levington(R) growing media. Our other international brands include KB(R) and Fertiligene(R) in France, Celaflor(R), Nexa-Lotte(R) and Substral(R) in Germany and Austria, and ASEF(R), KB(R) and Substral(R) in the Benelux countries.

                                      ----

                            SELECTED FINANCIAL DATA
                               FIVE YEAR SUMMARY
                    FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                              2001(1)        2000         1999(2)       1998(3)       1997(4)
-------------------------------------------------------------------------------------------------------------
OPERATING RESULTS:
  Net sales                                  $1,747.7      $1,709.0      $1,602.5      $1,083.3       $871.7
  Gross profit                                  651.4         658.5         615.2         368.3        298.1
  Income from operations(5)                     116.4         210.2         196.1          94.1         94.8
  Income before extraordinary items              15.5          73.1          69.1          37.0         39.5
  Income applicable to common
    shareholders                                 15.5          66.7          53.5          26.5         29.7
  Depreciation and amortization                  63.6          61.0          56.2          34.5         26.8
FINANCIAL POSITION:
  Working capital                               245.7         234.1         274.8         135.3        146.5
  Investments in property, plant and
    equipment                                    63.4          72.5          66.7          41.3         28.6
  Property, plant and equipment, net            310.7         290.5         259.4         197.0        146.1
  Total assets                                1,843.0       1,761.4       1,769.6       1,035.2        787.6
  Total debt                                    887.8         862.8         950.0         372.5        221.3
  Total shareholders' equity                    506.2         477.9         443.3         403.9        389.2
CASH FLOWS:
  Cash flows from operating activities           65.7         171.5          78.2          71.0        121.1
  Cash flows from investing activities         (101.0)        (89.5)       (571.6)       (192.1)       (72.5)
  Cash flows from financing activities           21.4         (78.2)        513.9         118.4        (46.2)
RATIOS:
  Operating margin                                6.7%         12.2%         12.2%          8.7%        10.9%
  Current ratio                                   1.5           1.6           1.7           1.6          2.1
  Total debt to total book
    capitalization                               63.7%         64.3%         68.2%         48.0%        36.2%
  Return on average shareholders' equity          3.1%         14.5%         12.6%          6.7%         7.9%
PER SHARE DATA:
  Basic earnings per common share             $  0.55       $  2.39       $  2.93       $  1.42        $1.60
  Diluted earnings per common share              0.51          2.25          2.08          1.20         1.35
  Price to diluted earnings per share,
    end of period                                66.9          14.9          16.6          25.5         19.4
  Stock price at year-end                       34.10         33.50         34.63         30.63        26.25
  Stock price range -- High                     47.10         42.00         47.63         41.38        30.56
  Stock price range -- Low                      28.88         29.44         26.63         26.25        17.75
OTHER:
  EBITDA(6)                                     180.0         271.2         252.3         128.6        121.6
  EBITDA margin(6)                               10.3%         15.9%         15.7%         11.9%        13.9%
  Interest coverage (EBITDA/interest
    expense)(6)                                   2.1           2.9           3.2           4.0          4.8
  Average common shares outstanding              28.4          27.9          18.3          18.7         18.6
  Common shares used in diluted earnings
    per common share calculation                 30.4          29.6          30.5          30.3         29.3
  Dividends on Class A Convertible
    Preferred Stock                           $   0.0       $   6.4       $   9.7       $   9.8        $ 9.8

---------------

NOTE: Prior year presentations have been changed to conform to fiscal 2001 presentation; these changes did not impact net income.

(1) Includes Substral(R) brand acquired from Henkel KGaA from January 2001.

(2) Includes Rhone-Poulenc Jardin (nka Scotts France SAS) from October 1998, ASEF Holding BV from December 1998 and the non-Roundup(R) ("Ortho") business from January 1999.

(3) Includes Levington Group Limited (nka The Scotts Company (UK) Ltd.) from December 1997 and EarthGro, Inc. from February 1998.

(4) Includes Miracle Holdings Limited (nka The Scotts Company (UK) Ltd.) from January 1997.

(5) Income from operations for fiscal 2001 and 1998 includes $75.7 million and $20.4 million of restructuring and other charges, respectively.

(6) EBITDA is defined as income from operations, plus depreciation and amortization. We believe that EBITDA provides additional information for determining our ability to meet debt service requirements. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and EBITDA does not necessarily indicate whether cash flow will be sufficient to meet cash requirements.

                                      ----

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     Scotts is a leading manufacturer and marketer of consumer branded products for lawn and garden care and professional horticulture in the United States and Europe. During fiscal 2001, our operations were divided into three business segments: North American Consumer, Global Professional and International Consumer. The North American Consumer segment includes the Lawns, Gardens, Growing Media, Ortho, Scotts LawnService(R) and Canada businesses.

     As a leading consumer branded lawn and garden company, we focus on our consumer marketing efforts, including advertising and consumer research, to create demand to pull products through the retail distribution channels. In the past three years, we have spent approximately 5% of our gross sales annually on media advertising to support and promote our products and brands. We have applied this consumer marketing focus over the past several years, and we believe that Scotts continues to receive a significant return on these marketing expenditures. We expect that we will continue to focus our marketing efforts toward the consumer and to make a significant investment in consumer marketing expenditures in the future to drive market share and sales growth.

     In fiscal 2001, we began two major initiatives that affect the way we go to business with our customers in our North American consumer business segment. One was the "one face to the customer" initiative whereby the separate sales forces under our previous "Business Unit" structure were combined into a single, centrally managed and coordinated sales force. The other major initiative was the reduction in the number of, and amount of business we do through distributors. The end objective of these initiatives was to improve the service levels and relationships with our customers in North America. While we generally believe that these initiatives were successful in fiscal 2001, and are important to our future success, they did have the effect of increasing some costs in 2001, such as selling expenses, and further complicated order processing and fulfillment in an environment where we were also going live on our new ERP system in two significant businesses -- Lawns and Ortho.

     Scotts' sales are seasonal in nature and are susceptible to global weather conditions, primarily in North America and Europe. For instance, periods of wet weather can slow fertilizer sales but can increase demand for pesticide sales. Periods of dry, hot weather can have the opposite effect on fertilizer and pesticide sales. We believe that the acquisitions we have made over the past several years diversify both our product line risk and geographic risk to weather conditions.

     In fiscal 1999, we expanded our reach of product line offerings into the controls segment with the acquisition of the Ortho(R) brand of control products from Monsanto and the execution of the Roundup(R) marketing agreement. In addition, over the past several years, we have made several acquisitions to strengthen our international market position in the lawn and garden category including Rhone-Poulenc Jardin, ASEF Holding BV and, most recently, Substral. Each acquisition provided a significant addition to our then existing European platform and strengthened our foothold in the continental European consumer lawn and garden market. Through these acquisitions, we have established a strong presence in France, Germany, Austria and the Benelux countries. These acquisitions may also mitigate, to a certain extent, our susceptibility to weather conditions by expanding the regions in which we operate.

     The following discussion and analysis of our consolidated results of operations and financial position should be read in conjunction with our Consolidated Financial Statements included elsewhere in this booklet.

                                      ----

RESULTS OF OPERATIONS

     The following table sets forth the components of income and expense as a percentage of net sales for the three years ended September 30, 2001:

                                                                  Fiscal Year Ended September 30,
                                                           ----------------------------------------------
                                                           2001                  2000               1999
---------------------------------------------------------------------------------------------------------
Net sales                                                  100.0%                100.0%             100.0%
Cost of sales                                               62.7                  61.5               61.6
                                                           -----                 -----              -----
Gross profit                                                37.3                  38.5               38.4
Commission earned from marketing agreement, net              1.2                   1.7                1.8
Advertising and promotion                                    8.6                   9.0                8.9
Selling, general and administrative                         18.1                  17.7               17.6
Amortization of goodwill and other intangibles               1.6                   1.6                1.6
Restructuring and other charges                              3.9                   0.0                0.1
Other income, net                                           (0.4)                 (0.4)              (0.2)
                                                           -----                 -----              -----
Income from operations                                       6.7                  12.2               12.2
Interest expense                                             5.0                   5.5                4.9
                                                           -----                 -----              -----
Income before income taxes                                   1.7                   6.7                7.3
Income taxes                                                 0.8                   2.5                3.0
                                                           -----                 -----              -----
Income before extraordinary item                             0.9                   4.2                4.3
Extraordinary loss on extinguishment of debt                 0.0                   0.0                0.4
                                                           -----                 -----              -----
Net income                                                   0.9                   4.2                3.9
Dividends on Class A Convertible Preferred Stock             0.0                   0.4                0.6
                                                           -----                 -----              -----
Income applicable to common shareholders                     0.9%                  3.8%               3.3%
                                                           =====                 =====              =====

     The following table sets forth net sales by business segment for the three years ended September 30, 2001:

                                                     2001                     2000                  1999
----------------------------------------------------------------------------------------------------------
                                                                         ($millions)
North American Consumer:
  Lawns                                            $  514.7                 $  470.1              $  424.2
  Gardens                                             151.9                    152.8                 145.3
  Growing Media                                       305.3                    292.8                 257.1
  Ortho                                               222.8                    250.2                 210.8
  Scotts LawnService(R)                                42.0                     21.4                  14.0
  Canada                                               27.7                     29.8                  11.9
  Other                                                38.2                     36.2                  76.7
                                                   --------                 --------              --------
     Total                                          1,302.6                  1,253.3               1,140.0
International Consumer                                264.1                    274.6                 289.8
Global Professional                                   181.0                    181.1                 172.7
                                                   --------                 --------              --------
Consolidated                                       $1,747.7                 $1,709.0              $1,602.5
                                                   ========                 ========              ========

FISCAL 2001 COMPARED TO FISCAL 2000

     Net sales for fiscal 2001 were $1,747.7 million, an increase of 2.3% over fiscal 2000 sales of $1,709.0 million. As discussed below, net sales increased over 4% in the North American Consumer segment; whereas, net sales declined by 3.8% in the International Consumer segment and Global Professional net sales were flat.

     North American Consumer net sales were $1,302.6 million in fiscal 2001, an increase of 4% over fiscal 2000 net sales of $1,253.3 million. Net sales in the Lawns business within this segment were $514.7 million in fiscal 2001, a 9.5% increase over fiscal 2000 net sales of $470.1 million, primarily due to the introduction of a new line of grass seed products. Net sales in the Growing Media business increased

                                      ----

4.3% to $305.3 million in fiscal 2001 from $292.8 million in fiscal 2000. 2001 saw the continuation of the successful roll out of the value-added line of Miracle-Gro(R) branded garden and potting soils in the Growing Media business. Sales of branded soils increased from $74 million in fiscal 2000 to $101 million in fiscal 2001. Net sales in the Ortho business decreased 11% to $222.8 million in fiscal 2001 from $250.2 million in fiscal 2000 due primarily to the weather and product availability issues due to ERP system data problems. Net sales in the Scotts LawnService(R) business increased 96.3% to $42.0 million in fiscal 2001 from $21.4 million in fiscal 2000. This growth reflects continued expansion through acquisitions and new branch openings, as well as the success of our direct marketing campaign utilizing the Scotts(R) brand name. The other sales category consists of sales under a supply agreement to the purchaser of the ProTurf(R) business in 2001 and actual sales of the ProTurf(R) business in fiscal 2000 prior to the date of sale. Selling price changes were not material to net sales in fiscal 2001 or fiscal 2000.

     International Consumer net sales decreased 3.8% to $264.1 million in fiscal 2001 compared to $274.6 million in fiscal 2000. Excluding the adverse impact of changes in exchange rates, net sales for International Consumer increased over 3% compared to the prior year. The increase in sales is primarily due to the successful sell-in of a new line of fertilizer products under the Substral(R) brand name acquired January 1, 2001.

     Net sales for Global Professional of $181.0 million for fiscal 2001 were flat with fiscal 2000 net sales of $181.1 million. Excluding the unfavorable impact of changes in foreign exchange rates, Global Professional net sales increased approximately 3.5% year over year.

     Gross profit decreased to $651.4 million in fiscal 2001 compared to $658.5 million in fiscal 2000. Excluding restructuring charges, gross profit was flat year over year. Gross profit, including restructuring charges, as a percentage of net sales was 37.3% in fiscal 2001 compared to 38.5% in fiscal 2000. The decrease in gross profit as a percentage of net sales was driven by unfavorable product mix in the Ortho and Gardens businesses and increased sales of seed which has a lower margin than fertilizers and control products, offset by lower distribution costs and the favorable margin impact from the value-added Growing Media products.

     The net commission earned from marketing agreement in fiscal 2001 was $20.8 million, compared to $29.3 million in fiscal 2000. Despite worldwide earnings for the consumer Roundup(R) business increasing by approximately $4.0 million from fiscal 2000 to fiscal 2001, the gross commission earned by Scotts was flat due to the increased earnings targets and reduced commission rate schedule in the commission calculation for 2001 as compared to 2000. In addition, the net commission decreased due to the $10 million increase in contribution expenses as specified in the agreement.

     Advertising and promotion expenses for fiscal 2001 were $151.0 million, a decrease of $2.8 million from fiscal 2000 advertising and promotion expenses of $153.8 million. This decrease reflects the impact of improved media buying efficiencies and lower advertising rates compared to the prior year.

     Selling, general and administrative expenses for fiscal 2001 were $317.2 million, an increase of $14.5 million, or 4.8%, over similar expenses in fiscal 2000 of $302.7 million. As a percentage of sales, selling, general and administrative expenses were 18.1% for fiscal 2001 compared to 17.7% for fiscal 2000. The increase in selling, general and administrative expenses from the prior year is partially due to an increase in selling expenses as a result of the change in the selling and distribution model for the North American Consumer businesses. The increase in selling, general and administrative expenses is also due to an increase in information technology expenses from the prior year as a result of the cost of many information technology resources being capitalized toward the cost of our enterprise resource planning system in fiscal 2000 and the increased depreciation on the new ERP system in fiscal 2001. Most of these information technology resources have assumed a system support function that is now being expensed as incurred.

     Selling, general and administrative expenses associated with restructuring and other non-operating expenses were $68.4 million for fiscal 2001. These charges, along with the $7.3 million which is included in cost of sales for the write-off of inventory, were primarily associated with the closure or relocation of certain plants and administrative facilities. Included in the $68.4 million charge in selling, general and administrative costs is $20.4 million to write-down to fair value certain property and equipment and other assets; $5.8 million of facility exit costs; $27.0 million of severance costs; and $15.2 million in other restructuring and other costs. The severance costs related to reduction in force initiatives and facility

                                      ----
closures and consolidations in North America and Europe covering approximately 340 administrative, production, selling and other employees. Severance costs are expected to be paid in fiscal 2002 with some payments extending into 2003. All other fiscal 2001 restructuring related activities and costs are expected to be completed by the end of fiscal 2002. The Company expects these restructuring activities to result in expense savings of nearly $15 million in fiscal 2002 after reinvesting some of the savings to grow our brands in our International businesses.

     In fiscal 2002, the Company expects to recognize additional restructuring and other charges, primarily for relocation costs for equipment, personnel and inventory which must be expensed when incurred. Additional restructuring costs may be incurred in fiscal 2002 as our review and evaluation of our facilities and processes is an ongoing exercise aimed at achieving improved returns on invested capital. See Note 4 of the Notes to Consolidated Financial Statements.

     Amortization of goodwill and other intangibles increased to $27.7 million in fiscal 2001 from $27.1 million in fiscal 2000 due to the additional amortization related to the Substral acquisition in December 2000 and numerous small acquisitions by Scotts LawnService(R) throughout fiscal 2001. In fiscal 2002, Scotts will adopt Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" which is expected to result in a reduction in amortization expense in fiscal 2002 and future years. See Note 18 of the Notes to Consolidated Financial Statements.

     Other income for fiscal 2001 was $8.5 million compared to $6.0 million for fiscal 2000. The increase in other income was primarily due to the favorable settlement of certain legal matters in the current year and an insurance settlement from a seed warehouse fire. The prior year results also included losses on the sale of miscellaneous assets which did not recur in fiscal 2001.

     Income from operations for fiscal 2001 was $116.4 million compared to $210.2 million for fiscal 2000. The decrease was the result of the current year restructuring and other charges and increased selling, general and administrative costs, the decline in the marketing agreement net commission and higher depreciation expense for the new ERP system which was fully in service for all of fiscal 2001.

     For segment reporting purposes, earnings before interest, taxes and amortization is used as the measure for income from operations or operating income. On that basis, operating income in the North American Consumer segment increased from $244.2 million in fiscal 2000 to $250.0 million in fiscal 2001 due to the 4% increase in sales offset by lower margins due to mix and higher expenses for selling and the new ERP system. Operating income in the Global Professional segment declined from $26.4 million in fiscal 2000 to $17.4 million in fiscal 2001 due to lower sales due to weather and higher operating costs in the international Professional business. The operating cost structure in the international Professional business was addressed in the restructuring initiatives undertaken in late fiscal 2001. International Consumer segment operating income declined from income of $21.0 million in fiscal 2000 to a loss of $3.3 million in fiscal 2001. Excluding restructuring charges, International Consumer reported operating income of $6.7 million. The decline in income was due to lower sales due to poor weather in Europe and higher operating costs. The International Consumer cost structure was also addressed in 2001's restructuring initiatives. The Corporate operating loss increased from $54.2 million in fiscal 2000 to $120.0 million in fiscal 2001 primarily due to restructuring charges related to the domestic business.

     Interest expense for fiscal 2001 was $87.7 million, a decrease of $6.2 million from fiscal 2000 interest expense of $93.9 million. The decrease in interest expense was primarily due to favorable interest rates. The average rate on our variable rate debt was 7.85% in fiscal 2001 compared to 8.78% in fiscal 2000.

     Income tax expense was $13.2 million for fiscal 2001 compared to $43.2 million in fiscal 2000. The effective tax rate in fiscal 2001 was 46% compared to 37.1% for fiscal 2000. The primary driver of the change in the effective tax rate was the restructuring and other charges recorded in fiscal 2001, which reduced pre-tax income thereby increasing the effect of non-deductible goodwill amortization on the effective tax rate. Also, the prior year effective tax rate benefited from the elimination of tax reserves due to the settlement of certain tax contingencies.

     Net income was $15.5 million for fiscal 2001, or $.51 per common share on a diluted basis, compared to net income of $73.1 million for fiscal 2000, or $2.25 per common share on a diluted basis. Common shares and equivalents used in the computation of fully diluted earnings per share in fiscal 2001 and

                                      ----
fiscal 2000 were 30.4 million and 29.6 million, respectively. The increase reflects more common share equivalents due to higher average stock prices and additional option grants to associates in fiscal 2001.

FISCAL 2000 COMPARED TO FISCAL 1999

     Net sales for fiscal 2000 were $1,709 million, an increase of 6.6% over fiscal 1999 net sales of $1,603 million. On a pro forma basis, assuming that the Ortho and Rhone-Poulenc Jardin acquisitions had occurred on October 1, 1998, net sales for fiscal 2000 were 4.5% higher than pro forma net sales for fiscal 1999. The increase in net sales from year to year was driven by significant increases in net sales across all businesses in the North American Consumer segment, partially offset by decreases in net sales in the International Consumer segment as discussed below.

     North American Consumer net sales, excluding "Consumer Other" were $1,217 million in fiscal 2000, an increase of $154 million, or 14.5%, over net sales for fiscal 1999 of $1,063 million. Net sales in the Lawns business increased $45.9 million, or 10.8%, from fiscal 1999 to fiscal 2000, primarily due to a significant increase in sales to and consumer takeaway from national home centers. Net sales in the Gardens business increased $7.5 million, or 5.2%, primarily driven by strong net sales and market share performance in the water-soluble and tree spikes product lines and the successful introduction of new products such as the Miracle-Gro(R) Garden Weed Preventer(TM) line in fiscal 2000. Net sales in the Growing Media business increased $35.7 million, or 13.9%, due to strong category and market share growth, particularly for value-added products such as Miracle-Gro(R) Potting Soils. Sales in the Ortho business increased $39.4 million, or 18.7%, on an actual basis and $10.0 million, or 4.1%, on a pro forma basis, reflecting significantly improved volume with home center retailers and improved category and market share performance on the selective weed control product lines. Net sales for the Ortho business were negatively impacted by the voluntary product return program for the registered pesticide Ortho(R) Home Defense(R) Indoor & Outdoor Insect Killer, sold with the Pull 'N Spray(R) pump dispenser, the phasing out of products containing the active ingredient chlorpyrifos and reduced selling efforts by a primary distributor prior to its termination on September 30, 2000. Consumer Other net sales were the net sales of the ProTurf(R) business that was sold in May 2000. Selling price changes did not have a significant impact on net sales in the North American Consumer segment for fiscal 2000.

     Global Professional segment net sales of $181.1 million in fiscal 2000 were $8.4 million, or 4.9% above fiscal 1999 net sales of $172.7 million.

     International Consumer segment net sales of $274.6 million in fiscal 2000 were $14.2 million lower than net sales for fiscal 1999 of $289.8 million. Excluding the adverse impact of changes in exchange rates, net sales for the International Consumer segment increased nearly 4% compared to the prior year period. The increase is primarily due to improved results in the segment's continental European consumer businesses partially offset by decreases in the segment's U.K. consumer business caused by significant product rationalization and unusually poor weather.

     Gross profit increased to $658.5 million for fiscal 2000, an increase of 7.0% over fiscal 1999 gross profit of $615.2 million, driven by the 6.6% increase in year-to-date net sales discussed above and a slight increase in gross profit as a percentage of net sales. As a percentage of net sales, gross profit was 38.5% for fiscal 2000 compared to 38.4% of net sales for fiscal 1999. This increase in profitability on net sales was driven by a shift to direct distribution to certain retail accounts, improved product mix toward higher margin, value-added products and improved efficiencies in Scotts' production plants, offset by increased urea, fuel and other raw material costs and a significant erosion in the profitability of the ProTurf(R) business prior to its sale.

     The gross commission from marketing agreement in fiscal 2000 was $39.2 million, compared to $30.3 million in fiscal 1999. The increase in the gross commission from year to year was driven by significantly higher sales of consumer Roundup(R) worldwide year over year. Contribution expenses under marketing agreement were $9.9 million for fiscal 2000, compared to $1.6 million for fiscal 1999. The increase in contribution expenses was due to an increase in the contribution payment to Monsanto and an increase of $3.2 million in the amortization of the $32 million marketing fee paid to Monsanto as a result of correcting the amortization period from 20 to 10 years. The $3.2 million of additional amortization represents the additional amortization of $1.6 million that was not recognized in fiscal 1999 and additional amortization of $1.6 million for fiscal 2000.

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                                        9

     Advertising expenses for fiscal 2000 were $153.8 million, an increase of 7.4% over fiscal 1999 advertising expenses of $143.2 million. Promotion expenses are presented as a reduction of net sales. Promotion expenses increased from $45.8 million in fiscal 1999 to $55.3 million in fiscal 2000. As a percentage of net sales before deduction for promotion expenses, combined advertising and promotion spending increased to 11.9% in fiscal 2000 from 11.5% in fiscal 1999. This increase was primarily due to continued emphasis on increasing advertising and promotion expenses to drive revenue growth within the North American Consumer segment and investments in advertising and promotion to drive future sales growth in the International Consumer segment.

     Selling, general and administrative expenses in fiscal 2000 were $302.7 million, an increase of 7.6% over fiscal 1999 expenses of $281.2 million. As a percentage of net sales, selling, general and administrative expenses were 17.7% in fiscal 2000 and 17.6% in fiscal 1999. The increase in the dollar amount of selling, general and administrative expenses was primarily related to additional costs needed to support the increased net sales levels in the North American Consumer businesses, infrastructure expenses within the International Consumer segment, selling, general and administrative expenses for the Ortho business which were not incurred in the first quarter of fiscal 1999 due to the timing of the acquisition in January 1999, and increased legal costs as a result of the various legal matters discussed in Note 15 of the Notes to Consolidated Financial Statements.

     Amortization of goodwill and other intangibles in fiscal 2000 was $27.1 million, an increase of $1.5 million over fiscal 1999 amortization of $25.6 million. This increase was primarily due to fiscal 1999 not reflecting a full year of amortization related to the Ortho acquisition since the acquisition occurred in January 1999.

     Restructuring and other charges were $1.4 million in fiscal 1999. These charges represent severance costs associated with the reorganization of the North American Professional Business Group to strengthen distribution and technical sales support, integrate brand management across market segments and reduce annual operating expenses. Substantially all payments have been made as of September 30, 2000. There were no restructuring charges incurred in fiscal 2000.

     Other income in fiscal 2000 was $6.0 million compared to other income of $3.6 million in the prior year. The increase in other income, on a net basis, was primarily due to the $4.6 million gain resulting from the sale of the ProTurf(R) business, partially offset by costs incurred in connection with Scotts' voluntary return program for the registered pesticide Ortho(R) Home Defense(R) Indoor & Outdoor Insect Killer, sold with the Pull 'N Spray(R) pump dispenser and additional losses on disposals of miscellaneous fixed assets.

     Income from operations for fiscal 2000 was $210.2 million compared to $196.1 million for fiscal 1999. The increase in income from operations was due primarily to the increase in net sales across the North American Consumer businesses as noted above, partially offset by the decrease in net sales due to the sale of the ProTurf(R) business.

     Interest expense for fiscal 2000 was $93.9 million, an increase of $14.8 million over fiscal 1999 interest expense of $79.1 million. The increase in interest expense was due to increased borrowings to fund the Ortho acquisition and an increase in average borrowing rates under our credit facility, partially offset by reduced working capital requirements.

     Income tax expense was $43.2 million for fiscal 2000 compared to $47.9 million in the prior year. Scotts' effective tax rate decreased to 37.1% for fiscal 2000 compared to 41.0% for the previous year. The decrease in the effective tax rate for fiscal 2000 is due primarily to a reversal of $3.2 million of tax reserves upon resolution of certain outstanding tax matters during the third quarter of fiscal 2000 and a reduction in the base tax rate for the year, before reversal of reserves, to 40.0%.

     In conjunction with the Ortho acquisition, in January 1999, Scotts completed an offering of $330 million of 8 5/8% Senior Subordinated Notes due 2009. The net proceeds from this offering, together with borrowings under our credit facility, were used to fund the Ortho acquisition and repurchase approximately 97% of the then outstanding $100 million of 9 7/8% Senior Subordinated Notes due August 2004. We recorded an extraordinary loss on the extinguishment of the 9 7/8% Notes of $9.3 million, including a call premium of $7.2 million and the write-off of unamortized issuance costs and discounts of $2.1 million.

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                                       10

     Scotts reported net income of $73.1 million for fiscal 2000, or $2.25 per common share on a diluted basis, compared to net income of $63.2 million for fiscal 1999, or $2.08 per common share on a diluted basis. The diluted earnings per share for fiscal 2000 is net of a one-time reduction of $0.22 per share resulting from the early conversion of Class A Convertible Preferred Stock in October 1999. The diluted earnings per share for fiscal 1999 is net of a $0.19 per share charge associated with the extraordinary loss on early extinguishment of debt discussed above.

LIQUIDITY AND CAPITAL RESOURCES

     Cash provided by operating activities was $65.7 million for fiscal 2001 compared to cash provided by operating activities of $171.5 million for fiscal 2000. The seasonal nature of our operations generally requires cash to fund significant increases in working capital (primarily inventory and accounts receivable) during the first and second quarters. The third fiscal quarter is a period for collecting accounts receivable and liquidating inventory levels. The decrease in cash provided by operating activities for fiscal 2001 compared to the prior year was due to higher levels of inventory at September 30, 2001 compared to September 30, 2000, due, in part, to the move by major retailers to reduce inventory investments and lower than anticipated net sales in the fourth quarter of fiscal 2001.

     Cash used in investing activities was $101.0 million for fiscal 2001 compared to $89.5 million in the prior year. The additional cash used for investing activities in fiscal 2001 was primarily due to the $13.3 million in payments toward the purchase of the Substral(R) business discussed in Note 5 of the Notes to Consolidated Financial Statements, and other payments made toward several lawn service acquisitions during fiscal 2001 partially offset by reduced capital spending in fiscal 2001. Capital spending was $63.4 million in fiscal 2001 compared to $72.5 million in fiscal 2000. In line with our ongoing efforts to improve return on invested capital, capital spending in fiscal 2002 is expected to be approximately $50.0 million.

     Financing activities provided cash of $21.4 million for fiscal 2001 compared to using cash of $78.2 million in the prior year. The increase in cash from financing activities was primarily due to an increase in borrowings under our revolving credit facility to fund operating and investing activities during fiscal 2001.

     Total debt was $887.8 million as of September 30, 2001, an increase of $25.0 million compared with debt at September 30, 2000 of $862.8 million. The increase in debt compared to the prior year was primarily due to additional borrowings to fund operating and investing activities as discussed above and seller notes from the Substral(R) and Scotts LawnService(R) acquisitions in fiscal 2001.

     Our primary sources of liquidity are funds generated by operations and borrowings under our credit facility. The credit facility provides for borrowings in the aggregate principal amount of $1.1 billion and consists of term loan facilities in the aggregate amount of $525 million and a revolving credit facility in the amount of $575 million. Borrowings outstanding under the term loan facilities and revolving credit facility were $398.6 million and $94.7 million, respectively at September 30, 2001.

     In July 1998, our Board of Directors authorized the repurchase of up to $100 million of our common shares on the open market or in privately negotiated transactions on or prior to September 30, 2001. As of September 30, 2001, we repurchased 1,106,295 common shares, at a cost of $40.6 million, under this program.

     In October 2000, the Board of Directors approved the cancellation of the third year commitment of $50 million under the share repurchase program. The Board did authorize repurchasing the amount still outstanding under the second year repurchase commitment (approximately $9.0 million) through September 30, 2001. Share repurchases are subject to the covenants contained in our credit facility or our other debt instruments. Repurchased shares are held in treasury and will be used for the exercise of employee stock options and for other valid corporate purposes.

     We believe cash flows from operations and capital resources will be sufficient to meet debt service and working capital needs during fiscal 2002, and thereafter for the foreseeable future. However, we cannot ensure that our businesses will generate sufficient cash flows from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all, or that future borrowings will be available under our credit facility in amounts sufficient to pay indebtedness or fund

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

other liquidity needs. Actual results of operations will depend on numerous factors, many of which are beyond our control. We cannot ensure that we will be able to refinance any indebtedness, including our credit facility, on commercially reasonable terms, or at all.

     At September 30, 2001, Scotts was not in compliance with debt covenants pertaining to net worth, leverage and interest coverage. A waiver of non-compliance for these covenant violations was received in October 2001. In December 2001, Scotts amended the credit facility resulting in the elimination or resetting of certain negative and affirmative covenants. See Note 8 and Note 22 of the Notes to Consolidated Financial Statements.

ENVIRONMENTAL MATTERS

     We are subject to local, state, federal and foreign environmental protection laws and regulations with respect to our business operations and believe we are operating in substantial compliance with, or taking actions aimed at ensuring compliance with, such laws and regulations. We are involved in several legal actions with various governmental agencies related to environmental matters. While it is difficult to quantify the potential financial impact of actions involving environmental matters, particularly remediation costs at waste disposal sites and future capital expenditures for environmental control equipment, in the opinion of management, the ultimate liability arising from such environmental matters, taking into account established reserves, should not have a material adverse effect on our financial position. However, there can be no assurance that the resolution of these matters will not materially affect future quarterly or annual operating results.

ENTERPRISE RESOURCE PLANNING ("ERP")

     In July 1998, we announced a project designed to bring our information systems resources in line with our current strategic objectives. The project included the redesign of certain key business processes in connection with the installation of new software. SAP was selected as the primary software provider for this project. As of October 1, 2000, all of the North American businesses with the exception of Canada were operating under the new system. The implementation of the Canadian system began during the third quarter of fiscal 2001 and was substantially complete by October 1, 2001. Through September 30, 2001, we spent approximately $55 million on the project, approximately 75% of which has been capitalized and is being amortized over a period of four to eight years. We are currently evaluating when, and to what extent, the new information systems and applications will be implemented at our international locations.

EURO

     A new currency called the "euro" has been introduced in certain Economic and Monetary Union (EMU) countries. During 2002, all EMU countries are expected to be operating with the euro as their single currency. Uncertainty exists as to the effects the euro currency will have on the marketplace. We are assessing the impact the EMU formation and euro implementation will have on our internal systems and the sale of our products. Over $1.2 million of the costs associated with this work was incurred during fiscal 2001. Some costs will likely be incurred in the first quarter of fiscal 2002 and beyond as well but are not expected to be material.

MANAGEMENT'S OUTLOOK

     Results for fiscal 2001 were below management's expectations. Weather, the economy, retailer initiatives to reduce their inventory investment and our own product availability issues combined to make fiscal 2001 less profitable than fiscal 2000. We believe we are aggressively addressing ways to improve profitability of our business by the restructuring steps we took in late fiscal 2001 to reduce headcount and rationalize the supply chain, sales and administrative organizations in North America and Europe. This process will continue in fiscal 2002 and beyond. We also will continue to look for opportunities to bring new products into the marketplace and profitably expand our Scotts LawnService(R) business.

     Looking forward, we maintain the following broad tenets to our strategic plan:

     (1) Promote and capitalize on the strengths of the Scotts(R), Miracle-Gro(R), Hyponex(R) and Ortho(R) industry-leading brands, as well as our portfolio of powerful brands in our international markets. This involves a commitment to our retail partners that we will support these brands through

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                                       12
         advertising and promotion unequaled in the lawn and garden consumables market. In the Professional categories, it signifies a commitment to customers to provide value as an integral element in their long-term success;

     (2) Commit to continuously study and improve knowledge of the market, the consumer and the competition;

     (3) Simplify product lines and business processes, to focus on those that deliver value, evaluate marginal ones and eliminate those that lack future prospects; and

     (4) Achieve world leadership in operations, leveraging technology and know-how to deliver outstanding customer service and quality.

     We anticipate that we can deliver significant revenue and earnings growth through emphasis on executing our strategic plan. We believe that we can generate annual sales growth of 4% to 6% in our core businesses and annual earnings growth of at least 10%. In addition, we have targeted improving our return on invested capital. We believe that we can achieve our goal of realizing a return on our invested capital commensurate with the average return on invested capital for our consumer products peer group in the next three to four years. We expect to achieve this goal by reducing overhead spending, tightening capital spending controls, implementing return on capital measures into our incentive compensation plans and accelerating operating performance and gross margin improvements utilizing our new ERP capabilities in North America.

FORWARD-LOOKING STATEMENTS

     We have made and will make "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 in our 2001 Summary Annual Report, in this booklet, in our 2001 Annual Report on Form 10-K and in other contexts relating to future growth and profitability targets and strategies designed to increase total shareholder value. Forward-looking statements also include, but are not limited to, information regarding our future economic and financial condition, the plans and objectives of our management and our assumptions regarding our performance and these plans and objectives.

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the forward-looking statements. We desire to take advantage of the "safe harbor" provisions of that Act.

     The forward-looking statements that we make in our 2001 Summary Annual Report, in this booklet, in our 2001 Annual Report on Form 10-K and in other contexts represent challenging goals for our company, and the achievement of these goals is subject to a variety of risks and assumptions and numerous factors beyond our control. Important factors that could cause actual results to differ materially from the forward-looking statements we make are described below. All forward-looking statements attributable to us or persons working on our behalf are expressly qualified in their entirety by the following cautionary statements.

     - ADVERSE WEATHER CONDITIONS COULD ADVERSELY IMPACT FINANCIAL RESULTS.

      Weather conditions in North America and Europe have a significant impact on the timing of sales in the spring selling season and overall annual sales. Periods of wet weather can slow fertilizer sales, while periods of dry, hot weather can decrease pesticide sales. In addition, an abnormally cold spring throughout North America and/or Europe could adversely affect both fertilizer and pesticide sales and therefore our financial results.

     - OUR HISTORICAL SEASONALITY COULD IMPAIR OUR ABILITY TO PAY OBLIGATIONS AS THEY COME DUE AND OPERATING EXPENSES.

      Because our products are used primarily in the spring and summer, our business is highly seasonal. For the past two fiscal years, approximately 75% to 77% of our net sales have occurred in the second and third fiscal quarters combined. Our working capital needs and our borrowings peak near the middle of our second fiscal quarter because we are generating fewer revenues while

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                                       13
      incurring expenditures in preparation for the spring selling season. If cash on hand is insufficient to pay our obligations as they come due, including interest payments on our indebtedness, or our operating expenses, at a time when we are unable to draw on our credit facility, this seasonality could have a material adverse affect on our ability to conduct our business. Adverse weather conditions could heighten this risk.

     - OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS.

      Our substantial indebtedness could:

        - make it more difficult for us to satisfy our obligations;

        - increase our vulnerability to general adverse economic and industry conditions;

        - limit our ability to fund future working capital, capital expenditures, research and development costs and other general corporate requirements;

        - require us to dedicate a substantial portion of cash flows from operations to payments on our indebtedness, which would reduce the cash flows available to fund working capital, capital expenditures, research and development efforts and other general corporate requirements;

        - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

        - place us at a competitive disadvantage compared to our competitors that have less debt; and

        - limit our ability to borrow additional funds.

      If we fail to comply with any of the financial or other restrictive covenants of our indebtedness, our indebtedness could become due and payable in full prior to its stated due date. We cannot be sure that our lenders would waive a default or that we could pay the indebtedness in full if it were accelerated.

     - TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, WHICH WE MAY NOT BE ABLE TO GENERATE.

      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures and research and development efforts will depend on our ability to generate cash in the future. This, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure that our business will generate sufficient cash flow from operations or that currently anticipated cost savings and operating improvements will be realized on schedule or at all. We also cannot assure that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, on or before maturity. We cannot assure that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all.

     - PUBLIC PERCEPTIONS THAT THE PRODUCTS WE PRODUCE AND MARKET ARE NOT SAFE COULD ADVERSELY AFFECT US.

      We manufacture and market a number of complex chemical products, such as fertilizers, growing media, herbicides and pesticides, bearing one of our brands. On occasion, customers and some current or former employees have alleged that some products failed to perform up to expectations or have caused damage or injury to individuals or property. Public perception that our products are not safe, whether justified or not, could impair our reputation, damage our brand names and materially adversely affect our business.

     - BECAUSE OF THE CONCENTRATION OF OUR SALES TO A SMALL NUMBER OF RETAIL CUSTOMERS, THE LOSS OF ONE OR MORE OF OUR TOP CUSTOMERS COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

      Our top 10 North American retail customers together accounted for approximately 70% of our fiscal year 2001 net sales and 37% of our outstanding accounts receivable as of September 30, 2001. Our

                                      ----
      top four customers, Home Depot, Wal*Mart, Kmart and Lowe's represented approximately 28%, 15%, 9% and 8%, respectively, of our fiscal year 2001 net sales. These customers hold significant positions in the retail lawn and garden market. The loss of, or reduction in orders from, Home Depot, Wal*Mart, Kmart, Lowe's or any other significant customer could have a material adverse effect on our business and our financial results, as could customer disputes regarding shipments, fees, merchandise condition or related matters. Our inability to collect accounts receivable from any of these customers could also have a material adverse affect.

     - IF MONSANTO WERE TO TERMINATE THE MARKETING AGREEMENT FOR CONSUMER ROUNDUP(R) PRODUCTS, WE WOULD LOSE A SUBSTANTIAL SOURCE OF FUTURE EARNINGS.

      If we were to commit a serious default under the marketing agreement with Monsanto for consumer Roundup(R) products, Monsanto may have the right to terminate the agreement. If Monsanto were to terminate the marketing agreement rightfully, we would not be entitled to any termination fee, and we would lose all, or a significant portion, of the significant source of earnings we believe the marketing agreement provides. Monsanto may also be able to terminate the marketing agreement within a given region, including North America, without paying us a termination fee if sales to consumers in that region decline:

        - Over a cumulative three fiscal year period; or

        - By more than 5% for each of two consecutive fiscal years.

     - THE EXPIRATION OF PATENTS RELATING TO ROUNDUP(R) AND THE SCOTTS TURF BUILDER(R) LINE OF PRODUCTS COULD SUBSTANTIALLY INCREASE OUR COMPETITION IN THE UNITED STATES.

      Glyphosate, the active ingredient in Roundup(R), was subject to a patent in the United States that expired in September 2000. We cannot predict the success of Roundup(R) now that glyphosate is no longer patented. Substantial new competition in the United States could adversely affect us. Glyphosate is no longer subject to patent in Europe and is not subject to patent in Canada. While sales of Roundup(R) in such countries have continued to increase despite the lack of patent protection, sales in the United States may decline as a result of increased competition. Any such decline in sales would adversely affect our financial results through the reduction of commissions as calculated under the Roundup(R) marketing agreement. We are aware that Spectrum Brands produced glyphosate one-gallon products for Home Depot and Lowe's to be sold under the Real-Kill(R) and No-Pest(R) brand names, respectively, in fiscal year 2001. We anticipate that Lowe's will introduce a one-quart glyphosate product, and that Ace Hardware Corporation will introduce one-gallon and one-quart glyphosate products, in fiscal year 2002. It is too early to determine whether these product introductions will have a material adverse effect on our sales of Roundup(R).

      Our methylene-urea product composition patent, which covered Scotts Turf Builder(R), Scotts Turf Builder(R) with Plus 2(R) with Weed Control and Scotts Turf Builder(R) with Halts(R) Crabgrass Preventer, expired in July 2001 and could also result in increased competition. Any decline in sales of Turf Builder(R) products after the expiration of the methylene-urea product composition patent could adversely affect our financial results.

     - THE HAGEDORN PARTNERSHIP, L.P., BENEFICIALLY OWNS APPROXIMATELY 40% OF THE OUTSTANDING COMMON SHARES OF SCOTTS ON A FULLY DILUTED BASIS.

      The Hagedorn Partnership, L.P., beneficially owns approximately 40% of the outstanding common shares of Scotts on a fully diluted basis and has sufficient voting power to significantly influence the election of directors and the approval of other actions requiring the approval of our shareholders.

     - COMPLIANCE WITH ENVIRONMENTAL AND OTHER PUBLIC HEALTH REGULATIONS COULD INCREASE OUR COST OF DOING BUSINESS.

      Local, state, federal and foreign laws and regulations relating to environmental matters affect us in several ways. In the United States, all products containing pesticides must be registered with the United States Environmental Protection Agency ("U.S. EPA") and, in many cases, similar state agencies before they can be sold. The inability to obtain or the cancellation of any registration could have an adverse effect on our business. The severity of the effect would depend on which

                                      ----
      products were involved, whether another product could be substituted and whether our competitors were similarly affected. We attempt to anticipate regulatory developments and maintain registrations of, and access to, substitute chemicals. We may not always be able to avoid or minimize these risks.

      The Food Quality Protection Act, enacted by the U.S. Congress in August 1996, establishes a standard for food-use pesticides, which is that a reasonable certainty of no harm will result from the cumulative effect of pesticide exposures. Under this act, the U.S. EPA is evaluating the cumulative risks from dietary and non-dietary exposures to pesticides. The pesticides in our products, certain of which may be used on crops processed into various food products, continue to be evaluated by the U.S. EPA as part of this exposure risk assessment. It is possible that the U.S. EPA or a third party active ingredient registrant may decide that a pesticide we use in our products will be limited or made unavailable to us. For example, in June 2000, DowAgroSciences, an active ingredient registrant, voluntarily agreed to a gradual phase-out of residential uses of chlorpyrifos, an active ingredient used by us in our lawn and garden products. In December 2000, the U.S. EPA reached agreement with various parties, including manufacturers of the active ingredient diazinon, regarding a phased withdrawal of residential uses of products containing diazinon, used also by us in our lawn and garden products. We cannot predict the outcome or the severity of the effect of the U.S. EPA's continuing evaluations of active ingredients used in our products.

      The use of certain pesticide and fertilizer products is regulated by various local, state, federal and foreign environmental and public health agencies. Regulations regarding the use of some pesticide and fertilizer products may include requirements that only certified or professional users apply the product, that the products be used only in specified locations or that certain ingredients not be used. Users may be required to post notices on properties to which products have been or will be applied and may be required to notify individuals in the vicinity that products will be applied in the future. Even if we are able to comply with all such regulations and obtain all necessary registrations, we cannot assure that our products, particularly pesticide products, will not cause injury to the environment or to people under all circumstances. The costs of compliance, remediation or products liability have adversely affected operating results in the past and could materially affect future quarterly or annual operating results.

      The harvesting of peat for our growing media business has come under increasing regulatory and environmental scrutiny. In the United States, state regulations frequently require us to limit our harvesting and to restore the property to an agreed-upon condition. In some locations, we have been required to create water retention ponds to control the sediment content of discharged water. In the United Kingdom, our peat extraction efforts are also the subject of legislation.

      In addition to the regulations already described, local, state, federal and foreign agencies regulate the disposal, handling and storage of waste, air and water discharges from our facilities. In June 1997, the Ohio Environmental Protection Agency ("Ohio EPA") initiated an enforcement action against us with respect to alleged surface water violations and inadequate treatment capabilities at our Marysville facility and seeking corrective action under the Resource Conservation Recovery Act. We have met with the Ohio EPA and the Ohio Attorney General's office to negotiate an amicable resolution of these issues. On December 3, 2001, an agreed judicial Consent Order was submitted to the Union County Common Pleas Court. Although this Consent Order is subject to public comment and both parties may withdraw their consent to entry of the Order, we anticipate the Consent Order will be entered by the court in January 2002.

      During fiscal year 2001, we made approximately $1.3 million in environmental capital expenditures and $2.1 million in other environmental expenses, compared with approximately $1.2 million in environmental capital expenditures and $1.8 million in other environmental expenses in fiscal year 2000. Management anticipates that environmental capital expenditures and other environmental expenses for fiscal year 2002 will not differ significantly from those incurred in fiscal year 2001. The adequacy of these anticipated future expenditures is based on our operating in substantial

                                      ----
      compliance with applicable environmental and public health laws and regulations and several significant assumptions:

      - that we have identified all of the significant sites that must be remediated;
      - that there are no significant conditions of potential contamination that are unknown to us; and
      - that with respect to the anticipated agreed judicial Consent Order in Ohio, that potentially contaminated soil can be remediated in place rather than having to be removed and only specific stream segments will require remediation as opposed to the entire stream.

      If there is a significant change in the facts and circumstances surrounding these assumptions or if we are found not to be in substantial compliance with applicable environmental and public health laws and regulations, it could have a material impact on future environmental capital expenditures and other environmental expenses and our results of operations, financial position and cash flows.

     - THE IMPLEMENTATION OF THE EURO CURRENCY IN SOME EUROPEAN COUNTRIES BETWEEN 1999 AND 2002 COULD ADVERSELY AFFECT US.

      In January 1999, the "euro" was introduced in some Economic and Monetary Union countries and by 2002, all Economic and Monetary Union countries are expected to be operating with the euro as their single currency. Uncertainty exists as to the effects the euro currency will have on the marketplace. We are still assessing the impact the Economic and Monetary Union formation and euro implementation may have on the sales of our products and conduct of our business. We expect to take appropriate actions based on the results of our assessment. However, there can be no assurance that this issue will not have a material adverse effect on us or our future operating results and financial condition.

     - OUR SIGNIFICANT INTERNATIONAL OPERATIONS MAKE US MORE SUSCEPTIBLE TO FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND TO THE COSTS OF INTERNATIONAL REGULATION.

      We currently operate manufacturing, sales and service facilities outside of North America, particularly in the United Kingdom, Germany and France.

      Our international operations have increased with the acquisitions of Levington, Miracle Garden Care Limited, Ortho and Rhone-Poulenc Jardin and with the marketing agreement for consumer Roundup(R) products. In fiscal year 2001, international sales accounted for approximately 20% of our total sales. Accordingly, we are subject to risks associated with operations in foreign countries, including:

      - fluctuations in currency exchange rates;
      - limitations on the conversion of foreign currencies into U.S. dollars;
      - limitations on the remittance of dividends and other payments by foreign subsidiaries;
      - additional costs of compliance with local regulations; and
      - historically, higher rates of inflation than in the United States.

      The costs related to our international operations could adversely affect our operations and financial results in the future.

                                      ----

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     As part of our ongoing business, we are exposed to certain market risks, including fluctuations in interest rates, foreign currency exchange rates and commodity prices. We use derivative financial and other instruments, where appropriate, to manage these risks. We do not enter into transactions designed to mitigate our market risks for trading or speculative purposes.

INTEREST RATE RISK

     We have various debt instruments outstanding at September 30, 2001 that are impacted by changes in interest rates. As a means of managing our interest rate risk on these debt instruments, we have entered into the following interest rate swap agreements to effectively convert certain variable rate debt obligations to fixed rates:

     - A 20 million British Pounds Sterling notional amount swap to convert variable rate debt obligations denominated in British Pounds Sterling to a fixed rate. The exchange rate used to convert British Pounds Sterling to U.S. dollars at September 30, 2001 was $1.47: 1 GBP.

     - Four interest rate swaps with a total notional amount of $105.0 million which are used to hedge certain variable-rate obligations under our credit facility. The credit facility requires that we enter into hedge agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the 8 5/8% Senior Subordinated Notes due 2009 and term loan facilities is subject to a fixed rate.

     The following table summarizes information about our derivative financial instruments and debt instruments that are sensitive to changes in interest rates as of September 30, 2001. For debt instruments, the table presents principal cash flows and related weighted-average interest rates by expected maturity dates. For interest rate swaps, the table presents expected cash flows based on notional amounts and weighted-average interest rates by contractual maturity dates. Weighted-average variable rates are based on implied forward rates in the yield curve at September 30, 2001. The information is presented in U.S. dollars (in millions):

                                              Expected Maturity Date
                                         ---------------------------------                             Fair
                                         2002     2003     2004      2005     Thereafter    Total     Value
------------------------------------------------------------------------------------------------------------
Long-term debt:
Fixed rate debt                                                                 $330.0      $330.0    $320.5
  Average rate                                                                   8.625%      8.625%
Variable rate debt                       $31.3    $34.2    $34.2    $138.1      $255.5      $493.3    $493.3
  Average rate                            6.30%    6.30%    6.30%     6.40%       6.10%       6.23%
Interest rate derivatives:
Interest rate swap on GBP LIBOR          $(0.5)                                             $ (0.5)   $ (0.5)
  Average rate                            7.62%                                               7.62%
Interest rate swaps on USD LIBOR         $(1.6)   $(0.6)   $(0.1)                           $ (2.3)   $ (2.2)
  Average rate                            5.13%    5.15%    5.18%                             5.14%

OTHER MARKET RISKS

     Our market risk associated with foreign currency rates is not considered to be material. Through fiscal 2001, we had only minor amounts of transactions that were denominated in currencies other than the currency of the country of origin. We are subject to market risk from fluctuating market prices of certain raw materials, including urea and other chemicals and paper and plastic products. Our objectives surrounding the procurement of these materials are to ensure continuous supply and to minimize costs. We seek to achieve these objectives through negotiation of contracts with favorable terms directly with vendors. We do not enter into forward contracts or other market instruments as a means of achieving our objectives or minimizing our risk exposures on these materials.

                                      ----

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                             Page
Consolidated Financial Statements of The Scotts Company and
  Subsidiaries:
  Report of Management......................................  20
  Report of Independent Accountants.........................  21
  Consolidated Statements of Operations for the fiscal years ended September 30, 2001, 2000 and 1999................  22
  Consolidated Balance Sheets at September 30, 2001 and
     2000...................................................  23
  Consolidated Statements of Changes in Shareholders' Equity
     and Comprehensive Income for the fiscal years ended
     September 30, 2001, 2000 and 1999......................  24
  Consolidated Statements of Cash Flows for the fiscal years ended September 30, 2001, 2000 and 1999................  26
Notes to Consolidated Financial Statements..................  27

                                      ----

                              REPORT OF MANAGEMENT

     Management of The Scotts Company is responsible for the preparation, integrity and objectivity of the financial information presented in this 2001 Financial Statements and Other Information booklet. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and, accordingly, include some amounts that are based on management's best judgments and estimates.

     Management is responsible for maintaining a system of accounting and internal controls which it believes is adequate to provide reasonable assurance that assets are safeguarded against loss from unauthorized use or disposition and that the financial records are reliable for preparing financial statements. The selection and training of qualified personnel, the establishment and communication of accounting and administrative policies and procedures and a program of internal audits are important objectives of these control systems.

     The financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants selected by the Board of Directors. The independent accountants conduct a review of internal accounting controls to the extent required by generally accepted auditing standards and perform such tests and related procedures as they deem necessary to arrive at an opinion on the fairness of the financial statements in accordance with generally accepted accounting principles.

     The Board of Directors, through its Audit Committee consisting solely of non-management directors, meets periodically with management, internal audit personnel and the independent accountants to discuss internal accounting controls and auditing and financial reporting matters. The Audit Committee reviews with the independent accountants the scope and results of the audit effort. Both internal audit personnel and the independent accountants have access to the Audit Committee with or without the presence of management.

                                      ----

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The Scotts Company:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and comprehensive income and cash flows present fairly, in all material respects, the financial position of The Scotts Company at September 30, 2001, and September 30, 2000, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Columbus, Ohio

October 29, 2001, except for Note 22, as to which the date is December 12, 2001

                                      ----

                               THE SCOTTS COMPANY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                       2001                  2000                  1999
----------------------------------------------------------------------------------------------------------
Net sales                                            $1,747.7              $1,709.0              $ 1,602.5
Cost of sales                                         1,089.0               1,050.5                  987.3
Restructuring and other charges                           7.3
                                                     --------              --------              ---------
Gross profit                                            651.4                 658.5                  615.2
Gross commission earned from marketing
  agreement                                              39.1                  39.2                   30.3
Contribution expenses under marketing
  agreement                                              18.3                   9.9                    1.6
                                                     --------              --------              ---------
Net commission earned from marketing
  agreement                                              20.8                  29.3                   28.7
Operating expenses:
  Advertising and promotion                             151.0                 153.8                  143.2
  Selling, general and administrative                   317.2                 302.7                  281.2
  Restructuring and other charges                        68.4                                          1.4
  Amortization of goodwill and other
     intangibles                                         27.7                  27.1                   25.6
  Other income, net                                      (8.5)                 (6.0)                  (3.6)
                                                     --------              --------              ---------
Income from operations                                  116.4                 210.2                  196.1
Interest expense                                         87.7                  93.9                   79.1
                                                     --------              --------              ---------
Income before income taxes                               28.7                 116.3                  117.0
Income taxes                                             13.2                  43.2                   47.9
                                                     --------              --------              ---------
Income before extraordinary item                         15.5                  73.1                   69.1
Extraordinary loss on early
  extinguishment of debt, net of income
  tax benefit                                                                                          5.9
                                                     --------              --------              ---------
Net income                                               15.5                  73.1                   63.2
Dividends on Class A Convertible
  Preferred Stock                                                               6.4                    9.7
                                                     --------              --------              ---------
Income applicable to common
  shareholders                                       $   15.5              $   66.7              $    53.5
                                                     ========              ========              =========
Basic earnings per share:
Before extraordinary loss                            $   0.55              $   2.39              $    3.25
Extraordinary loss, net of tax                                                                       (0.32)
                                                     --------              --------              ---------
                                                     $   0.55              $   2.39              $    2.93
                                                     ========              ========              =========
Diluted earnings per share:
Before extraordinary loss                            $   0.51              $   2.25              $    2.27
Extraordinary loss, net of tax                                                                       (0.19)
                                                     --------              --------              ---------
                                                     $   0.51              $   2.25              $    2.08
                                                     ========              ========              =========
Common shares used in basic earnings
  per share calculation                                  28.4                  27.9                   18.3
Common shares and potential common
  shares used in diluted earnings per
  share calculation                                      30.4                  29.6                   30.5

See Notes to Consolidated Financial Statements.

                                      ----

                               THE SCOTTS COMPANY
                          CONSOLIDATED BALANCE SHEETS
                          SEPTEMBER 30, 2001 AND 2000
                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                                         2001                   2000
------------------------------------------------------------------------------------------------------
                                                ASSETS
Current assets:
  Cash and cash equivalents                                            $    18.7              $   33.0
  Accounts receivable, less allowance for uncollectible
     accounts of $23.9 in 2001 and $11.7 in 2000                           220.8                 216.0
  Inventories, net                                                         368.4                 307.5
  Current deferred tax asset                                                52.2                  25.1
  Prepaid and other assets                                                  34.1                  62.3
                                                                       ---------              --------
       Total current assets                                                694.2                 643.9
Property, plant and equipment, net                                         310.7                 290.5
Intangible assets, net                                                     771.1                 743.1
Other assets                                                                67.0                  83.9
                                                                       ---------              --------
       Total assets                                                    $ 1,843.0              $1,761.4
                                                                       =========              ========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt                                                      $    71.3              $   49.4
  Accounts payable                                                         150.9                 153.0
  Accrued liabilities                                                      208.0                 174.3
  Accrued taxes                                                             14.9                  33.1
                                                                       ---------              --------
       Total current liabilities                                           445.1                 409.8
Long-term debt                                                             816.5                 813.4
Other liabilities                                                           75.2                  60.3
                                                                       ---------              --------
       Total liabilities                                                 1,336.8               1,283.5
                                                                       ---------              --------
Commitments and contingencies
Shareholders' equity:
  Preferred shares, no par value, none issued
  Common shares, no par value per share, $.01 stated
     value per share, 31.3 shares issued in 2001 and 2000                    0.3                   0.3
  Capital in excess of stated value                                        398.3                 389.3
  Retained earnings                                                        212.3                 196.8
  Treasury stock at cost, 2.6 shares in 2001, 3.4 shares
     in 2000                                                               (70.0)                (83.5)
  Accumulated other comprehensive income                                   (34.7)                (25.0)
                                                                       ---------              --------
  Total shareholders' equity                                               506.2                 477.9
                                                                       ---------              --------
       Total liabilities and shareholders' equity                      $ 1,843.0              $1,761.4
                                                                       =========              ========

See Notes to Consolidated Financial Statements.

                                      ----

                               THE SCOTTS COMPANY
  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE
                                     INCOME
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                                 (IN MILLIONS)

                             Preferred Shares    Common Shares     Capital in               Treasury Stock
                             ----------------   ---------------    Excess of     Retained   ---------------
                             Shares   Amount    Shares   Amount   Stated Value   Earnings   Shares   Amount
-----------------------------------------------------------------------------------------------------------
Balance, September 30, 1998    0.2    $ 177.3    21.1     $0.2       $208.9       $ 76.6     (2.8)   $(55.9)
Net income                                                                          63.2
Foreign currency
  translation
Minimum pension liability
  Comprehensive income
Issuance of common shares
  held in treasury                                                      1.6                   0.2       4.0
Purchase of common shares                                                                    (0.3)    (10.0)
Dividends on Class A
  Convertible Preferred
  Stock                                                                             (9.7)
Conversion of Class A
  Convertible Preferred
  Stock                       (0.2)      (3.4)    0.2                   3.4
                              ----    -------    ----     ----       ------       ------     ----    ------
Balance, September 30, 1999    0.0      173.9    21.3      0.2        213.9        130.1     (2.9)    (61.9)
Net income                                                                          73.1
Foreign currency
  translation
Minimum pension liability
  Comprehensive income
Issuance of common shares
  held in treasury                                         0.1          1.5                   0.1       2.3
Purchase of common shares                                                                    (0.6)    (23.9)
Dividends on Class A
  Convertible Preferred
  Stock                                                                             (6.4)
Conversion of Class A
  Convertible Preferred
  Stock                                (173.9)   10.0                 173.9
                              ----    -------    ----     ----       ------       ------     ----    ------
Balance, September 30, 2000    0.0        0.0    31.3      0.3        389.3        196.8     (3.4)    (83.5)
Net income                                                                          15.5
Foreign currency
  translation
Unrecognized loss on
  derivatives
Minimum pension liability
  Comprehensive income
Issuance of common shares
  held in treasury                                                      9.0                   0.8      13.5
                              ----    -------    ----     ----       ------       ------     ----    ------
Balance, September 30, 2001    0.0    $   0.0    31.3     $0.3       $398.3       $212.3     (2.6)   $(70.0)
                              ====    =======    ====     ====       ======       ======     ====    ======

                                      ----

                               THE SCOTTS COMPANY
  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY AND COMPREHENSIVE
                               INCOME (CONTINUED)
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                                 (IN MILLIONS)

                                                           Accumulated Other
                                                         Comprehensive Income
                                              -------------------------------------------
                                                            Minimum Pension     Foreign
                                                               Liability       Currency
                                              Derivatives     Adjustment      Translation   Total
--------------------------------------------------------------------------------------------------
Balance, September 30, 1998                      $              $ (0.2)         $ (3.0)     $403.9
                                                 -----          ------          ------      ------
Net income                                                                                    63.2
Foreign currency translation                                                      (5.7)       (5.7)
Minimum pension liability                                         (4.0)(a)                    (4.0)
                                                 -----          ------          ------      ------
  Comprehensive income                                            (4.0)           (5.7)       53.5
Issuance of common shares held in treasury                                                     5.6
Purchase of common shares                                                                    (10.0)
Dividends on Class A Convertible Preferred
  Stock                                                                                       (9.7)
Conversion of Class A Convertible Preferred
  Stock
                                                 -----          ------          ------      ------
Balance, September 30, 1999                                     $ (4.2)         $ (8.7)     $443.3
                                                 -----          ------          ------      ------
Net income                                                                                    73.1
Foreign currency translation                                                     (11.2)      (11.2)
Minimum pension liability                                         (0.9)(a)                    (0.9)
                                                 -----          ------          ------      ------
  Comprehensive income                                            (0.9)          (11.2)       61.0
Issuance of common shares held in treasury                                                     3.9
Purchase of common shares                                                                    (23.9)
Dividends on Class A Convertible Preferred
  Stock                                                                                       (6.4)
Conversion of Class A Convertible Preferred
  Stock
                                                 -----          ------          ------      ------
Balance September 30, 2000                                      $ (5.1)         $(19.9)     $477.9
                                                 -----          ------          ------      ------
Net income                                                                                    15.5
Foreign currency translation
Unrecognized loss on derivatives                  (1.5)(b)                                    (1.5)
Minimum pension liability                                         (8.2)(a)                    (8.2)
                                                 -----          ------          ------      ------
  Comprehensive income                                                                         5.8
Issuance of common shares held in treasury                                                    22.5
                                                 -----          ------          ------      ------
Balance September 30, 2001                       $(1.5)         $(13.3)         $(19.9)     $506.2
                                                 =====          ======          ======      ======

---------------
(a) Net of tax benefits of $5.5, $0.5, and $2.7 for fiscal 2001, 2000 and 1999, respectively.

(b) Net of tax benefits of $1.1 for fiscal 2001.

See Notes to Consolidated Financial Statements.

                                      ----

                               THE SCOTTS COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
          FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2001, 2000 AND 1999
                                 (IN MILLIONS)

                                                                2001              2000              1999
----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                   $ 15.5            $ 73.1            $  63.2
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                                 32.6              29.0               29.0
    Amortization                                                 31.0              32.0               27.2
    Deferred taxes                                              (19.9)              7.5                0.5
    Extraordinary loss                                                                                 5.9
    Restructuring and other charges                              27.7
    Loss on sale of property                                                        4.4                1.8
    Gain on sale of business                                                       (4.6)
    Changes in assets and liabilities, net of
       acquired businesses:
       Accounts receivable                                      (14.2)              6.4               23.7
       Inventories                                              (68.5)              5.8              (21.6)
       Prepaid and other current assets                          31.4              (9.2)             (25.2)
       Accounts payable                                          (2.8)             19.4               10.7
       Accrued taxes and liabilities                            (22.7)             22.5              (10.7)
       Restructuring reserves                                    37.3
       Other assets                                               6.1              (4.7)             (35.9)
       Other liabilities                                          7.6              (6.4)               2.2
    Other, net                                                    4.6              (3.7)               7.4
                                                               ------            ------            -------
       Net cash provided by operating activities                 65.7             171.5               78.2
                                                               ------            ------            -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property, plant and equipment                   (63.4)            (72.5)             (66.7)
  Proceeds from sale of equipment                                                   1.8                1.5
  Investments in acquired businesses, net of cash
    acquired                                                    (26.5)            (18.3)            (506.2)
  Payments on sellers notes                                     (11.1)             (1.0)
  Other, net                                                                        0.5               (0.2)
                                                               ------            ------            -------
       Net cash used in investing activities                   (101.0)            (89.5)            (571.6)
                                                               ------            ------            -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings (repayments) under revolving and
    bank lines of credit                                         61.7             (26.0)              65.3
  Gross borrowings under term loans                             260.0                                525.0
  Gross repayments under term loans                            (315.7)            (23.7)              (3.0)
  Repayment of outstanding balance on previous
    credit facility                                                                                 (241.0)
  Issuance of 8 5/8% Senior Subordinated Notes                                                       330.0
  Extinguishment of 9 7/8% Senior Subordinated
    Notes                                                                                           (107.1)
  Settlement of interest rate locks                                                                  (12.9)
  Financing and issuance fees                                    (1.6)             (1.0)             (24.1)
  Dividends on Class A Convertible Preferred Stock                                 (6.4)             (12.1)
  Repurchase of treasury shares                                                   (23.9)             (10.0)
  Cash received from exercise of stock options                   17.0               2.8                3.8
                                                               ------            ------            -------
       Net cash provided by (used in) financing
         activities                                              21.4             (78.2)             513.9
Effect of exchange rate changes on cash                          (0.4)             (1.1)              (0.8)
                                                               ------            ------            -------
Net (decrease) increase in cash                                 (14.3)              2.7               19.7
Cash and cash equivalents, beginning of period                   33.0              30.3               10.6
                                                               ------            ------            -------
Cash and cash equivalents, end of period                       $ 18.7            $ 33.0            $  30.3
                                                               ======            ======            =======

See Notes to Consolidated Financial Statements.

                                      ----

                               THE SCOTTS COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

     The Scotts Company and its subsidiaries (collectively "Scotts" or the "Company") are engaged in the manufacture and sale of lawn care and garden products. The Company's major customers include mass merchandisers, home improvement centers, large hardware chains, independent hardware stores, nurseries, garden centers, food and drug stores, lawn and landscape service companies, commercial nurseries and greenhouses, and specialty crop growers. The Company's products are sold in the United States, Canada, the European Union, the Caribbean, Southeast Asia, the Middle East, Africa, Australia, New Zealand, Japan and Latin America.

ORGANIZATION AND BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of The Scotts Company and its subsidiaries. All material intercompany transactions have been eliminated.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying disclosures. Although these estimates are based on management's best knowledge of current events and actions the Company may undertake in the future, actual results ultimately may differ from the estimates.

REVENUE RECOGNITION

     Revenue is recognized when products are shipped and when title and risk of loss transfer to the customer. For certain large multi-location customers, products may be shipped to third-party warehousing locations. Revenue is not recognized until the customer places orders against that inventory and acknowledges ownership of the goods in writing. Provisions for estimated returns and allowances are recorded at the time of shipment based on historical rates of returns as a percentage of sales.

ADVERTISING AND PROMOTION

     The Company advertises its branded products through national and regional media, and through cooperative advertising programs with retailers. Retailers are also offered pre-season stocking and in-store promotional allowances. Certain products are also promoted with direct consumer rebate programs. Advertising and promotion costs (including allowances and rebates) incurred during the year are expensed ratably to interim periods in relation to revenues. All advertising and promotion costs, except for production costs, are expensed within the fiscal year in which such costs are incurred. Production costs for advertising programs are deferred until the period in which the advertising is first aired. Amounts paid to or credited to customers for promotional activities are classified as a reduction of net sales.

RESEARCH AND DEVELOPMENT

     All costs associated with research and development are charged to expense as incurred. Expense for fiscal 2001, 2000, and 1999 was $24.7 million, $24.1 million, and $21.7 million, respectively.

EARNINGS PER COMMON SHARE

     Basic earnings per common share is based on the weighted-average number of common shares outstanding each period. Diluted earnings per common share is based on the weighted-average number of common shares and dilutive potential common shares (stock options, convertible preferred stock and warrants) outstanding each period.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

INVENTORIES

     Inventories are stated at the lower of cost or market, principally determined by the FIFO method; however, certain growing media inventories are accounted for by the LIFO method. At September 30, 2001 and 2000, approximately 9% and 13% of inventories, respectively, are valued at the lower of LIFO cost or market. Inventories include the cost of raw materials, labor and manufacturing overhead. The Company makes provisions for obsolete or slow-moving inventories as necessary to properly reflect inventory value. Reserves for excess and obsolete inventories were $22.3 million and $20.1 million at September 30, 2001 and 2000, respectively.

LONG-LIVED ASSETS

     Property, plant and equipment, including significant improvements, are stated at cost. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

     Depletion of applicable land is computed on the units-of-production method. Depreciation of other property, plant and equipment is provided on the straight-line method and is based on the estimated useful economic lives of the assets as follows:

Land improvements                                               10 - 25 years
Buildings                                                       10 - 40 years
Machinery and equipment                                          3 - 15 years
Furniture and fixtures                                           6 - 10 years
Software                                                          3 - 8 years

     Interest is capitalized on all significant capital projects. The Company capitalized $3.1 million and $2.4 million of interest costs during fiscal 2001 and 2000, respectively.

     Goodwill arising from business acquisitions is amortized over its useful life, which is generally 20 to 40 years, on a straight-line basis. Intangible assets include patents, trademarks and other intangible assets which are valued at acquisition through independent appraisals. Patents, trademarks and other intangible assets are being amortized on a straight-line basis over periods varying from 7 to 40 years. Accumulated amortization at September 30, 2001 and 2000 was $150.2 million and $120.6 million, respectively.

     Management assesses the recoverability of property and equipment, goodwill, trademarks and other intangible assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from its future undiscounted cash flows. If it is determined that an impairment has occurred, an impairment loss is recognized for the amount by which the carrying amount of the asset exceeds its estimated fair value.

INTERNAL USE SOFTWARE

     The Company accounts for the costs of internal use software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Accordingly, costs other than reengineering costs are expensed or capitalized depending on whether they are incurred in the preliminary project stage, application development stage, or the post-implementation/ operation stage. As of September 30, 2001 and 2000, the Company had $36.7 million and $37.3 million, respectively, in unamortized capitalized internal use computer software costs. Amortization of these costs was $4.3 million during fiscal 2001 and $0.9 million during fiscal 2000.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ENVIRONMENTAL COSTS

     The Company recognizes environmental liabilities when conditions requiring remediation are identified. The Company determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated. Expenditures which extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. Environmental liabilities are not discounted or reduced for possible recoveries from insurance carriers.

FOREIGN EXCHANGE INSTRUMENTS

     Gains and losses on foreign currency transaction hedges are recognized in income and offset the foreign exchange gains and losses on the underlying transactions. Gains and losses on foreign currency firm commitment hedges are deferred and included in the basis of the transactions underlying the commitments.

     All assets and liabilities in the balance sheets of foreign subsidiaries whose functional currency is other than the U.S. dollar are translated into U.S. dollar equivalents at year-end exchange rates. Translation gains and losses are accumulated as a separate component of other comprehensive income and included in shareholders' equity. Income and expense items are translated at average monthly exchange rates. Foreign currency transaction gains and losses are included in the determination of net income.

DERIVATIVE INSTRUMENTS

     In the normal course of business, the Company is exposed to fluctuations in interest rates and the value of foreign currencies. The Company has established policies and procedures that govern the management of these exposures through the use of a variety of financial instruments. The Company employs various financial instruments, including forward exchange contracts and swap agreements, to manage certain of the exposures when practical. By policy, the Company does not enter into such contracts for the purpose of speculation or use leveraged financial instruments. The Company's derivatives activities are managed by the chief financial officer and other senior management of the Company in consultation with the Finance Committee of the Board of Directors. These activities include establishing the Company's risk-management philosophy and objectives, providing guidelines for derivative-instrument usage and establishing procedures for control and valuation, counterparty credit approval and the monitoring and reporting of derivative activity. The Company's objective in managing its exposure to fluctuations in interest rates and foreign currency exchange rates is to decrease the volatility of earnings and cash flows associated with changes in the applicable rates and prices. To achieve this objective, the Company primarily enters into forward exchange contracts and swap agreements whose values change in the opposite direction of the anticipated cash flows. Derivative instruments related to forecasted transactions are considered to hedge future cash flows, and the effective portion of any gains or losses is included in other comprehensive income until earnings are affected by the variability of cash flows. Any remaining gain or loss is recognized currently in earnings. The cash flows of the derivative instruments are expected to be highly effective in achieving offsetting cash flows attributable to fluctuations in the cash flows of the hedged risk. If it becomes probable that a forecasted transaction will no longer occur, the derivative will continue to be carried on the balance sheet at fair value, and gains and losses that were accumulated in other comprehensive income will be recognized immediately in earnings.

     To manage certain of its cash flow exposures, the Company has entered into forward exchange contracts and interest rate swap agreements. The forward exchange contracts are designated as hedges of the Company's foreign currency exposure associated with future cash flows. Amounts payable or receivable under forward exchange contracts are recorded as adjustments to selling, general and administrative expense. The interest rate swap agreements are designated as hedges of the Company's interest rate risk associated with certain variable rate debt. Amounts payable or receivable under the swap agreements are recorded as adjustments to interest expense. Unrealized gains or losses resulting from valuing these swaps at fair value are recorded in other comprehensive income.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company adopted Statement of Financial Accounting Standards No. 133 as of October 2000. Since adoption, there have been no gains or losses recognized in earnings for hedge ineffectiveness or due to excluding a portion of the value from measuring effectiveness.

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior years' financial statements to conform to fiscal 2001 classifications.

NOTE 2. DETAIL OF CERTAIN FINANCIAL STATEMENT ACCOUNTS

                                                                  2001                 2000
---------------------------------------------------------------------------------------------
                                                                        (in millions)
INVENTORIES, NET:
  Finished goods                                                 $ 295.8              $ 232.9
  Raw materials                                                     72.6                 74.6
                                                                 -------              -------
                                                                 $ 368.4              $ 307.5
                                                                 =======              =======

                                                                  2001                 2000
---------------------------------------------------------------------------------------------
                                                                        (in millions)
PROPERTY, PLANT AND EQUIPMENT, NET:
  Land and improvements                                          $  38.9              $  38.5
  Buildings                                                        119.5                109.0
  Machinery and equipment                                          203.4                201.4
  Furniture and fixtures                                            31.9                 30.0
  Software                                                          42.0                 39.5
  Construction in progress                                          79.6                 54.4
  Less: accumulated depreciation                                  (204.6)              (182.3)
                                                                 -------              -------
  Total                                                          $ 310.7              $ 290.5
                                                                 =======              =======

                                                                  2001                 2000
---------------------------------------------------------------------------------------------
                                                                        (in millions)
INTANGIBLE ASSETS, NET:
  Goodwill                                                       $ 352.3              $ 330.1
  Trademarks                                                       385.7                358.0
  Other                                                            183.3                175.6
  Less: accumulated amortization                                  (150.2)              (120.6)
                                                                 -------              -------
  Total                                                          $ 771.1              $ 743.1
                                                                 =======              =======

                                                                  2001                 2000
---------------------------------------------------------------------------------------------
                                                                        (in millions)
ACCRUED LIABILITIES:
  Payroll and other compensation accruals                        $  35.2              $  40.5
  Advertising and promotional accruals                              63.5                 62.3
  Restructuring accruals                                            30.1                  0.0
  Other                                                             79.2                 71.5
                                                                 -------              -------
  Total                                                          $ 208.0              $ 174.3
                                                                 =======              =======

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  2001                 2000
---------------------------------------------------------------------------------------------
                                                                        (in millions)
OTHER NON-CURRENT LIABILITIES:
  Accrued pension and postretirement liabilities                 $  62.0              $  49.8
  Legal and environmental reserves                                   7.0                 10.5
  Restructuring accruals                                             4.2                  0.0
  Other                                                              2.0                  0.0
                                                                 -------              -------
  Total                                                          $  75.2              $  60.3
                                                                 =======              =======

NOTE 3. MARKETING AGREEMENT

     Effective September 30, 1998, the Company entered into an agreement with Monsanto Company ("Monsanto", now known as Pharmacia Corporation) for exclusive domestic and international marketing and agency rights to Monsanto's consumer Roundup(R) herbicide products. Under the terms of the agreement, the Company is entitled to receive an annual commission from Monsanto in consideration for the performance of its duties as agent. The annual commission is calculated as a percentage of the actual earnings before interest and income taxes (EBIT), as defined in the agreement, of the Roundup(R) business. Each year's percentage varies in accordance with the terms of the agreement based on the achievement of two earnings thresholds and on commission rates that vary by threshold and program year.

     The agreement also requires the Company to make fixed annual payments to Monsanto as a contribution against the overall expenses of the Roundup(R) business. The annual fixed payment is defined as $20 million. However, portions of the annual payments for the first three years of the agreement are deferred. No payment was required for the first year (fiscal 1999), a payment of $5 million was required for the second year and a payment of $15 million was required for the third year so that a total of $40 million of the contribution payments were deferred. Beginning in the fifth year of the agreement, the annual payments to Monsanto increase to at least $25 million, which include per annum interest charges at 8%. The annual payments may be increased above $25 million if certain significant earnings targets are exceeded. If all of the deferred contribution amounts are paid prior to 2018, the annual contribution payments revert to $20 million. Regardless of whether the deferred contribution amounts are paid, all contribution payments cease entirely in 2018.

     The Company is recognizing a charge each year associated with the annual contribution payments equal to the required payment for that year. The Company is not recognizing a charge for the portions of the contribution payments that are deferred until the time those deferred amounts are paid. The Company considers this method of accounting for the contribution payments to be appropriate after consideration of the likely term of the agreement, the Company's ability to terminate the agreement without paying the deferred amounts, and the fact that approximately $18.6 million of the deferred amount is never paid, even if the agreement is not terminated prior to 2018, unless significant earnings targets are exceeded.

     The express terms of the agreement permit the Company to terminate the agreement only upon Material Breach, Material Fraud or Material Willful Misconduct by Monsanto, as such terms are defined in the agreement, or upon the sale of the Roundup business by Monsanto. In such instances, the agreement permits the Company to avoid payment of any deferred contribution and related per annum charge. The Company's basis for not recording a financial liability to Monsanto for the deferred portions of the annual contribution and per annum charge is based on our assessment and consultations with our legal counsel and the Company's independent accountants. In addition, the Company has obtained a legal opinion from The Bayard Firm, P.A., which concluded, subject to certain qualifications, that if the matter were litigated, a Delaware court would likely conclude that the Company is entitled to terminate the agreement at will, with appropriate prior notice, without incurring significant penalty, and avoid paying the unpaid deferred amounts. We have concluded that, should the Company elect to terminate the agreement at any balance sheet date, it will not incur significant economic consequences as a result of such action.

     The Bayard Firm was special Delaware counsel retained during fiscal 2000 solely for the limited purpose of providing a legal opinion in support of the contingent liability treatment of the agreement previously adopted by the Company and has neither generally represented or advised the Company nor

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

participated in the preparation or review of the Company's financial statements or any SEC filings. The terms of such opinion specifically limit the parties who are entitled to rely on it.

     The Company's conclusion is not free from challenge and, in fact, would likely be challenged if the Company were to terminate the agreement. If it were determined that, upon termination, the Company must pay any remaining deferred contribution amounts and related per annum charges, the resulting charge to earnings could have a material impact on the Company's results of operations and financial position. At September 30, 2001, contribution payments and related per annum charges of approximately $46.4 million had been deferred under the agreement. This amount is considered a contingent obligation and has not been reflected in the financial statements as of and for the year then ended.

     Monsanto has disclosed that it is accruing the $20 million fixed contribution fee per year beginning in the fourth quarter of Monsanto's fiscal year 1998, plus interest on the deferred portion.

     The agreement has a term of seven years for all countries within the European Union (at the option of both parties, the agreement can be renewed for up to 20 years for the European Union countries). For countries outside of the European Union, the agreement continues indefinitely unless terminated by either party. The agreement provides Monsanto with the right to terminate the agreement for an event of default (as defined in the agreement) by the Company or a change in control of Monsanto or the sale of the Roundup(R) business. The agreement provides the Company with the right to terminate the agreement in certain circumstances including an event of default by Monsanto or the sale of the Roundup(R) business. Unless Monsanto terminates the agreement for an event of default by the Company, Monsanto is required to pay a termination fee to the Company that varies by program year. The termination fee is $150 million for each of the first five program years, gradually declines to $100 million by year ten of the program and then declines to a minimum of $16 million if the program continues for years 11 through 20.

     In consideration for the rights granted to the Company under the agreement for North America, the Company was required to pay a marketing fee of $32 million to Monsanto. The Company has deferred this amount on the basis that the payment will provide a future benefit through commissions that will be earned under the agreement and is amortizing the balance over ten years, which is the estimated likely term of the agreement.

NOTE 4. RESTRUCTURING AND OTHER CHARGES

2001 CHARGES

     During the third and fourth quarters of fiscal 2001, the Company recorded $75.7 million of restructuring and other charges, primarily associated with the closure or relocation of certain manufacturing and administrative facilities. The $75.7 million in charges is segregated in the Statements of Operations in two components: (i) $7.3 million included in cost of sales for the write-off of inventory that was rendered unusable as a result of the restructuring activities and (ii) $68.4 million included in selling, general and administrative costs. Included in the $68.4 million charge in selling, general and administrative costs is $20.4 million to write-down to fair value certain property and equipment and other assets; $5.8 million of facility exit costs; $27.0 million of severance costs; and $15.2 million in other restructuring and other costs. The severance costs related to reduction in force initiatives and facility closures and consolidations in North America and Europe covering approximately 340 administrative, production, selling and other employees. Severance costs are expected to be paid in fiscal 2002 with some payments extending into 2003. All other fiscal 2001 restructuring related activities and costs are expected to be completed by the end of fiscal 2002.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following is a rollforward of the restructuring and related charges recorded in the third and fourth quarters of fiscal 2001:

             Description                   Type       Classification   Charge    Payment   Balance
--------------------------------------------------------------------------------------------------
Severance                                  Cash           SG&A          $27.0    $ (1.9)    $25.1
Facility exit costs                        Cash           SG&A            5.8      (0.6)      5.2
Other related costs                        Cash           SG&A           15.2      (8.2)      7.0
                                                                        -----    ------     -----
  Total cash                                                             48.0    $(10.7)    $37.3
                                                                        -----    ======     =====
Property and equipment writedowns        Non-Cash         SG&A            7.9
Obsolete inventory writeoffs             Non-Cash     Cost of sales       7.3
Other asset writedowns                   Non-Cash         SG&A           12.5
                                                                        -----
  Total non-cash                                                         27.7
                                                                        -----
  Total                                                                 $75.7
                                                                        =====

1999 CHARGES

     During fiscal 1999, the Company recorded $1.4 million of restructuring charges associated with management's decision to reorganize the North American Professional Business Group to strengthen distribution and technical sales support, integrate brand management across market segments and reduce annual operating expenses. These charges represent costs to sever approximately 60 in-house sales associates who were terminated in fiscal 1999. Approximately $1.1 million of severance payments were made to these former associates during fiscal 1999. Of the remaining $0.3 million, $0.2 million was paid in fiscal 2000, and the remainder was paid in fiscal 2001.

NOTE 5. ACQUISITIONS AND DIVESTITURES

     On January 1, 2001, the Company acquired the Substral(R) brand and consumer plant care business from Henkel KGaA. Substral(R) is a leading consumer fertilizer brand in many European countries including Germany, Austria, Belgium, France and the Nordics. Under the terms of the asset purchase agreement, the Company acquired specified working capital and intangible assets associated with the Substral(R) business. The purchase price will be determined based on the value of the working capital assets acquired and the performance of the business for the period from June 15, 2000 to December 31, 2000. The parties to the transaction are still in the process of determining a final purchase price; however, the Company's management estimates that the final purchase price will be approximately $40 million. On June 29, 2001 and December 29, 2000, the Company advanced $6.4 million and $6.9 million, respectively, to Henkel KGaA toward the Substral(R) purchase price.

     The Substral(R) acquisition was made in exchange for cash and notes due to seller and was accounted for under the purchase method of accounting. Accordingly, Substral's results have been included from the date of its acquisition and the purchase price has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. Intangible assets associated with the purchase were $33.7 million.

     Statement of Financial Accounting Standards No. 141, "Business Combinations" was issued in June 2001. This new standard mandates the purchase method of accounting for all business combinations entered into after June 30, 2001. The standard also requires the valuation of intangible assets apart from goodwill for assets that arise as a result of contractual or legal rights or if the right is separable (able to be sold, transferred, leased, licensed, etc.). Goodwill is the residual amount after all tangible and other intangible assets have been valued. All acquisitions in fiscal 2001 were in process or completed prior to the effective date of SFAS No. 141.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma results of operations give effect to the Substral(R) brand acquisition as if it had occurred on October 1, 1999.

                                                               Fiscal Year Ended
                                                                 September 30,
                                                              --------------------
                                                                2001        2000
----------------------------------------------------------------------------------
                                                                 (in millions)
Net sales                                                     $1,752.3    $1,727.2
Income before extraordinary loss                                  16.2        69.5
Net income                                                        16.2        69.5
Basic earnings per share:
  Before extraordinary loss                                   $    .57    $   2.49
  After extraordinary loss                                         .57        2.49
Diluted earnings per share:
  Before extraordinary loss                                   $    .53    $   2.34
  After extraordinary loss                                         .53        2.34

     In May 2000, the Company sold its ProTurf(R) business to two buyers. The terms of the agreement included the sale of certain inventory for approximately $16.3 million and an arrangement for the use and eventual purchase of related trademarks by the buyers. A gain of approximately $4.6 million for the sale of this business is reflected in the Company's fiscal 2000 results of operations.

NOTE 6. RETIREMENT PLANS.

     The Company offers a defined contribution profit sharing and 401(k) plan for substantially all U.S. employees. Full-time employees may participate in the plan on the first day of the month after being hired. Temporary employees may participate after working at least 1,000 hours in their first twelve months of employment and after reaching the age of 21. The plan allows participants to contribute up to 15% of their compensation in the form of pre-tax or post-tax contributions. The Company provides a matching contribution equivalent to 100% of participants' initial 3% contribution and 50% of the participants' remaining contribution up to 5%. Participants are immediately vested in employee contributions, the Company's matching contributions and the investment return on those monies. The Company also provides a base contribution to employees' accounts regardless of whether employees are active in the plan. The base contribution is 2% of compensation up to 50% of the Social Security taxable wage base plus 4% of compensation in excess of 50% of the Social Security wage base. Participants become vested in the Company's base contribution after three years of service. The Company recorded charges of $10.3 million, $7.4 million and $8.4 million under the plan in fiscal 2001, 2000 and 1999, respectively.

     In conjunction with the decision to offer the expanded defined contribution profit sharing and 401(k) plan to domestic Company associates, management decided to freeze benefits under certain defined benefit pension plans. These pension plans covered substantially all full-time U.S. associates who had completed one year of eligible service and reached the age of 21. The benefits under these plans are based on years of service and the associates' average final compensation or stated amounts. The Company's funding policy, consistent with statutory requirements and tax considerations, is based on actuarial computations using the Projected Unit Credit method. The Company also curtailed its non-qualified supplemental pension plan which provides for incremental pension payments from the Company so that total pension payments equal amounts that would have been payable from the Company's pension plans if it were not for limitations imposed by income tax regulations.

     The Company also sponsors the following pension plans associated with the international businesses it has acquired: Scotts Europe BV, ASEF Europe BV (Netherlands), The Scotts Company (UK) Ltd., Miracle Garden Care, Scotts France SAS, Scotts Celaflor GmbH (Germany) and Scotts Celaflor HG (Austria). These plans generally cover all associates of the respective businesses and retirement benefits are generally based on years of service and compensation levels. The pension plans for Scotts Europe BV, ASEF Europe BV (Netherlands), The Scotts Company (UK) Ltd., and Miracle Garden Care are funded plans. The remaining international pension plans are not funded by separately held plan assets.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In connection with reduction in force initiatives implemented in fiscal 2001, curtailment (gains) or losses of ($0.2) million and $2.7 million were recorded as components of restructuring expense for the international and domestic defined benefit pension plans, respectively.

     The following tables present information about benefit obligations, plan assets, annual expense and other assumptions about the Company's defined benefit pension plans ($ millions):

                                            Curtailed
                                             Defined              International             Curtailed
                                          Benefit Plans           Benefit Plans            Excess Plan
                                        -----------------     ---------------------     -----------------
                                         2001       2000        2001         2000        2001       2000
---------------------------------------------------------------------------------------------------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning
  of year                               $ 59.5     $ 59.0     $   72.1     $   73.2     $  1.9     $  1.9
Service cost                                                       3.6          2.9
Interest cost                              4.6        4.1          4.0          3.7        0.1        0.1
Plan participants'
  contributions                                                    0.7          0.8
Curtailment loss (gain)                    2.7                    (0.2)
Actuarial (gain) loss                      4.3                    (2.7)        (0.4)      (0.1)      (0.1)
Benefits paid                             (3.9)      (3.6)        (1.7)        (1.6)
Foreign currency translation                                       0.3         (6.5)
                                        ------     ------     --------     --------     ------     ------
Benefit obligation at end of
  year                                  $ 67.2     $ 59.5     $   76.1     $   72.1     $  1.9     $  1.9
                                        ======     ======     ========     ========     ======     ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at
  beginning of year                       56.2       56.8         64.3         59.9
Actual return on plan assets               4.5        3.0        (13.7)         7.6
Employer contribution                      0.1                     2.8          1.2
Plan participants'
  contributions                                                    0.7          0.9
Benefits paid                             (3.9)      (3.6)        (1.7)        (0.6)
Foreign currency translation                                      (0.6)        (4.7)
                                        ------     ------     --------     --------
Fair value of plan assets at
  end of year                           $ 56.9     $ 56.2     $   51.8     $   64.3
                                        ======     ======     ========     ========
AMOUNTS RECOGNIZED IN THE
  STATEMENT OF FINANCIAL
  POSITION CONSIST OF:
Funded status                            (10.3)      (3.3)       (24.3)        (7.8)      (1.9)      (1.9)
Unrecognized losses                       12.1        8.3         15.8          0.7        0.3        0.3
                                        ------     ------     --------     --------     ------     ------
Net amount recognized                   $  1.8     $  5.0     $   (8.5)    $   (7.1)    $ (1.6)    $ (1.6)
                                        ======     ======     ========     ========     ======     ======

                                  2001       2000       1999        2001         2000         1999        2001       2000
----------------------------------------------------------------------------------------------------------------------------
COMPONENTS OF NET PERIODIC
  BENEFIT COST
Service cost                     $          $          $          $    3.6     $    3.5     $    3.2     $          $
Interest cost                       4.6        4.1        4.2          4.0          4.0          3.6        0.1        0.1
Expected return on plan assets     (4.3)      (4.4)      (4.5)        (4.8)        (5.5)        (3.7)
Net amortization and deferral       0.3                   0.4                       0.6          0.3
Curtailment loss (gain)             2.7                               (0.2)
                                 ------     ------     ------     --------     --------     --------     ------     ------
Net periodic benefit cost        $  3.3     $ (0.3)    $  0.1     $    2.6     $    2.6     $    3.4     $  0.1     $  0.1
                                 ======     ======     ======     ========     ========     ========     ======     ======

                                  1999
-------------------------------  ------
COMPONENTS OF NET PERIODIC
  BENEFIT COST
Service cost                     $
Interest cost                       0.1
Expected return on plan assets
Net amortization and deferral
Curtailment loss (gain)
                                 ------
Net periodic benefit cost        $  0.1
                                 ======

                                         2001       2000        2001          2000         2001       2000
-----------------------------------------------------------------------------------------------------------
Weighted average assumptions:
  Discount rate                           7.5%      7.75%      5.5-6.5%      5.4-6.5%       7.5%      7.75%
  Expected return on plan
    assets                                8.0%       8.0%      4.0-8.0%      4.0-8.0%       8.0%       8.0%
  Rate of compensation increase           n/a        n/a       2.5-4.0%      1.5-4.0%       n/a        n/a

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     At September 30, 2001, the status of the international plans was as follows:

                                                                    2001               2000
--------------------------------------------------------------------------------------------
Plans with benefit obligations in excess of plan
  assets:
  Aggregate projected benefit obligations                           $73.9              $17.2
  Aggregate fair value of plan assets                                49.7                4.7
Plans with plan assets in excess of benefit
  obligations:
  Aggregate projected benefit obligations                             2.1               54.9
  Aggregate fair value of plan assets                                 2.1               59.6

NOTE 7. ASSOCIATE BENEFITS

     The Company provides comprehensive major medical benefits to certain of its retired associates and their dependents. Substantially all of the Company's domestic associates become eligible for these benefits if they retire at age 55 or older with more than ten years of service. The plan requires certain minimum contributions from retired associates and includes provisions to limit the overall cost increases the Company is required to cover. The Company funds its portion of retiree medical benefits on a pay-as-you-go basis.

     Prior to October 1, 1993, the Company effected several changes in plan provisions, primarily related to current and ultimate levels of retiree and dependent contributions. Retirees as of October 1, 1993 are entitled to benefits existing prior to these plan changes. These plan changes resulted in a reduction in unrecognized prior service cost, which is being amortized over future years.

     In connection with the reduction in force in fiscal 2001, the plan incurred a curtailment expense of $3.7 million which was included in restructuring expense.

     The following table set for the information about the retiree medical plan:

                                                                    2001                2000
---------------------------------------------------------------------------------------------
                                                                         (in millions)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of year                            $ 18.0              $ 15.8
Service cost                                                          0.3                 0.4
Interest cost                                                         1.4                 1.3
Plan participants' contributions                                      0.3                 0.3
Curtailment loss                                                      3.7
Actuarial loss                                                                            1.2
Benefits paid                                                        (1.2)               (1.0)
                                                                   ------              ------
Benefit obligation at end of year                                  $ 22.5              $ 18.0
                                                                   ======              ======
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of year                     $                   $
Employer contribution                                                 0.9                 0.7
Plan participants' contributions                                      0.3                 0.3
Benefits paid                                                        (1.2)               (1.0)
                                                                   ------              ------
Fair value of plan assets at end of year                           $   --              $   --
                                                                   ======              ======
AMOUNTS RECOGNIZED IN THE STATEMENT OF FINANCIAL
  POSITION CONSIST OF:
Funded status                                                      $(22.5)             $(18.0)
Unrecognized prior service costs                                     (1.7)               (3.0)
Unrecognized prior gain                                              (0.3)               (4.0)
                                                                   ------              ------
Net amount recognized                                              $(24.5)             $(25.0)
                                                                   ======              ======

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The discount rates used in determining the accumulated postretirement benefit obligation were 7.5% and 7.75% in fiscal 2001 and 2000, respectively. For measurement purposes, annual rates of increase in per capita cost of covered retiree medical benefits assumed for fiscal 2001 and 2000 were 9.50% and 8.50%, respectively. The rate was assumed to decrease gradually to 5.5% through the year 2010 and remain at that level thereafter. A 1% increase in health cost trend rate assumptions would increase the accumulated postretirement benefit obligation (APBO) as of September 30, 2001 and 2000 by $0.5 million and $0.7 million, respectively. A 1% increase or decrease in the same rate would not have a material effect on service or interest costs.

     The Company is self-insured for certain health benefits up to $0.2 million per occurrence per individual. The cost of such benefits is recognized as expense in the period the claim is incurred. This cost was $14.7 million, $9.9 million and $11.0 million in fiscal 2001, 2000 and 1999, respectively. The Company is self-insured for State of Ohio workers compensation up to $0.5 million per claim. Claims in excess of stated limits of liability and claims for workers compensation outside of the State of Ohio are insured with commercial carriers.

NOTE 8. DEBT

                                                                        September 30,
                                                                  --------------------------
                                                                   2001                2000
--------------------------------------------------------------------------------------------
                                                                        (in millions)
Revolving loans under credit facility                             $ 94.7              $ 37.3
Term loans under credit facility                                   398.6               452.2
Senior subordinated notes                                          320.5               319.2
Notes due to sellers                                                53.7                36.4
Foreign bank borrowings and term loans                               9.4                 7.1
Capital lease obligations and other                                 10.9                10.6
                                                                  ------              ------
                                                                   887.8               862.8
Less current portions                                               71.3                49.4
                                                                  ------              ------
                                                                  $816.5              $813.4
                                                                  ======              ======

     Maturities of short- and long-term debt, including capital leases for the next five fiscal years and thereafter are as follows:

                                                            Capital Leases              Other
                                                              and Other                  Debt
----------------------------------------------------------------------------------------------
                                                                      (in millions)
2002                                                            $ 2.3                   $ 70.7
2003                                                              1.0                     54.8
2004                                                              0.8                     36.8
2005                                                              0.5                    139.7
2006                                                              0.3                      1.1
Thereafter                                                        6.3                    585.0
                                                                -----                   ------
                                                                $11.2                   $888.1
Less: amounts representing future interest                       (0.3)                   (11.2)
                                                                -----                   ------
                                                                $10.9                   $876.9
                                                                =====                   ======

     On December 4, 1998, The Scotts Company and certain of its subsidiaries entered into a credit facility (the "Original Credit Agreement") which provided for borrowings in the aggregate principal amount of $1.025 billion and consisted of term loan facilities in the aggregate amount of $525 million and a revolving credit facility in the amount of $500 million. Proceeds from borrowings under the Original Credit Agreement of approximately $241.0 million were used to repay amounts outstanding under the then existing credit

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

facility. The Company recorded a $0.4 million extraordinary loss, net of tax, in connection with the retirement of the previous facility.

     On December 5, 2000, The Scotts Company and certain of its subsidiaries entered into an Amended and Restated Credit Agreement (the "Amended Credit Agreement"), amending and restating in its entirety the Original Credit Agreement. Under the terms of the Amended Credit Agreement, the revolving credit facility was increased from $500 million to $575 million and the net worth covenant was amended.

     The term loan facilities consist of two tranches. The Tranche A Term Loan Facility consists of three sub-tranches of French Francs, German Deutsche Marks and British Pounds Sterling in an aggregate principal amount of $265 million which are to be repaid quarterly over a 6 1/2 year period. The Tranche B Term Loan Facility replaced the Tranche B and Tranche C facilities from the Original Credit Agreement. Those facilities were prepayable without penalty. The new Tranche B Term Loan Facility has an aggregate principal amount of $260 million and is repayable in installments as follows: quarterly installments of $0.25 million beginning June 30, 2001 through December 31, 2006, quarterly installments of $63.5 million beginning March 31, 2007 through September 30, 2007 and a final quarterly installment of $63.8 million on December 31, 2007.

     The revolving credit facility provides for borrowings of up to $575 million, which are available on a revolving basis over a term of 6 1/2 years. A portion of the revolving credit facility not to exceed $100 million is available for the issuance of letters of credit. A portion of the facility not to exceed $258.8 million is available for borrowings in optional currencies, including German Deutsche Marks, British Pounds Sterling, French Francs, Belgian Francs, Italian Lira and other specified currencies, provided that the outstanding revolving loans in optional currencies other than British Pounds Sterling does not exceed $138 million. The outstanding principal amount of all revolving credit loans may not exceed $150 million for at least 30 consecutive days during any calendar year.

     Interest rates and commitment fees under the Amended Credit Agreement vary according to the Company's leverage ratios and interest rates also vary within tranches. The weighted-average interest rate on the Company's variable rate borrowings at September 30, 2001 was 7.85% and at September 30, 2000 was 8.78%. In addition, the Amended Credit Agreement requires that Scotts enter into hedge agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the 8 5/8% Senior Subordinated Notes due 2009 and term loan facilities is subject to a fixed interest rate or interest rate protection for a period of not less than three years. Financial covenants include minimum net worth, interest coverage and net leverage ratios. Other covenants include limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sale of assets, leases, dividends, capital expenditures, and investments. The Scotts Company and all of its domestic subsidiaries pledged substantially all of their personal, real and intellectual property assets as collateral for the borrowings under the Amended Credit Agreement. The Scotts Company and its subsidiaries also pledged the stock in foreign subsidiaries that borrow under the Amended Credit Agreement.

     At September 30, 2001, primarily due to the restructuring charges recorded in fiscal 2001, Scotts was in default of the covenants in the Amended Credit Agreement pertaining to net worth, leverage and interest coverage. The defaults were waived to and including December 31, 2001 and the Company is now in compliance at September 30, 2001 with the covenants as modified by the December 2001 amendment. See Note 22 regarding the December 2001 amendment to the Amended Credit Agreement.

     Approximately $15.1 million of financing costs associated with the revolving credit facility have been deferred as of September 30, 2001 and are being amortized over a period of approximately 7 years, beginning in fiscal year 1999.

     In January 1999, The Scotts Company completed an offering of $330 million of 8 5/8% Senior Subordinated Notes due 2009. The net proceeds from the offering, together with borrowings under the Original Credit Agreement, were used to fund the Ortho acquisition and to repurchase approximately $97 million of outstanding 9 7/8% Senior Subordinated Notes due August 2004. The Company recorded an extraordinary loss before tax on the extinguishment of the 9 7/8% Notes of approximately $9.3 million, including a call premium of $7.2 million and the write-off of unamortized issuance costs and discounts of

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

$2.1 million. In August 1999, Scotts repurchased the remaining $2.9 million of the 9 7/8% Notes, resulting in an extraordinary loss, net of tax, of $0.1 million.

     Scotts entered into two interest rate locks in fiscal 1998 to hedge its anticipated interest rate exposure on the 8 5/8% Notes offering. The total amount paid under the interest rate locks of $12.9 million has been recorded as a reduction of the 8 5/8% Notes' carrying value and is being amortized over the life of the 8 5/8% Notes as interest expense. Approximately $11.8 million of issuance costs associated with the 8 5/8% Notes were deferred and are being amortized over the term of the Notes.

     In conjunction with the acquisitions of Rhone-Poulenc Jardin and Sanford Scientific, notes were issued for certain portions of the total purchase price that are to be paid in annual installments over a four-year period. The present value of the remaining note payments is $16.0 million and $4.4 million, respectively. The Company is imputing interest on the non-interest bearing notes using an interest rate prevalent for similar instruments at the time of acquisition (approximately 9% and 8%, respectively). In conjunction with other acquisitions, notes were issued for certain portions of the total purchase price that are to be paid in annual installments over periods ranging from four to five years. The present value of remaining note payments is $14.4 million. The Company is imputing interest on the non-interest bearing notes using an interest rate prevalent for similar instruments at the time of the acquisitions (approximately 8%).

     In conjunction with the Substral(R) acquisition, notes were issued for certain portions of the total purchase price that are to be paid in semi-annual installments over a two-year period. The remaining note payments total $21.5 million. The interest rate on these notes is of 5.5%.

     The foreign term loans of $6.0 million issued on December 12, 1997, have an 8-year term and bear interest at 1% below LIBOR. The present value of these loans at September 30, 2001 and 2000 was $2.8 million and $3.2 million, respectively. The loans are denominated in British Pounds Sterling and can be redeemed, on demand, by the note holder. The foreign bank borrowings of $6.6 million at September 30, 2001 and $3.9 million at September 30, 2000 represent lines of credit for foreign operations and are primarily denominated in French Francs.

NOTE 9. SHAREHOLDERS' EQUITY

                                                               2001            2000
---------------------------------------------------------------------------------------
                                                                  (in millions)
STOCK
Preferred shares, no par value:
  Authorized                                                 0.2 shares      0.2 shares
  Issued                                                     0.0 shares      0.0 shares
Common shares, no par value
  Authorized                                               100.0 shares    100.0 shares
  Issued                                                    31.3 shares     31.3 shares

     Class A Convertible Preferred Stock ("Preferred Shares") with a liquidation preference of $195.0 million was issued in conjunction with the 1995 Miracle-Gro merger transactions. These Preferred Shares had a 5% dividend yield and were convertible upon shareholder demand into common shares at any time and at The Scotts Company's option after May 2000 at $19.00 per common share. The conversion feature associated with the Preferred Shares issued in connection with the Miracle-Gro merger transactions was negotiated as an integral part of the overall transaction. The conversion price exceeded the fair market value of The Scotts Company's common shares on the date the two companies reached agreement and, therefore, the Preferred Shares did not provide for a beneficial conversion feature. Additionally, warrants to purchase 3.0 million common shares of The Scotts Company were issued as part of the purchase price. The warrants are exercisable upon shareholder demand for 1.0 million common shares at $21.00 per share, 1.0 million common shares at $25.00 per share and 1.0 million common shares at $29.00 per share. The exercise term for the warrants expires November 2003. The fair value of the warrants at issuance has been included in capital in excess of par value in the Company's Consolidated Balance Sheets.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In fiscal 1999, certain of the Preferred Shares were converted into 0.2 million common shares at the holder's option. In October 1999, all of the then outstanding Preferred Shares were converted into 10.0 million common shares. In exchange for the early conversion, The Scotts Company paid the holders of the Preferred Shares $6.4 million. That amount represents the dividends on the Preferred Shares that otherwise would have been payable from the conversion date through May 2000, the month during which the Preferred Shares could first be redeemed by The Scotts Company. In addition, The Scotts Company agreed to accelerate the termination of many of the standstill provisions in the Miracle-Gro merger agreement that would otherwise have terminated in May 2000. These standstill provisions include the provisions related to the Board of Directors and voting restrictions, as well as restrictions on transfer. Therefore, the former shareholders of Stern's Miracle-Gro Products, Inc., including Hagedorn Partnership, L.P., may vote their common shares freely in the election of directors and generally on all matters brought before The Scotts Company's shareholders. Following the conversion and the termination of the standstill provisions described above, the former shareholders of Miracle-Gro own approximately 40% of The Scotts Company's outstanding common shares and have the ability to significantly influence the election of directors and approval of other actions requiring the approval of The Scotts Company's shareholders.

     In January 2001, the Amended Articles of Incorporation of The Scotts Company were amended to change the authorized preferred stock from 195,000 shares of Class A Convertible Preferred Stock to 195,000 preferred shares, each without par value.

     The limitations on the ability of the former shareholders of Miracle-Gro to acquire additional voting securities of The Scotts Company contained in the merger agreement terminated as of October 1, 1999, except for the restriction under which the former shareholders of Miracle-Gro may not acquire, directly or indirectly, beneficial ownership of Voting Stock (as that term is defined in the Miracle-Gro merger agreement) representing more than 49% of the total voting power of the outstanding Voting Stock, except pursuant to a tender offer for 100% of that total voting power, which tender offer is made at a price per share which is not less than the market price per share on the last trading day before the announcement of the tender offer and is conditioned upon the receipt of at least 50% of the Voting Stock beneficially owned by shareholders of The Scotts Company other than the former shareholders of Miracle-Gro and their affiliates and associates.

     Under The Scotts Company 1992 Long Term Incentive Plan (the "1992 Plan"), stock options and performance share awards were granted to officers and other key employees of the Company. The 1992 Plan also provided for the grant of stock options to non-employee directors of Scotts. The maximum number of common shares that may be issued under the 1992 Plan is 1.7 million, plus the number of common shares surrendered to exercise options (other than non-employee director options) granted under the 1992 Plan, up to a maximum of 1.0 million surrendered common shares. Vesting periods under the 1992 Plan vary and were determined by the Compensation and Organization Committee of the Board of Directors.

     Under The Scotts Company 1996 Stock Option Plan (the "1996 Plan"), stock options may be granted to officers and other key employees of the Company and non-employee directors of The Scotts Company. The maximum number of common shares that may be issued under the 1996 Plan is 5.5 million. Vesting periods under the 1996 Plan vary. Generally, a 3-year cliff vesting schedule is used unless decided otherwise by the Compensation and Organization Committee of the Board of Directors.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Aggregate stock option activity consists of the following (shares in millions):

                                               Fiscal Year Ended September 30,
                            ---------------------------------------------------------------------
                                    2001                    2000                    1999
                            ---------------------   ---------------------   ---------------------
                            Number of               Number of               Number of
                             Common     WTD. Avg.    Common     WTD. Avg.    Common     WTD. Avg.
                             Shares       Price      Shares       Price      Shares       Price
-------------------------------------------------------------------------------------------------
Beginning balance              4.9       $26.67        4.9       $26.33        3.8       $20.70
Options granted                0.9        28.66        0.3        37.39        1.4        35.70
Options exercised             (0.8)       21.24       (0.1)       19.46       (0.2)       16.51
Options canceled              (0.4)       27.96       (0.2)       36.87       (0.1)       30.94
                              ----                    ----                    ----
Ending balance                 4.6        27.94        4.9        26.67        4.9        26.33
                              ----                    ----                    ----
Exercisable at September
  30                           3.0       $24.96        2.7       $21.45        1.9       $19.77

     The following summarizes certain information pertaining to stock options outstanding and exercisable at September 30, 2001 (shares in millions):

                                                 Options Outstanding         Options Exercisable
                                           -------------------------------   --------------------
                                                     WTD. Avg.   WTD. Avg.   WTD. Avg.
                Range of                   No. of    Remaining   Exercise     No. of     Exercise
             Exercise Price                Options     Life        Price      Options     Price
-------------------------------------------------------------------------------------------------
$15.00 - $20.00                              1.2       4.18       $17.84        1.2       $17.84
$20.00 - $25.00                              0.2       4.48        21.51        0.2        21.51
$25.00 - $30.00                              0.5       6.23        27.25        0.5        27.12
$30.00 - $35.00                              1.6       8.02        31.03        0.8        31.09
$35.00 - $40.00                              1.0       7.98        36.36        0.3        36.80
$40.00 - $46.38                              0.1       8.02        40.75        0.0        40.13
                                             ---                  ------        ---       ------
                                             4.6                  $27.94        3.0       $24.96
                                             ===                  ======        ===       ======

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which changes the measurement, recognition and disclosure standards for stock-based compensation. The Company, as allowable, has adopted SFAS No. 123 for disclosure purposes only.

     The fair value of each option granted has been estimated on the grant date using the Black-Scholes option-pricing model based on the following assumptions for those granted in fiscal 2001, 2000 and 1999: (1) expected market-price volatility of 29.5%, 27.05% and 24.44%, respectively; (2) risk-free interest rates of 4.4%, 6.0% and 6.0%, respectively; and (3) expected life of options of 6 years. Options are generally granted with a ten-year term. The estimated weighted-average fair value per share of options granted during fiscal 2001, 2000 and 1999 was $11.74, $14.94 and $13.64, respectively.

     Had compensation expense been recognized for fiscal 2001, 2000 and 1999 in accordance with provisions of SFAS No. 123, the Company would have recorded net income and earnings per share as follows:

                                                    2001                2000                1999
-------------------------------------------------------------------------------------------------
                                                        (in millions, except per share data)
Net income used in basic earnings per
  share calculation                                 $10.8              $ 59.4              $ 55.3
Net income used in diluted earnings
  per share calculation                             $10.8              $ 59.4              $ 45.3
Earnings per share:
  Basic                                             $0.38              $ 2.12              $ 2.50
  Diluted                                           $0.35              $ 2.00              $ 1.82

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The pro forma amounts shown above are not necessarily representative of the impact on net income in future years as additional option grants may be made each year.

NOTE 10. EARNINGS PER COMMON SHARE

     The following table presents information necessary to calculate basic and diluted earnings per common share.

                                                                      Year Ended September 30,
                                                             -------------------------------------------
                                                             2001               2000               1999
--------------------------------------------------------------------------------------------------------
                                                                (in millions, except per share data)
BASIC EARNINGS PER COMMON SHARE:
  Net income before extraordinary loss                       $15.5              $73.1              $69.1
  Net income                                                  15.5               73.1               63.2
  Class A Convertible Preferred Stock dividend                 0.0               (6.4)              (9.7)
                                                             -----              -----              -----
  Income available to common shareholders                     15.5               66.7               53.5
Weighted-average common shares outstanding
  during the period                                           28.4               27.9               18.3
Basic earnings per common share
  Before extraordinary item                                  $0.55              $2.39              $3.25
  After extraordinary item                                   $0.55              $2.39              $2.93
DILUTED EARNINGS PER COMMON SHARE:
  Net income used in diluted earnings per
     common share calculation                                $15.5              $66.7              $63.2
  Weighted-average common shares outstanding
     during the period                                        28.4               27.9               18.3
Potential common shares:
  Assuming conversion of Class A Convertible
     Preferred Stock                                           0.0                0.0               10.2
  Assuming exercise of options                                 0.9                0.8                1.0
  Assuming exercise of warrants                                1.1                0.9                1.0
                                                             -----              -----              -----
Weighted-average number of common shares
  outstanding and dilutive potential common
  shares                                                      30.4               29.6               30.5
Diluted earnings per common share
  Before extraordinary item                                  $0.51              $2.25              $2.27
  After extraordinary item                                   $0.51              $2.25              $2.08

NOTE 11. INCOME TAXES

     The provision for income taxes, net of tax benefits associated with the 1999 extraordinary losses of $4.1 million consists of the following:

                                                              Year Ended September 30,
                                                     -------------------------------------------
                                                     2001               2000               1999
------------------------------------------------------------------------------------------------
                                                                    (in millions)
Currently payable:
  Federal                                            $29.9              $27.8              $34.5
  State                                                2.9                3.6                4.4
  Foreign                                              0.3                4.3                4.4

Deferred:
  Federal                                            (18.1)               6.9                0.5
  State                                               (1.8)               0.6                0.0
                                                     -----              -----              -----
  Income tax expense                                 $13.2              $43.2              $43.8
                                                     =====              =====              =====

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The domestic and foreign components of income before taxes are as follows:

                                                             Year Ended September 30,
                                                   ---------------------------------------------
                                                   2001                2000                1999
------------------------------------------------------------------------------------------------
                                                                   (in millions)
Domestic                                           $30.3              $107.1              $100.0
Foreign                                             (1.6)                9.2                 6.9
                                                   -----              ------              ------
Income before taxes                                $28.7              $116.3              $106.9
                                                   =====              ======              ======

     A reconciliation of the federal corporate income tax rate and the effective tax rate on income before income taxes is summarized below:

                                                              Year Ended September 30,
                                                     -------------------------------------------
                                                     2001               2000               1999
------------------------------------------------------------------------------------------------
Statutory income tax rate                             35.0%              35.0%              35.0%
Effect of foreign operations                           2.6               (0.3)              (0.7)
Goodwill amortization and other effects
  resulting from purchase accounting                   7.5                2.7                3.0
State taxes, net of federal benefit                    2.5                2.4                2.6
Resolution of previous contingencies                    --               (2.8)                --
Other                                                 (1.6)               0.1                1.1
                                                     -----              -----              -----
Effective income tax rate                             46.0%              37.1%              41.0%
                                                     =====              =====              =====

     The net current and non-current components of deferred income taxes recognized in the Consolidated Balance Sheets at September 30 are:

                                                                         September 30,
                                                                 -----------------------------
                                                                  2001                   2000
----------------------------------------------------------------------------------------------
                                                                         (in millions,
                                                                    except per share data)
Net current assets                                               $ 52.2                 $ 25.1
Net non-current assets                                             15.4                   16.2
                                                                 ------                 ------
Net assets                                                       $ 67.6                 $ 41.3
                                                                 ======                 ======

     The components of the net deferred tax asset are as follows:

                                                                         September 30,
                                                                 -----------------------------
                                                                  2001                   2000
----------------------------------------------------------------------------------------------
                                                                         (in millions)
ASSETS
  Inventories                                                    $ 14.7                 $ 11.5
  Accrued liabilities                                              56.1                   33.3
  Postretirement benefits                                          20.5                   14.3
  Foreign net operating losses                                      1.6                    1.9
  Other                                                            11.8                   12.9
                                                                 ------                 ------
  Gross deferred tax assets                                       104.7                   73.9
  Valuation allowance                                              (1.0)                  (1.1)
                                                                 ------                 ------
  Net deferred tax assets                                         103.7                   72.8
LIABILITIES
  Property, plant and equipment                                   (21.8)                 (18.2)
  Other                                                           (14.3)                 (13.3)
                                                                 ------                 ------
  Net assets                                                     $ 67.6                 $ 41.3
                                                                 ======                 ======

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     Net operating loss carryforwards in foreign jurisdictions were $5.2 million and $6.2 million at September 30, 2001 and 2000, respectively. The use of these acquired carryforwards is subject to limitations imposed by the tax laws of each applicable country.

     The valuation allowance of $1.0 million at September 30, 2001 and September 30, 2000 is to provide for operating losses for which the benefits are not expected to be realized. Foreign net operating losses of $1.9 million can be carried forward indefinitely.

     Deferred taxes have not been provided on unremitted earnings of certain foreign subsidiaries and foreign corporate joint ventures that arose in fiscal years beginning on or before September 2001 as such earnings have been permanently reinvested.

NOTE 12. FINANCIAL INSTRUMENTS

     A description of the Company's financial instruments and the methods and assumptions used to estimate their fair values is as follows:

LONG-TERM DEBT

     At September 30, 2001 and 2000, Scotts had $330 million outstanding of
8 5/8% Senior Subordinated Notes due 2009. The fair value of these notes was estimated based on recent trading information. Variable rate debt outstanding at September 30, 2001 and 2000 consisted of revolving borrowings and term loans under the Company's credit facility and local bank borrowings for certain of the Company's foreign operations. The carrying amounts of these borrowings are considered to approximate their fair values.

INTEREST RATE SWAP AGREEMENTS

     At September 30, 2001 and 2000, Scotts had outstanding five interest rate swaps with major financial institutions that effectively convert variable-rate debt to a fixed rate. One swap has a notional amount of 20.0 million British Pounds Sterling under a five-year term expiring in April 2002 whereby Scotts pays 7.6% and receives three-month LIBOR. The remaining four swaps have notional amounts between $20 million and $35 million ($105 million in total) with three, four or five year terms commencing in January 1999. Under the terms of these swaps, the Company pays rates ranging from 5.05% to 5.18% and receives three-month LIBOR.

     Scotts enters into interest rate swap agreements as a means to hedge its interest rate exposure on debt instruments. In addition, the Company's Amended Credit Agreement requires that Scotts enter into hedge agreements to the extent necessary to provide that at least 50% of the aggregate principal amount of the 8 5/8% Senior Subordinated Notes due 2009 and term loan facilities subject to a fixed interest rate or interest rate protection for a period of not less than three years. Since the interest rate swaps have been designated as hedging instruments, their fair values are reflected in the Company's Consolidated Balance Sheets. Net amounts to be received or paid under the swap agreements are reflected as adjustments to interest expense. The fair value of the swap agreements was determined based on the present value of the estimated future net cash flows using implied rates in the applicable yield curve as of the valuation date.

INTEREST RATE LOCKS

     In fiscal 1998, Scotts entered into two contracts, each with notional amounts of $100.0 million, to lock the treasury rate component of Scotts' anticipated offering of debt securities in the first quarter of fiscal 1999. One of the interest rate locks expired in October 1998 and was rolled over into a new rate lock that expired in February 1999. The other rate lock expired in February 1999.

     Scotts entered into the interest rate locks to hedge its interest rate exposure on the offering of the 8 5/8% Senior Subordinated Notes due 2009. The net amount paid under the interest rate locks is reflected as an adjustment to the carrying amount of the 8 5/8% Senior Subordinated Notes.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The estimated fair values of the Company's financial instruments are as follows for the fiscal years ended September 30:

                                                               2001                  2000
                                                        ------------------    ------------------
                                                        Carrying     Fair     Carrying     Fair
                                                         Amount     Value      Amount     Value
------------------------------------------------------------------------------------------------
                                                                     (in millions)
Revolving and term loans under credit facility           $493.3     $493.3     $489.5     $489.5
Senior subordinated notes                                 330.0      320.5      330.0      319.2
Foreign bank borrowings and term loans                      9.4        9.4        7.1        7.1
Interest rate swap agreements                              (2.7)      (2.7)        --        2.6

     Excluded from the fair value table above are the following items that are included in the Company's total debt balances at September 30, 2001 and 2000:

                                                                  2001                   2000
----------------------------------------------------------------------------------------------
                                                                         (in millions)
Amounts paid to settle treasury locks                            $ (9.5)                $(10.8)
Non-interest bearing notes                                         53.7                   36.4
Capital lease obligations and other                                10.9                   10.6

     The fair value of the non-interest bearing notes is not considered determinable since there is no established market for notes with similar characteristics and since they represent notes that were negotiated between the Company and the seller as part of transactions to acquire businesses.

NOTE 13. OPERATING LEASES

     The Company leases buildings, land and equipment under various noncancellable lease agreements for periods of two to six years. The lease agreements generally provide that the Company pay taxes, insurance and maintenance expenses related to the leased assets. Certain lease agreements contain purchase options. At September 30, 2001, future minimum lease payments were as follows:

                                                                (in millions)
2002                                                                $15.6
2003                                                                 10.0
2004                                                                  6.4
2005                                                                  4.2
2006                                                                  3.1
Thereafter                                                           26.5
                                                                    -----
Total minimum lease payments                                        $65.8
                                                                    =====

     The Company also leases transportation and production equipment under various one-year operating leases, which provide for the extension of the initial term on a monthly or annual basis. Total rental expenses for operating leases were $22.0 million, $17.8 million and $18.5 million for fiscal 2001, 2000 and 1999, respectively. The total to be received from sublease rentals in place at September 30, 2001 is $0.6 million. The future minimum lease payments of $1.2 million related to the prior World Headquarters office lease are included in restructuring expense.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14. COMMITMENTS

     The Company has entered into the following purchase commitments:

    SEED: The Company is obligated to make future purchases based on estimated yields and other market purchase commitments. At September 30, 2001, estimated annual seed purchase commitments were as follows:

                                                               (in millions)
2002                                                               $56.7
2003                                                               $38.2
2004                                                               $21.0
2005                                                               $ 7.6
2006                                                               $ 0.7

     The Company made purchases of $53.9 million and $31.2 million under this obligation in fiscal 2001 and 2000, respectively.

    PEAT: In March 2000, the Company entered in a contract to purchase peat over the next ten years. There is an option to extend the term of this agreement for a further period of ten years, on or before the eighth anniversary of this agreement. The minimum volume purchase obligations under the March 2000 contract are as follows:

                                                                  Approximate Value
                                     Cubic Meters              Based on Average Prices
--------------------------------------------------------------------------------------
                                                                    (in millions)
2002                                  1,046,000                         $11.1
2003                                  1,067,000                          11.3
2004                                  1,088,000                          11.5
2005                                  1,110,000                          11.7
2006                                  1,132,000                          12.0
Thereafter                            2,830,000                          30.0

     In the event that in any one contract year, the Company does not purchase the minimum required volume, the Company will be required to pay a cash penalty based upon the marginal contribution to the supplier of all those products which the Company has failed to purchase.

     In the event that the volume purchases in a contract year are less than 97% of the contract requirements, the Company shall pay 80% of the supplier's marginal contribution multiplied by the number of cubic meters by which the volume equivalent to 97% of the contract requirements was not reached. An amount of 50% of the supplier's marginal contribution multiplied by the number of cubic meters would also be paid based on the remaining 3% contract purchase obligation shortfall. A reverse approach applies for purchases made by the Company that are in excess of the minimum volume purchase obligation in any contract year. The Company purchased 974,000 cubic meters of peat under this arrangement in fiscal 2001.

    MEDIA ADVERTISING: As of September 30, 2001 the Company has committed to purchase $7.8 million of airtime for both national and regional television advertising in fiscal 2002.

NOTE 15. CONTINGENCIES

     Management continually evaluates the Company's contingencies, including various lawsuits and claims which arise in the normal course of business, product and general liabilities, property losses and other fiduciary liabilities for which the Company is self-insured. In the opinion of management, its assessment of contingencies is reasonable and related reserves, in the aggregate, are adequate; however, there can be no assurance that future quarterly or annual operating results will not be materially affected by final resolution of these matters. The following matters are the more significant of the Company's identified contingencies.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ENVIRONMENTAL MATTERS

     In June 1997, the Ohio Environmental Protection Agency ("Ohio EPA") initiated an enforcement action against us with respect to alleged surface water violations and inadequate treatment capabilities at our Marysville facility and seeking corrective action under the federal Resource Conservation Recovery Act. The action relates to several discontinued on-site disposal areas which date back to the early operations of the Marysville facility that we had already been assessing under a voluntary action program of the state. Since initiation of the action, we have continued to meet with the Ohio Attorney General and the Ohio EPA in an effort to complete negotiations of an amicable resolution of these issues. On December 3, 2001, an agreed judicial Consent Order was submitted to the Union County Common Pleas Court. Although this Consent Order is subject to public comment and both parties may withdraw their consent to entry of the Order, we anticipate the Consent Order will be entered by the court in January 2002.

     Since receiving notice of the enforcement action in June 1997, we have continually assessed the potential costs to satisfactorily remediate the Marysville site and to pay any penalties sought by the state. Although the terms of the Consent Order have now been agreed to, the extent of any possible contamination and an appropriate remediation plan have yet to be determined. As of September 30, 2001, we estimate that the possible total cost that could be incurred in connection with this matter is approximately $10 million. We have accrued for the amount we consider to be the most probable and believe the outcome will not differ materially from the amount reserved.

     In addition to the dispute with the Ohio EPA, we are negotiating with the Philadelphia District of the U.S. Army Corps of Engineers regarding possible discontinuation of our peat harvesting operations in at our Lafayette, New Jersey facility. We are also addressing remediation concerns raised by the Environmental Agency of the United Kingdom with respect to emissions to air and groundwater at our Bramford (Suffolk), United Kingdom facility. We have reserved for our estimates of probable losses to be incurred in connection with each of these matters as of September 30, 2001, but we do not believe that either issue is material.

     Regulations and environmental concerns also exist surrounding peat extraction in the United Kingdom and the European Union. In August 2000, the nature conservation advisory body to the U.K. government notified us that three of our peat harvesting sites in the United Kingdom were under consideration as possible "Special Areas of Conservation" under European Union law. We are currently challenging this consideration. If we are unsuccessful, local planning authorities in the United Kingdom will be required to review the impact of activities likely to affect these areas and it is possible that these authorities could modify or revoke the applicable consents, in which case we believe we should be entitled to compensation and we believe we would have sufficient raw material supplies available to replace the peat produced in such areas.

     The Company has determined that quantities of cement containing asbestos material at certain manufacturing facilities in the United Kingdom should be removed.

     At September 30, 2001, $7.0 million is accrued for the environmental matters described herein. The significant components of the accrual are: (i) costs for site remediation of $4.7 million; (ii) costs for asbestos abatement of $1.8 million; and (iii) fines and penalties of $0.5 million. The significant portion of the costs accrued as of September 30, 2001 are expected to be paid in fiscal 2002 and 2003; however, payments could be made for a period thereafter.

     We believe that the amounts accrued as of September 30, 2001 are adequate to cover known environmental exposures based on current facts and estimates of likely outcome. However, the adequacy of these accruals is based on several significant assumptions:

     (i) that we have identified all of the significant sites that must be remediated;

     (ii) that there are no significant conditions of potential contamination that are unknown to the Company; and

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     (iii) that with respect to the agreed judicial Consent Order in Ohio, that potentially contaminated soil can be remediated in place rather than having to be removed and only specific stream segments will require remediation as opposed to the entire stream.

     If there is a significant change in the facts and circumstances surrounding these assumptions, it could have a material impact on the ultimate outcome of these matters and the Company's results of operations, financial position and cash flows.

AgrEvo ENVIRONMENTAL HEALTH, INC.

     On June 3, 1999, AgrEvo Environmental Health, Inc. ("AgrEvo") (which is reported to have subsequently changed its name to Aventis Environmental Health Science USA LP) filed a complaint in the U.S. District Court for the Southern District of New York (the "New York Action"), against the Company, a subsidiary of the Company and Monsanto (now Pharmacia) seeking damages and injunctive relief for alleged antitrust violations and breach of contract by the Company and its subsidiary and antitrust violations and tortious interference with contact by Monsanto. AgrEvo also contends that the Company's execution of various agreements with Monsanto, including the Roundup(R) marketing agreement, as well as the Company's subsequent actions, violated the purchase agreements between AgrEvo and the Company. AgrEvo is requesting unspecified damages as well as affirmative injunctive relief, and is seeking to have the court invalidate the Roundup(R) marketing agreement as violative of the federal antitrust laws.

     On June 29, 1999, AgrEvo also filed a complaint in the Superior Court of the State of Delaware (the "Delaware Action") against two of the Company's subsidiaries seeking damages for alleged breach of contract. AgrEvo alleges that, under the contracts by which a subsidiary of the Company purchased a herbicide business from AgrEvo in May 1998, two of the Company's subsidiaries have failed to pay AgrEvo approximately $0.6 million. AgrEvo is requesting damages in this amount, as well as pre- and post-judgment interest and attorneys' fees and costs. The Company's subsidiaries have moved to dismiss or stay this action. On January 31, 2000, the Delaware court stayed AgrEvo's action pending the resolution of a motion to amend the New York Action, and the resolution of the New York Action. The Company's subsidiaries intend to vigorously defend the asserted claims.

     If the above actions are determined adversely to the Company, the result could have a material adverse effect on our results of operations, financial position and cash flows. The Company believes that it will prevail in the AgrEvo matter and that any potential exposure that the Company may face cannot be reasonably estimated. Therefore, no accrual has been established related to these matters.

CENTRAL GARDEN & PET COMPANY

     On June 30, 2000, the Company filed suit against Central Garden & Pet Company in the U.S. District Court for the Southern District of Ohio to recover approximately $17 million in outstanding accounts receivable from Central Garden with respect to the Company's 2000 fiscal year. The Company's complaint was later amended to seek approximately $24 million in accounts receivable and additional damages for other breaches of duty. On April 13, 2001, Central Garden filed an answer and counterclaim in the Ohio action. On April 24, 2001, Central Garden filed an amended counterclaim. Central Garden's counterclaims include allegations that the Company and Central Garden had entered into an oral agreement in April 1998 whereby the Company would allegedly share with Central Garden the benefits and liabilities of any future business integration between the Company and Pharmacia Corporation (formerly Monsanto). Central Garden has asserted several causes of action, including breach of oral contract and fraudulent misrepresentation, and seeks damages in excess of $900 million. In addition, Central Garden asserts various other causes of action including breach of written contract and quantum valebant and seeks damages in excess of $76 million based on the allegations that Central Garden was entitled to receive a cash payment rather than a credit for the value of inventory Central alleges was improperly seized by the Company. These allegations are made without regard to the fact that the amounts sought from Central in litigation filed by the Company and Pharmacia are net of any such alleged credit. The Company believes all of Central Garden's counterclaims in Ohio are without merit and it intends to vigorously defend against them. Pharmacia (formerly Monsanto) also filed suit against Central Garden in Missouri state court, seeking unspecified damages allegedly due Pharmacia under a four-year alliance agreement between Pharmacia and Central Garden.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     On July 7, 2000, Central Garden filed suit against the Company and Pharmacia in the U.S. District Court for the Northern District of California (San Francisco Division) alleging various claims, including breach of contract and violations of federal antitrust laws, and seeking an unspecified amount of damages and injunctive relief. On October 26, 2000, the District Court granted the Company's motion to dismiss Central Garden's breach of contract claims for lack of subject matter jurisdiction. On November 17, 2000, Central Garden filed an amended complaint in the District Court, re-alleging various claims for violations of federal antitrust laws and also alleging state antitrust claims under the Cartwright Act, Section 16726 of the California Business and Professions Code. Fact discovery is set to conclude in December 2001. The trial date for the California federal action is set for July 15, 2002.

     On October 31, 2000, Central Garden filed an additional complaint against the Company and Pharmacia in the California Superior Court of Contra Costa County. That complaint seeks to assert the breach of contract claims previously dismissed by the District Court in the California federal action described above, and additional claims under Section 17200 of the California Business and Professions Code. On December 4, 2000, the Company and Pharmacia jointly filed a motion to stay this action based on the pendency of prior lawsuits (including the three actions described above) that involve the same subject matter. By order dated February 23, 2001, the Superior Court stayed the action pending before it.

     The Company believes that all of Central Garden's federal and state claims are entirely without merit and it intends to vigorously defend against them. If the above actions are determined adversely to the Company, the result could have a material adverse effect on the Company's results of operations, financial position and cash flows. The Company believes that it will prevail in the Central Garden matters and that any potential exposure that the Company may face cannot be reasonably estimated. Therefore, no accrual has been established related to these matters.

NOTE 16. CONCENTRATIONS OF CREDIT RISK

     Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade accounts receivable. The Company sells its consumer products to a wide variety of retailers, including mass merchandisers, home centers, independent hardware stores, nurseries, garden outlets, warehouse clubs and local and regional chains. Professional products are sold to commercial nurseries, greenhouses, landscape services, and growers of specialty agriculture crops.

     At September 30, 2001, 70% of the Company's accounts receivable was due from customers in North America. Approximately 85% of these receivables were generated from the Company's North American Consumer segment. The most significant concentration of receivables within this segment was from home centers, which accounted for 20%, followed by mass merchandisers at 12% of the Company's receivables balance at September 30, 2001. No other retail concentrations (e.g., independent hardware stores, nurseries, etc. in similar markets) accounted for more than 10% of the Company's accounts receivable balance at September 30, 2001.

     The remaining 15% of North American accounts receivable was generated from customers of the Global Professional segment located in North America. As a result of the changes in distribution methods made in fiscal 2000 for the Global Professional segment customers in North America, nearly all products are sold through distributors. Accordingly, nearly all of the Global Professional segment's North American accounts receivable at September 30, 2001 is due from distributors.

     The 30% of accounts receivable generated outside of North America is due from retailers, distributors, nurseries and growers. No concentrations of customers or individual customers within this group account for more than 10% of the Company's accounts receivable balance at September 30, 2001.

     At September 30, 2001, the Company's concentrations of credit risk were similar to those existing at September 30, 2000.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     The Company's two largest customers accounted for the following percentage of net sales in each respective period:

                                                            Largest               2nd Largest
                                                            Customer               Customer
---------------------------------------------------------------------------------------------
2001                                                          27.8%                  14.6%
2000                                                          22.9%                   8.9%
1999                                                          17.4%                  11.6%

     Sales to the Company's two largest customers are reported within Scotts' North American Consumer segment. No other customers accounted for more than 10% of fiscal 2001, 2000 or 1999 net sales.

NOTE 17. OTHER EXPENSE (INCOME)

     Other expense (income) consisted of the following for the fiscal years ended September 30:

                                                      2001               2000               1999
-------------------------------------------------------------------------------------------------
                                                                     (in millions)
Royalty income..........................              $(4.9)             $(5.1)             $(4.0)
Legal and insurance settlements.........               (3.6)
Gain on sale of ProTurf(R) business.....                                  (4.6)
Asset valuation and write-off charges...                0.1                1.8                1.2
Foreign currency losses.................                0.5                0.9                0.1
Other, net..............................               (0.6)               1.0               (0.9)
                                                      -----              -----              -----
Total...................................              $(8.5)             $(6.0)             $(3.6)
                                                      =====              =====              =====

NOTE 18. NEW ACCOUNTING STANDARDS

     In May 2000, the Emerging Issues Task Force (EITF) reached consensus on Issue 00-14, "Accounting for Certain Sales Incentives". This Issue requires certain sales incentives (e.g., discounts, rebates, coupons) offered by the Company to distributors, retail customers and consumers to be classified as a reduction of sales revenue. Like many other consumer products companies, the Company has historically classified these costs as advertising, promotion, or selling expenses. The Company adopted the guidance in fiscal 2001 with no impact on fiscal 2001 results of operations.

     In January 2001, the EITF reached consensus on Issue 00-22, "Accounting for Points and Certain Other Time or Volume-Based Sales Incentive Offers". This Issue requires certain allowances and discounts (e.g., volume discounts) paid to distributors and retail customers to be classified as a reduction of sales revenue. Like many other consumer products companies, the Company has historically classified these cost as advertising, promotion, or selling expenses. The Company adopted the guidance in fiscal 2001 with no impact on fiscal 2001 results of operations.

     In April 2001, the EITF reached consensus on Issue 00-25, "Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products". This Issue requires that certain consideration from a vendor to a retailer be classified as a reduction of sales revenue. Like many other consumer products companies, the Company has historically classified these costs as advertising, promotion, or selling expenses. The guidance is effective for the Company's first quarter of fiscal 2002. Scotts does not anticipate that the new accounting policy will impact fiscal 2002 results of operations.

     In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standard No. 141, "Business Combinations". SFAS No. 141 requires that all business combinations initiated after June 30, 2001, be accounted for using the purchase accounting method and also established specific criteria for recognition of intangible assets separately from goodwill. The acquisitions discussed in Note 5 herein were accounted for using the purchase method of accounting.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

     In June 2001, the FASB issued Statement of Accounting Standard No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 eliminates the requirement to amortize indefinite-lived assets such as goodwill. It also requires an annual review for impairment of indefinite-lived assets. Scotts will adopt SFAS No. 142 beginning with the first quarter of fiscal 2002. The Company expects that the elimination of amortization of indefinite-lived assets will increase earnings per share in fiscal 2002 by $.50 to $.55. The Company is still evaluating the impact that impairment testing may have on future periods.

     Also in June 2001, the FASB issued Statement of Accounting Standard No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses accounting and reporting standards for legal obligations associated with the retirement of tangible long-lived assets. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. Scotts is in the process of evaluating the impact of SFAS No. 143 on its financial statements and will adopt the provisions of this statement in the first quarter of fiscal year 2003.

     In August 2001, the FASB issued Statement of Accounting Standard No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 supersedes Financial Accounting Standard No. 121, "Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of" and Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations; Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequent Occurring Events and Transactions". SFAS No. 144 addresses accounting and reporting standards for the impairment or disposal of long-lived assets. It is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is in the process of evaluating the impact of SFAS No. 144 on its financial statements and will adopt the provisions of this statement in the first quarter of fiscal year 2003.

NOTE 19. SUPPLEMENTAL CASH FLOW INFORMATION

                                                   2001               2000                1999
-----------------------------------------------------------------------------------------------
                                                                  (in millions)
Interest paid (net of amount
  capitalized)                                     $86.5              $88.3              $ 63.6
Income taxes paid                                   47.2               10.0                50.3
Dividends declared not paid                          0.0                0.0                 2.5
Businesses acquired:
  Fair value of assets acquired, net of
     cash                                           53.5                4.8               691.2
  Liabilities assumed                                0.0                0.0              (149.3)
                                                   -----              -----              ------
  Net assets acquired                               53.5                4.8               541.9
  Cash paid                                         26.5                2.7                 4.8
  Notes issued to seller                            27.0                2.1                35.7
  Debt issued                                      $ 0.0              $ 0.0              $501.4

NOTE 20. SEGMENT INFORMATION

     For fiscal 2001, the Company was divided into three reportable segments--North American Consumer, Global Professional and International Consumer. The North American Consumer segment consists of the Lawns, Gardens, Growing Media, Ortho, Lawn Service and Canada businesses. These segments differ from those used in the prior year due to the sale of the Company's professional turfgrass business in May 2000 and the resulting change in management reporting structure.

     The North American Consumer segment specializes in dry, granular slow-release lawn fertilizers, lawn fertilizer combination and lawn control products, grass seed, spreaders, water-soluble and controlled-release garden and indoor plant foods, plant care products and potting soils, barks, mulches and other growing media products and pesticides products. Products are marketed to mass merchandisers, home improvement centers, large hardware chains, nurseries and gardens centers.

     The Global Professional segment is focused on a full line of horticulture products including controlled-release and water-soluble fertilizers and plant protection products, grass seed, spreaders, customer application services and growing media. Products are sold to lawn and landscape service companies,

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

commercial nurseries and greenhouses and specialty crop growers. Prior to June 2000, this segment also included the Company's ProTurf(R) business, which was sold in May 2000.

     The International Consumer segment provides products similar to those described above for the North American Consumer segment to consumers in countries other than the United States and Canada.

     The following table presents segment financial information in accordance with SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information". Pursuant to SFAS No. 131, the presentation of the segment financial information is consistent with the basis used by management (i.e., certain costs not allocated to business segments for internal management reporting purposes are not allocated for purposes of this presentation). Prior periods have been restated to conform to this basis of presentation.

                                        N.A.         Global      International
                                      Consumer    Professional     Consumer      Corporate    Total
-----------------------------------------------------------------------------------------------------
                                                           (in millions)
Net Sales:
                               2001   $1,302.6       $181.0         $264.1        $    --    $1,747.7
                               2000    1,253.3        181.1          274.6             --     1,709.0
                               1999    1,140.0        172.7          289.8             --     1,602.5
Income (loss) from
  Operations:
                               2001   $  250.0       $ 17.4         $ (3.3)       $(120.0)   $  144.1
                               2000      244.2         26.4           21.0          (54.2)      237.4
                               1999      232.8         35.2           29.2          (75.4)      221.8
Operating Margin:
                               2001       19.2%         9.6%          (1.2)%           nm         8.2%
                               2000       19.5%        14.6%           7.6%            nm        13.9%
                               1999       20.4%        20.4%          10.1%            nm        13.8%
Depreciation and
  Amortization:
                               2001   $   39.9       $  5.1         $ 14.0        $   4.6    $   63.6
                               2000       36.0          4.9           12.7            7.4        61.0
                               1999       33.6          2.1           12.6            7.9        56.2
Capital Expenditures:
                               2001   $   56.4       $  1.9         $  5.1        $    --    $   63.4
                               2000       32.1          9.8            9.5           21.1        72.5
                               1999       22.5          5.7           10.6           27.9        66.7
Long-Lived Assets:
                               2001   $  752.0       $ 65.4         $264.3        $    --    $1,081.7
                               2000      697.5         72.7          263.4             --     1,033.6
Total Assets:
                               2001   $1,200.1       $141.0         $397.9        $ 104.0    $1,843.0
                               2000    1,120.8        173.8          384.3           82.5     1,761.4

---------------
nm -- Not meaningful

     Income (loss) from operations reported for Scotts' three operating segments represents earnings before amortization of intangible assets, interest and taxes, since this is the measure of profitability used by management. Accordingly, the Corporate operating loss for the fiscal years ended September 30, 2001, 2000 and 1999 includes amortization of certain intangible assets, corporate general and administrative expenses, certain other income/expense not allocated to the business segments and North America restructuring charges in fiscal 2001. International restructuring charges of approximately $10.4 million are included in International Consumer's operating loss in fiscal 2001. Global Professional operating income in fiscal 2001 is net of restructuring charges of $2.9 million.

     Total assets reported for Scotts' operating segments include the intangible assets for the acquired businesses within those segments. Corporate assets primarily include deferred financing and debt issuance costs, corporate intangible assets as well as deferred tax assets.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21. QUARTERLY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

     The following is a summary of the unaudited quarterly results of operations for fiscal 2001 and 2000.

                                   1st Qtr            2nd Qtr            3rd Qtr           4th Qtr         Full Year
--------------------------------------------------------------------------------------------------------------------
                                                         (in millions, except per share data)
FISCAL 2001
Net sales                         $    149.1         $    740.0         $    610.3         $248.3          $1,747.7
Gross profit                            34.6              319.1              230.7           67.0             651.4
Net income (loss)                      (51.2)              84.8               45.4          (63.5)             15.5
Basic earnings (loss) per
  common share                    $    (1.83)        $     3.01         $     1.60         $(2.24)         $   0.55
Common shares used in
  basic EPS calculation                 28.0               28.2               28.3           28.4              28.4
Diluted earnings (loss)
  per common share                $    (1.83)        $     2.80         $     1.49         $(2.24)         $   0.51
Common shares and
  dilutive potential
  common shares used in
  diluted EPS calculation               28.0               30.3               30.6           28.4              30.4

                                   1st Qtr            2nd Qtr            3rd Qtr           4th Qtr         Full Year
--------------------------------------------------------------------------------------------------------------------
                                                         (in millions, except per share data)
FISCAL 2000
Net sales                         $    186.1         $    693.9         $    581.4         $247.6          $1,709.0
Gross profit                            68.4              286.3              225.3           76.7             656.7
Net income (loss)                      (30.8)              63.4               52.8          (12.3)             73.1
Basic earnings (loss) per
  common share                    $    (1.32)        $     2.27         $     1.89         $(0.44)         $   2.39
Common shares used in
  basic EPS calculation                 28.2               27.9               27.9           28.0              27.9
Diluted earnings (loss)
  per common share                $    (1.32)        $     2.15         $     1.77         $(0.44)         $   2.25
Common shares and
  dilutive potential
  common shares used in
  diluted EPS calculation               28.2               29.5               29.7           28.0              29.6

     Certain reclassifications have been made within interim periods.

     Common stock equivalents, such as stock options, are excluded from the diluted loss per share calculation in periods where there is a net loss because their effect is anti-dilutive.

     Scotts' business is highly seasonal with approximately 75% of sales occurring in the second and third fiscal quarters combined.

NOTE 22. SUBSEQUENT EVENT

     In December 2001, the Amended Credit Agreement was amended to redefine EBITDA, to eliminate the net worth covenant and to modify the covenants pertaining to interest coverage and leverage. The amendment also increases the amount that may be borrowed in optional currencies to $360 million from $258.8 million and amends how proceeds from future equity or subordinated debt offerings, if any, will be used towards mandatory prepayments of revolving credit facility borrowings.

                                      ----

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 23. FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTORS AND NON-GUARANTORS

     In January 1999, The Scotts Company issued $330 million of 8 5/8% Senior Subordinated Notes due 2009 to qualified institutional buyers under the provisions of Rule 144A of the Securities Act of 1933.

     The Notes are general obligations of The Scotts Company and are guaranteed by all of the existing wholly-owned, domestic subsidiaries and all future wholly-owned, significant (as defined in Regulation S-X of the Securities and Exchange Commission) domestic subsidiaries of The Scotts Company. These subsidiary guarantors jointly and severally guarantee The Scotts Company's obligations under the Notes. The guarantees represent full and unconditional general obligations of each subsidiary that are subordinated in right of payment to all existing and future senior debt of that subsidiary but are senior in right of payment to any future junior subordinated debt of that subsidiary.

     The following information presents consolidating Statements of Operations and Statements of Cash Flows for the three years ended September 30, 2001 and consolidated Balance Sheets as of September 30, 2001 and 2000. Separate audited financial statements of the individual guarantor subsidiaries have not been provided because management does not believe they would be meaningful to investors.

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001
                                 (IN MILLIONS)

                                          Subsidiary       Non-
                                Parent    Guarantors    Guarantors    Eliminations    Consolidated
--------------------------------------------------------------------------------------------------
Net sales                       $947.3      $390.0        $410.4         $              $1,747.7
Cost of sales                    630.7       216.4         241.9                         1,089.0
Restructuring and other
  charges                          2.5         1.4           3.4                             7.3
                                ------      ------        ------         ------         --------
Gross profit                     314.1       172.2         165.1                           651.4
Gross commission earned from
  marketing agreement             34.6                       4.5                            39.1
Contribution expenses under
  marketing agreement             16.9                       1.4                            18.3
                                ------      ------        ------         ------         --------
Net commission earned from
  marketing agreement             17.7                       3.1                            20.8
Advertising and promotion         97.6        10.1          43.3                           151.0
Selling, general and
  administrative                 187.6        21.6         108.0                           317.2
Restructuring and other
  charges                         47.5        11.0           9.9                            68.4
Amortization of goodwill and
  other intangibles                1.7        15.8          10.2                            27.7
Equity income in
  non-guarantors                 (61.7)                                    61.7
Intracompany allocations           1.0        (9.1)          8.1
Other (income) expense, net       (3.5)       (5.4)          0.4                            (8.5)
                                ------      ------        ------         ------         --------
Income (loss) from operations     61.6       128.2         (11.7)         (61.7)           116.4
Interest (income) expense         78.4       (14.3)         23.6                            87.7
                                ------      ------        ------         ------         --------
Income (loss) before income
  taxes                          (16.8)      142.5         (35.3)         (61.7)            28.7
Income taxes (benefit)           (32.3)       60.5         (15.0)                           13.2
                                ------      ------        ------         ------         --------
Net income (loss)               $ 15.5      $ 82.0        $(20.3)        $(61.7)        $   15.5
                                ======      ======        ======         ======         ========

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001
                                 (IN MILLIONS)

                                                 Subsidiary       Non-
                                       Parent    Guarantors    Guarantors    Eliminations    Consolidated
---------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                           $15.5       $82.0         $(20.3)        $(61.7)        $  15.5
  Adjustments to reconcile net income
    to net cash provided by operating
    activities:
    Depreciation                        15.5        10.2            6.9                           32.6
    Amortization                         1.9        15.7           13.4                           31.0
    Deferred taxes                     (19.9)                                                    (19.9)
    Equity income in non-guarantors    (61.7)                                     61.7
    Restructuring and other charges     13.2        14.5                                          27.7
    Loss on sale of property
    Changes in assets and
       liabilities, net of acquired
       businesses:
       Accounts receivable               0.4       (10.3)          (4.3)                         (14.2)
       Inventories                     (48.9)       (5.2)         (14.4)                         (68.5)
       Prepaid and other current
         assets                         28.7        (1.5)           4.2                           31.4
       Accounts payable                 (6.5)       (2.9)           6.6                           (2.8)
       Accrued taxes and liabilities    32.6       (72.1)          16.8                          (22.7)
       Restructuring reserves           13.3        11.4           12.6                           37.3
       Other assets                     (3.9)       13.3           (3.3)                           6.1
       Other liabilities                 1.6       (10.8)          16.8                            7.6
       Other, net                       10.4         0.4           (6.2)                           4.6
                                       -----       -----         ------         ------         -------
Net cash (used in) provided by
  operating activities                  (7.8)       44.7           28.8                           65.7
                                       -----       -----         ------         ------         -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property, plant and
    equipment                          (41.8)      (13.9)          (7.7)                         (63.4)
  Proceeds from sale of equipment
  Investments in acquired businesses,
    net of cash acquired                           (13.5)         (13.0)                         (26.5)
Repayment of seller notes                           (1.2)          (9.9)                         (11.1)
                                       -----       -----         ------         ------         -------
Net cash used in investing activities  (41.8)      (28.6)         (30.6)                        (101.0)
                                       -----       -----         ------         ------         -------
CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings (repayments) under
  revolving and bank lines of credit     2.2                        2.2                            4.4
Cash received from exercise of stock
  options                               17.0                                                      17.0
Intercompany financing                  17.8       (14.9)          (2.9)
                                       -----       -----         ------         ------         -------
Net cash provided by (used in)
  financing activities                  37.0       (14.9)          (0.7)                          21.4
Effect of exchange rate changes on
  cash                                                             (0.4)                          (0.4)
                                       -----       -----         ------         ------         -------
Net increase (decrease) in cash        (12.6)        1.2           (2.9)                         (14.3)
Cash and cash equivalents, beginning
  of period                             16.0        (0.6)          17.6                           33.0
                                       -----       -----         ------         ------         -------
Cash and cash equivalents, end of
  period                               $ 3.4       $ 0.6         $ 14.7         $  0.0         $  18.7
                                       =====       =====         ======         ======         =======

                                      ----

                               THE SCOTTS COMPANY
                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                  (IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                               Subsidiary       Non-
                                    Parent     Guarantors    Guarantors    Eliminations    Consolidated
-------------------------------------------------------------------------------------------------------
                                                ASSETS
Current Assets:
  Cash                             $    3.4      $  0.6        $ 14.7       $                $   18.7
  Accounts receivable, net             93.3        53.1          74.4                           220.8
  Inventories, net                    236.8        54.0          77.6                           368.4
  Current deferred tax asset           52.2         0.5          (0.5)                           52.2
  Prepaid and other assets             16.7         2.6          14.8                            34.1
                                   --------      ------        ------       ---------        --------
    Total current assets              402.4       110.8         181.0                           694.2
Property, plant and equipment,
  net                                 196.5        75.0          39.2                           310.7
Intangible assets, net                 28.8       478.6         263.7                           771.1
Other assets                           49.7         6.1          11.2                            67.0
Investment in affiliates              898.2                                    (898.2)
Intracompany assets                               215.6                        (215.6)
                                   --------      ------        ------       ---------        --------
    Total assets                    1,575.6       886.1         495.1        (1,113.8)        1,843.0
                                   ========      ======        ======       =========        ========
                                 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Short-term debt                      31.5        15.0          24.8                            71.3
  Accounts payable                     75.1        20.5          55.3                           150.9
  Accrued liabilities                 124.0        26.6          57.4                           208.0
  Accrued taxes                        16.4         2.8          (4.3)                           14.9
                                   --------      ------        ------       ---------        --------
    Total current liabilities         247.0        64.9         133.2                           445.1
Long-term debt                        559.1         5.8         251.6                           816.5
Other liabilities                      48.8         0.4          26.0                            75.2
Intracompany liabilities              188.3                      27.3          (215.6)
                                   --------      ------        ------       ---------        --------
  Total liabilities                 1,043.2        71.1         438.1          (215.6)        1,336.8
Commitments and Contingencies
Shareholders' Equity:
  Preferred shares, no par value,
    none issued
  Investment from parent                          488.1          60.4          (548.5)
  Common shares, no par value per
    share, $.01 stated value per
    share, issued 31.3 shares in
    2001                                0.3                                                       0.3
  Capital in excess of stated
    value                             398.3                                                     398.3
  Retained earnings                   212.3       329.3          20.4          (349.7)          212.3
  Treasury stock at cost, 2.6
    shares issued                     (70.0)                                                    (70.0)
Accumulated other comprehensive
  income                               (8.5)       (2.4)        (23.8)                          (34.7)
                                   --------      ------        ------       ---------        --------
       Total shareholders' equity     532.4       815.0          57.0          (898.2)          506.2
                                   --------      ------        ------       ---------        --------
Total liabilities and
  shareholders' equity             $1,575.6      $886.1        $495.1       $(1,113.8)       $1,843.0
                                   ========      ======        ======       =========        ========

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000
                                 (IN MILLIONS)

                                         Subsidiary       Non-
                               Parent    Guarantors    Guarantors    Eliminations    Consolidated
-------------------------------------------------------------------------------------------------
Net sales                      $897.7      $406.2        $405.1         $              $1,709.0
Cost of sales                   557.3       260.2         233.0                         1,050.5
                               ------      ------        ------         ------         --------
Gross profit                    340.4       146.0         172.1                           658.5
Gross commission earned from
  marketing agreement            34.9                       4.3                            39.2
Contribution expenses under
  marketing agreement             9.2                       0.7                             9.9
                               ------      ------        ------         ------         --------
Net commission earned from
  marketing agreement            25.7                       3.6                            29.3
Advertising and promotion        85.6        25.9          42.3                           153.8
Selling, general and
  administrative                183.3        25.9          93.5                           302.7
Amortization of goodwill and
  other intangibles               2.0        15.5           9.6                            27.1
Equity income in
  non-guarantors                (52.4)                                    52.4
Intracompany allocations        (19.7)        9.8           9.9
Other (income) expenses, net      1.8        (8.7)          0.9                            (6.0)
                               ------      ------        ------         ------         --------
Income (loss) from operations   165.5        77.6          19.5          (52.4)           210.2
Interest (income) expense        81.5       (11.3)         23.7                            93.9
                               ------      ------        ------         ------         --------
Income (loss) before income
  taxes                          84.0        88.9          (4.2)         (52.4)           116.3
Income taxes (benefit)           10.9        33.9          (1.6)                           43.2
                               ------      ------        ------         ------         --------
Net income (loss)              $ 73.1      $ 55.0        $ (2.6)        $(52.4)        $   73.1
                               ======      ======        ======         ======         ========

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000
                                 (IN MILLIONS)

                                               Subsidiary       Non-
                                     Parent    Guarantors    Guarantors    Eliminations    Consolidated
-------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING
ACTIVITIES
  Net income                         $73.1       $ 55.0        $ (2.6)        $(52.4)         $73.1
  Adjustments to reconcile net
    income to net cash provided by
    operating activities:
       Depreciation                   16.0          8.0           5.0                          29.0
       Amortization                    5.6         16.5           9.9                          32.0
       Deferred taxes                  7.5                                                      7.5
       Equity income in non-
         guarantors                  (52.4)                                     52.4
       Loss on sale of fixed assets    0.6          1.8           2.0                           4.4
       Gain on sale of business       (4.6)                                                    (4.6)
       Changes in assets and
         liabilities, net of
         acquired businesses:
         Accounts receivable          48.3        (43.5)          1.6                           6.4
         Inventories                 (18.2)        12.5          11.5                           5.8
         Prepaid and other current
           assets                    (13.0)         1.2           2.6                          (9.2)
         Accounts payable             (5.0)        17.9           6.5                          19.4
         Accrued taxes and other
           liabilities                51.5        (12.7)        (16.3)                         22.5
       Other assets                   (1.8)        (6.5)          3.6                          (4.7)
       Other liabilities               3.1         (1.0)         (8.5)                         (6.4)
       Other, net                     (4.9)         1.5          (0.3)                         (3.7)
                                     ------      ------        ------         ------          -----
Net cash provided by operating
  activities                         105.8         50.7          15.0                         171.5
                                     ------      ------        ------         ------          -----
CASH FLOWS FROM INVESTING
  ACTIVITIES
  Investment in property, plant and
    equipment                        (53.2)        (9.0)        (10.3)                        (72.5)
  Proceeds from sale of equipment                                 1.8                           1.8
  Investments in non-guarantors      (11.8)        (4.1)         (2.4)                        (18.3)
  Repayments of seller notes           7.0                       (8.0)                         (1.0)
  Other net                            0.5                                                      0.5
                                     ------      ------        ------         ------          -----
Net cash used in investing
  activities                         (57.5)       (13.1)        (18.9)                        (89.5)
                                     ------      ------        ------         ------          -----
CASH FLOWS FROM FINANCING
  ACTIVITIES
  Net (repayments) borrowings under
    revolving and bank lines of
    credit                           (48.2)         4.5          (7.0)                        (50.7)
  Dividends on Class A
    Convertible Preferred Stock       (6.4)                                                    (6.4)
  Repurchase of treasury shares      (23.9)                                                   (23.9)
  Cash received from exercise of
    stock options                      2.8                                                      2.8
  Intercompany financing              34.9        (45.8)         10.9
                                     ------      ------        ------         ------          -----
Net cash used in financing
  activities                         (40.8)       (41.3)          3.9                         (78.2)
Effect of exchange rate changes on
  cash                                                           (1.1)                         (1.1)
                                     ------      ------        ------         ------          -----
Net increase (decrease) in cash        7.5         (3.7)         (1.1)                          2.7
Cash and cash equivalents,
  beginning of period                  8.5          3.1          18.7                          30.3
                                     ------      ------        ------         ------          -----
Cash and cash equivalents, end of
  period                             $16.0       $ (0.6)       $ 17.6         $  0.0          $33.0
                                     ======      ======        ======         ======          =====

                                      ----

                               THE SCOTTS COMPANY
                                 BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                  (IN MILLIONS, EXCEPT PER SHARE INFORMATION)

                                                Subsidiary      Non-
                                      Parent    Guarantors   Guarantors   Eliminations   Consolidated
-----------------------------------------------------------------------------------------------------
                                               ASSETS
Current Assets:
  Cash                               $   16.0     $ (0.6)      $ 17.6      $               $   33.0
  Accounts receivable, net              103.2       42.7         70.1                         216.0
  Inventories, net                      189.6       54.7         63.2                         307.5
  Current deferred tax asset             26.1        0.5         (1.5)                         25.1
  Prepaid and other assets               42.2        1.1         19.0                          62.3
                                     --------     ------       ------      ---------       --------
     Total current assets               377.1       98.4        168.4                         643.9
Property, plant and equipment, net      191.8       60.0         38.7                         290.5
Intangible assets, net                   81.1      417.9        244.1                         743.1
Other assets                             66.2        6.5         11.2                          83.9
Investment in affiliates                836.5                                 (836.5)
Intracompany assets                                246.5                      (246.5)
                                     --------     ------       ------      ---------       --------
     Total assets                     1,552.7      829.3        462.4       (1,083.0)       1,761.4
                                     ========     ======       ======      =========       ========
                                LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Short-term debt                        29.6        2.6         17.2                          49.4
  Accounts payable                       81.6       22.7         48.7                         153.0
  Accrued liabilities                   119.1       16.9         38.3                         174.3
  Accrued taxes                         (12.4)      48.5         (3.0)                         33.1
                                     --------     ------       ------      ---------       --------
     Total current liabilities          217.9       90.7        101.2                         409.8
Long-term debt                          555.2        4.7        253.5                         813.4
Other liabilities                        43.8                    16.5                          60.3
Intracompany liabilities                238.3                     8.2         (246.5)
                                     --------     ------       ------      ---------       --------
     Total liabilities                1,055.2       95.4        379.4         (246.5)       1,283.5
Commitments and Contingencies
Shareholders' Equity:
  Preferred shares, no par value,
     none issued
  Investment from parent                           488.7         59.8         (548.5)
  Common shares, no par value
     share, $.01 stated value per
     share, 31.3 shares issued in
     2000                                 0.3                                                   0.3
  Capital in excess of stated value     389.3                                                 389.3
  Retained earnings                     196.8      247.3         40.7         (288.0)         196.8
  Treasury stock at cost, 3.4
     shares issued                      (83.5)                                                (83.5)
Accumulated other comprehensive
  income                                 (5.4)      (2.1)       (17.5)                        (25.0)
                                     --------     ------       ------      ---------       --------
  Total shareholders' equity            497.5      733.9         83.0         (836.5)         477.9
                                     --------     ------       ------      ---------       --------
     Total liabilities and
       shareholders' equity          $1,552.7     $829.3       $462.4      $(1,083.0)      $1,761.4
                                     ========     ======       ======      =========       ========

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999
                                 (IN MILLIONS)

                                              Subsidiary      Non-
                                     Parent   Guarantors   Guarantors   Eliminations   Consolidated
---------------------------------------------------------------------------------------------------
Net sales                            $731.1     $466.2       $405.2        $             $1,602.5
Cost of sales                         465.2      296.8        225.3                         987.3
                                     ------     ------       ------        ------        --------
Gross profit                          265.9      169.4        179.9                         615.2
Gross commission earned from
  marketing agreement                  28.6                     1.7                          30.3
Contribution expenses under
  marketing agreement                   1.6                                                   1.6
                                     ------     ------       ------        ------        --------
Net commission earned from
  marketing agreement                  27.0                     1.7                          28.7
Advertising and promotion              55.0       39.4         48.8                         143.2
Selling, general and administrative   156.7       39.6         84.9                         281.2
Restructuring and other charges         1.4                                                   1.4
Amortization of goodwill and other
  intangibles                          12.8        4.2          8.6                          25.6
Equity income in non-guarantors       (55.7)                                 55.7
Intracompany allocations              (12.8)       2.8         10.0
Other income, net                      (3.1)      (0.1)        (0.4)                         (3.6)
                                     ------     ------       ------        ------        --------
Income (loss) from operations         138.6       83.5         29.7         (55.7)          196.1
Interest (income) expense              55.9                    23.2                          79.1
                                     ------     ------       ------        ------        --------
Income (loss) before income taxes      82.7       83.5          6.5         (55.7)          117.0
Income taxes (benefit)                 13.6       31.8          2.5                          47.9
                                     ------     ------       ------        ------        --------
Income (loss) before extraordinary
  item                                 69.1       51.7          4.0         (55.7)           69.1
Extraordinary loss on early
  extinguishment of debt, net of
  income tax benefit                    5.9                                                   5.9
                                     ------     ------       ------        ------        --------
Net income (loss)                    $ 63.2     $ 51.7       $  4.0        $(55.7)       $   63.2
                                     ======     ======       ======        ======        ========

                                      ----

                               THE SCOTTS COMPANY
                            STATEMENT OF CASH FLOWS
                  FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999
                                 (IN MILLIONS)

                                                     Subsidiary      Non-
                                            Parent   Guarantors   Guarantors   Eliminations   Consolidated
----------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                $ 63.2     $ 51.7      $   4.0        $(55.7)       $  63.2
  Adjustments to reconcile net income to
    net cash provided by operating
    activities:
       Depreciation                           12.9        9.6          6.5                         29.0
       Amortization                            8.8        8.5          9.9                         27.2
       Deferred taxes                          0.5                                                  0.5
       Equity income in non-guarantors       (55.7)                                 55.7
       Extraordinary loss                      5.9                                                  5.9
       Loss on sale of property                2.7       (1.0)         0.1                          1.8
       Changes in assets and liabilities,
         net of acquired businesses:
         Accounts receivable                   4.1       19.6                                      23.7
         Inventories                         (27.9)       6.3                                     (21.6)
         Prepaid and other current assets    (16.5)       1.9        (10.6)                       (25.2)
         Accounts payable                     14.8       (0.2)        (3.9)                        10.7
         Accrued taxes and other
           liabilities                       (11.0)      25.7        (25.4)                       (10.7)
         Other assets                        (35.4)       0.7         (1.2)                       (35.9)
         Other liabilities                     9.8       (3.0)        (4.6)                         2.2
         Other, net                            2.6        0.4          4.4                          7.4
                                            ------     ------      -------        ------        -------
Net cash provided by (used in) operating
  activities                                 (21.2)     120.2        (20.8)                        78.2
                                            ------     ------      -------        ------        -------
CASH FLOWS FROM INVESTING ACTIVITIES
  Investment in property, plant and
    equipment                                (48.1)      (7.9)       (10.7)                       (66.7)
  Proceeds from sale of equipment              1.0        0.5                                       1.5
  Investments in acquired businesses, net
    of cash acquired                        (350.1)                 (156.1)                      (506.2)
  Other                                       (1.0)       1.5         (0.7)                        (0.2)
                                            ------     ------      -------        ------        -------
Net cash used in investing activities       (398.2)      (5.9)      (167.5)                      (571.6)
                                            ------     ------      -------        ------        -------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under revolving and bank
    lines of credit                          419.7                   167.6                        587.3
  Repayment of outstanding balance on old
    credit facility                         (241.0)                                              (241.0)
  Issuance of 8 5/8% Senior Subordinated
    Notes                                    330.0                                                330.0
  Extinguishment of 9 7/8%
  Senior Subordinated Notes                 (107.1)                                              (107.1)
  Settlement of interest rate locks          (12.9)                                               (12.9)
  Financing and issuance fees                (24.1)                                               (24.1)
  Dividends on Class A Convertible
    Preferred Stock                          (12.1)                                               (12.1)
  Repurchase of treasury shares              (10.0)                                               (10.0)
  Cash received from exercise of stock
    options                                    3.8                                                  3.8
  Investment from parent                      76.7     (109.1)        32.4
                                            ------     ------      -------        ------        -------
Net cash provided by (used in) financing
  activities                                 423.0     (109.1)       200.0                        513.9
Effect of exchange rate changes on cash                   0.0         (0.8)                        (0.8)
                                            ------     ------      -------        ------        -------
Net increase in cash                           3.6        5.2         10.9                         19.7
Cash and cash equivalents, beginning of
  period                                       4.9       (2.1)         7.8                         10.6
                                            ------     ------      -------        ------        -------
Cash and cash equivalents, end of period    $  8.5     $  3.1      $  18.7        $  0.0        $  30.3
                                            ======     ======      =======        ======        =======

                                      ----

                      STOCK PRICE AND DIVIDEND INFORMATION

     The common shares of The Scotts Company trade on the New York Stock Exchange under the symbol "SMG".

                                                                    Sale Prices
                                                              ------------------------
                                                               High              Low
--------------------------------------------------------------------------------------
FISCAL 2000
1st quarter                                                   $41.250          $35.250
2nd quarter                                                    42.000           29.438
3rd quarter                                                    41.500           32.688
4th quarter                                                    37.500           31.000

FISCAL 2001
1st quarter                                                   $38.125          $28.875
2nd quarter                                                    43.070           36.625
3rd quarter                                                    47.100           36.130
4th quarter                                                    42.020           33.320

     We have not paid dividends on the common shares in the past and do not presently plan to pay dividends on the common shares. It is presently anticipated that earnings will be retained and reinvested to support the growth of our business. The payment of any future dividends on common shares will be determined by the Board of Directors of Scotts in light of conditions then existing, including our earnings, financial condition and capital requirements, restrictions in financing agreements, business conditions and other factors.

     As of November 27, 2001, there were approximately 7,200 shareholders including holders of record and our estimate of beneficial holders.

                                      ----

                             OFFICERS AND DIRECTORS
                                       OF
                               THE SCOTTS COMPANY

EXECUTIVE OFFICERS

James Hagedorn
President and Chief Executive Officer, Director

Charles M. Berger
Chairman of the Board, Director

Michael P. Kelty, Ph.D.
Vice Chairman and
Executive Vice President

David M. Aronowitz
Executive Vice President,
General Counsel and
Corporate Secretary

Michel J. Farkouh
Executive Vice President,
International Consumer
Business Group

Hadia Lefavre
Executive Vice President,
Human Resources Worldwide

Patrick J. Norton
Executive Vice President and
Chief Financial Officer, Director

L. Robert Stohler
Executive Vice President,
North America


OUTSIDE DIRECTORS

Arnold W. Donald
Chairman and Chief Executive Officer,
Merisant Company
Company selling health,
nutritional and lifestyle products

Joseph P. Flannery
Chairman, President and
Chief Executive Officer,
Uniroyal Holding, Inc.
Manufacturer of tires

Horace Hagedorn
Director Emeritus

Albert E. Harris
President (retired),
EDBH, Inc.

John Kenlon
Senior Vice President (retired),
Consumer Gardens Business Group
The Scotts Company

Katherine Hagedorn Littlefield
Chairman,
Hagedorn Partnership, L.P.
Private investment partnership

Karen G. Mills
Managing Director and Founder,
Solera Capital
Private equity firm

John M. Sullivan
Independent director for
several companies

L. Jack Van Fossen
President,
Nessoff Corporation
Privately-held investment company

John Walker, Ph.D.
Chairman,
Advent International plc
Private equity management company

                                      ----

                                       [LOGO]     THE SCOTTS COMPANY
                                                  14111 Scottslawn Road
                                                  Marysville, Ohio 43041
                                                  (937) 644-0011
                                                  www.scotts.com